Exhibit 10.1

CUSTOMER CUSIP # 95530RAA7
REVOLVER FACILITY CUSIP # 95530RAB5

CREDIT AGREEMENT

among

WEST PHARMACEUTICAL SERVICES, INC.
and
Certain of Its Subsidiaries,
as Borrowers,
The Several Lenders From Time to Time
Parties Hereto

and

PNC BANK, NATIONAL ASSOCIATION,
as Administrative Agent,

BANK OF AMERICA, N.A.,
WELLS FARGO BANK, NATIONAL ASSOCIATION,
and
U.S. BANK NATIONAL ASSOCIATION,
as Syndication Agents,
and
CITIZENS BANK OF PENNSYLVANIA
and
TD BANK, N.A.,
as Documentation Agents,

and
PNC CAPITAL MARKETS LLC, as Sole Lead Arranger and Sole Bookrunner

Dated as of October 15, 2015
$300,000,000 CREDIT FACILITY

i

3.12	[Intentionally Omitted]	77
3.13	Environmental Matters	77
3.14	No Material Misstatements	78
3.15	Title to Properties	78
3.16	Intellectual Property	79
3.17	List of Subsidiaries	79
3.18	Solvency	79
3.19	Insurance	79
3.20	Anti-Terrorism Laws	79
3.21	Policies and Procedures regarding Anti-Terrorism Laws	80

SECTION 4. CONDITIONS PRECEDENT		80
4.1	Conditions to Closing	80
4.2	Conditions to Each Extension of Credit	81

SECTION 5. AFFIRMATIVE COVENANTS		83
5.1	Financial Statements	83
5.2	Certificates; Other Information	84
5.3	Payment of Obligations	85
5.4	Maintenance of Existence	85
5.5	Maintenance of Insurance; Property	85
5.6	Inspection of Property; Books and Records; Discussions	85
5.7	Notices	85
5.8	Environmental Laws	86
5.9	Notice and Joinder of New Subsidiaries	86
5.10	Use of Proceeds	87
5.11	Subsequent Credit Terms	87
5.12	[Intentionally Omitted]	87
5.13	Anti-Terrorism Laws	87
5.14	Books and Records	87
5.15	ERISA	88

SECTION 6. NEGATIVE COVENANTS		88
6.1	Financial Condition Covenants	89
6.2	Limitation on Liens	89
6.3	Limitations on Fundamental Changes	89
6.4	Limitation on Sale of Assets	90
6.5	Limitation on Distributions	91
6.6	Transactions with Affiliates	91
6.7	Limitation on Acquisitions	91
6.8	Fiscal Year	91
6.9	Limitation on Conduct of Business	91
6.10	Prepayments, Redemptions and Repurchases of Subordinated Debt	91
6.11	Non-Operating Subsidiary	92
6.12	Note Purchase Agreement Guarantors	92
6.13	Anti-Terrorism Laws	92

SECTION 7. EVENTS OF DEFAULT		92
7.1	Events of Default	92

SECTION 8. THE ADMINISTRATIVE AGENT		96
8.1	Appointment	96
8.2	Delegation of Duties	96
8.3	Exculpatory Provisions	96
8.4	Reliance by Administrative Agent	97
8.5	Notice of Default	97
8.6	Non-Reliance on Administrative Agent and Other Lenders	98
8.7	Indemnification	98
8.8	Agents in Their Individual Capacity	99
8.9	Successor Administrative Agent	99
8.10	No Reliance on Administrative Agent’s Customer Identification Program	99
8.11	USA Patriot Act	100
8.12	Beneficiaries	100
8.13	Other Agents	100
8.14	Authorization to Release Borrowers Other than the Company	100

SECTION 9. MISCELLANEOUS		100
9.1	Amendments and Waivers	100
9.2	Notices; Lending Offices	101
9.3	No Waiver; Cumulative Remedies	103
9.4	Survival of Representations and Warranties	103
9.5	Expenses; Indemnity; Damage Waiver	103
9.6	Successors and Assigns	105
9.7	Disclosure of Information	108
9.8	Adjustments; Set-off	109
9.9	Counterparts	110
9.10	Severability	110
9.11	Integration	110
9.12	GOVERNING LAW	110
9.13	Submission To Jurisdiction; Waivers	110
9.14	Acknowledgments	111
9.15	No Right of Contribution	111
9.16	WAIVER OF JURY TRIAL	111
9.17	USA Patriot Act Notice	112
9.18	ADDITIONAL WAIVERS	112
9.19	Joint and Several Liability of Borrowers	112

SCHEDULES
SCHEDULE I        Lender and Commitment Information
SCHEDULE II    Existing Liens
SCHEDULE III    Other Letters of Credit
SCHEDULE 3.17    Subsidiaries

EXHIBITS

EXHIBIT A-1	- Form of Revolver Note

EXHIBIT A-2	- Form of Swing Line Note

EXHIBIT B	- Form of Assignment and Assumption Agreement

EXHIBIT C	- Form of Notice of Borrowing

EXHIBIT D	- Form of Joinder and Assumption Agreement

EXHIBIT E	- Form of US Closing Legal Opinion

EXHIBIT F	- Form of Sharing Agreement

EXHIBIT 2.17(g)(A)	- U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

EXHIBIT 2.17(g)(B)	- U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

EXHIBIT 2.17(g)(C)	- U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

EXHIBIT 2.17(g)(D)	- U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

CREDIT AGREEMENT
CREDIT AGREEMENT, dated as of October 15, 2015, among WEST PHARMACEUTICAL SERVICES, INC., a Pennsylvania corporation (the “Company”), the direct and indirect subsidiaries of the Company from time to time parties hereto (collectively, the “Borrowers”), the several banks and other financial institutions from time to time parties hereto (collectively, the “Lenders”) and PNC BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders hereunder (in such capacity, the “Administrative Agent”).
W I T N E S S E T H:
In consideration of the promises and the agreements hereinafter set forth, and intending to be legally bound hereby, the parties hereto hereby agree as follows:
SECTION 1. DEFINITIONS
1.1    Defined Terms. As used in this Agreement, the following terms shall have the following meanings:
“Accession Agreement”: has the meaning assigned to such term in Section 2.14(d)(vi).
“Acquisition”: any acquisition, or a series of related acquisitions, of (a) Capital Stock in any Person if, after giving effect thereto, such Person will become a Subsidiary or (b) assets comprising all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of) any Person.
“Adjusted EBITDA”: for any period, with respect to any Person who has (or whose assets have) been acquired by the Company or any Subsidiary thereof in an Acquisition, the historical EBITDA of such Person or attributable to such assets for such period.
“Adjusted Funding Target Attainment Percentage”: an adjusted target attainment percentage as defined in Sections 206(g)(9) of ERISA and 436(j) of the Code.
“Affected Lender”: has the meaning assigned to such term in Section 2.24.
“Affiliate”: as to any Person, any other Person which, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. For purposes of this definition, “control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and “controlled” shall have the meaning correlative thereto.
“Agents”: the collective reference to the Administrative Agent, the Syndication Agents, the Documentation Agent and the Lead Arranger.
“Agreement”: this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

“Alternate Issuing Lender”: any Lender, other than PNC Bank, National Association, which has issued a Letter of Credit in accordance with the terms hereof (including any Lender, other than PNC Bank, National Association, that has issued an Other Letter of Credit); provided that, no such Lender shall be obligated to be an Alternate Issuing Lender unless otherwise agreed to by such Lender in its sole discretion.
“Anti-Terrorism Law”: any Law relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering or bribery (including the FCPA), and any regulation, order, or directive promulgated, issued or enforced pursuant to such Laws, all as amended, supplemented or replaced from time to time.
“Applicable Margin”: on any date, the percentage per annum set forth below in the column entitled “Applicable Margin – “LIBOR Loan” or “Applicable Margin – Base Rate Loan”, as appropriate, opposite the Total Leverage Ratio shown on the last Compliance Certificate delivered by the Borrowers to the Administrative Agent pursuant to subsection 5.2(b) prior to such date:

Level	Total Leverage Ratio	Applicable Margin – LIBOR Loan	Applicable Margin – Base Rate Loan
I	Less than or equal to 1.00 to 1.0	1.00%	0.00%
II	Greater than 1.00 to 1.0 but less than or equal to 1.50 to 1.0.	1.125%	0.125%
III	Greater than 1.50 to 1.0 but less than or equal to 2.00 to 1.0	1.25%	0.25%
IV	Greater than 2.00 but less than or equal to 2.75 to 1.0	1.50%	0.50%
V	Greater than 2.75 to 1.0	1.75%	0.75%
; provided, however, that (i) adjustments, if any, to the Applicable Margin resulting from a change in the Total Leverage Ratio shall be effective on the date on which the Compliance Certificate evidencing such computation is due to be delivered under Section 5.2(b), provided that any increase or decrease in the Applicable Margin relating to any outstanding Optional Currency Loan shall become effective at the end of the Interest Period therefor, (ii) in the event that no Compliance Certificate has been delivered for a fiscal quarter prior to the last date on which it can be delivered without violation of subsection 5.2(b), the Applicable Margin from such date until such Compliance Certificate is actually delivered shall be that applicable under Level V, (iii) in the event that the actual Total Leverage Ratio for any fiscal quarter is subsequently determined to be greater than that set forth in the Compliance Certificate for such fiscal quarter, the Applicable Margin shall be recalculated for the applicable period based upon such actual Total Leverage Ratio and (iv) anything in this definition to the contrary notwithstanding, until receipt by the Administrative Agent of the Compliance Certificate for the fiscal quarter ending September 30, 2015, the Applicable Margin shall be that applicable under Level II. Any additional interest on the Loans resulting from the operation of clause (iii) above shall be payable by the Borrowers jointly and severally to the Lenders within five (5) days after receipt of a written demand therefor from the Administrative Agent.
“Application”: in respect of each Letter of Credit issued by an Issuing Lender, an application, in such form as such Issuing Lender may specify from time to time, requesting issuance of such Letter of Credit.
“Assignment and Assumption”: an assignment and assumption entered into by a Lender and a Purchasing Lender, and accepted by the Administrative Agent and the Company, if applicable, in the form of Exhibit B attached hereto, or such other form as shall be approved by the Administrative Agent.
“Base Rate”: for any day, a fluctuating per annum rate of interest equal to the highest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Open Rate in effect on such day plus fifty basis points (0.50%) and (c) the Daily LIBOR Rate in effect on such day plus one hundred basis points (1.00%). Any change in the Base Rate (or any component thereof) shall take effect at the opening of business on the day such change occurs.
“Base Rate Loan”: any Loan bearing interest at a rate determined by reference to the Base Rate.
“Borrowers’ Representative”: has the meaning assigned to such term in Section 2.20.
“Borrowing”: a borrowing consisting of simultaneous Revolver Loans under the same Tranche, including the same interest rate, the same currency and in the case of LIBOR Loans, the same Interest Period made by each of the Lenders pursuant to Section 2.1.
“Borrowing Date”: any Business Day on which a Loan is to be made at the request of the Borrowers under this Agreement or is to be renewed or converted to a different interest rate option.
“Business Day”: a day other than a Saturday, Sunday or other day on which commercial banks in Philadelphia, Pennsylvania are authorized or required by law to close and with respect to advances or payments of Loans or any other matters relating to LIBOR Loans, such day also shall be a day on which dealings are carried on in the Relevant Interbank Market.
“Capital Lease”: at any time, a lease with respect to which the lessee is required to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.
“Capital Lease Obligations”: at any time, the amount of the obligations under Capital Leases which would be shown at such time as a liability on a consolidated balance sheet of the Company and its consolidated Subsidiaries prepared in accordance with GAAP.
“Capital Stock”: any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.
“Cash Collateralize”: to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Issuing Lenders and the Lenders, as collateral for the Letter of Credit Obligations, (a) cash or deposit account balances pursuant to documentation reasonably satisfactory to the Administrative Agent (which documents are hereby consented to by the Lenders) or (b) one or more backstop letters of credit on terms and with issuers satisfactory to the Administrative Agent in its reasonable discretion. Such cash collateral shall be maintained in blocked, non-interest bearing (unless otherwise agreed by the Administrative Agent in its sole discretion) deposit account(s) at the Administrative Agent (or, subject to such control agreements as shall be acceptable to the Administrative Agent in its reasonable discretion, at such other financial institutions in the United States as are reasonably acceptable to the Administrative Agent).
“Cash Management Agreements”: has the meaning assigned to such term in Section 2.1(c)(vii).
“CEA”: the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“CFTC”: the Commodities Futures Trading Commission.
“Change in Law”: the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any Law, (b) any change in any Law or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of Law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines, interpretations or directives thereunder or issued in connection therewith (whether or not having the force of Law) and (ii) all requests, rules, regulations, guidelines, interpretations or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (whether or not having the force of Law), in each case pursuant to Basel III, shall in each case be deemed to be a Change in Law regardless of the date enacted, adopted, issued, promulgated or implemented.
“Change of Control”: an event or series of events by which (a) any “person” or “group” (as such terms are defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder), is or becomes the “beneficial owner” (as defined in Rules 13d‑3 and 13d‑5 under such Exchange Act, except that a Person shall be deemed to have “beneficial ownership” of all shares that any such Person has the right to acquire without condition, other than passage of time, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 30% of the total voting power of the then outstanding Voting Stock of the Company, or (b) from and after the date hereof, individuals who on the date hereof constitute the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors on the date hereof or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office.
“CIBOR Screen Rate”: with respect to any Optional Currency Loan denominated in Danish Krones comprising any Tranche for any Interest Period, the interest rate per annum designated as the Copenhagen Interbank Offered Rate (“CIBOR”) by the Danish Bankers Association (or any replacement designation or, if no designation appears, the arithmetic average of the displayed rates) for the relevant period displayed on Bloomberg Page BTMM DE (or on such other Bloomberg Page that displays rates at which Danish Krones are offered by leading banks in the Relevant Interbank Market).
“CIP Regulations”: has the meaning assigned to such term in Section 8.10.
“Class”: when used in reference to any Loan or Tranche, refers to whether such Loan, or the Loans comprising such Tranche, are Reference Revolver Loans or Non-Extended Revolver Loans and, when used in reference to any Commitment, refers to whether such Commitment is an Extended Revolving Credit Commitment or Non-Extended Revolving Credit Commitment. For the avoidance of doubt, each Extended Revolver Loan is of a different Class than the Revolver Loan from which it was converted and each Extended Revolving Credit Commitment is of a different Class than the Revolving Credit Commitment from which it was converted.
“Closing Date”: the first date on which all of the conditions precedent set forth in Section 4.1 have been satisfied or waived by the Lenders, which date is October 15, 2015.
“Code”: the Internal Revenue Code of 1986, as amended from time to time.
“Commitment”: as to any Lender the aggregate of its Revolving Credit Commitment and Incremental Revolving Credit Commitment and, in the case of PNC, its Swing Line Commitment, and “Commitments” shall mean the aggregate of the Revolving Credit Commitments, Incremental Revolving Credit Commitments and Swing Line Commitment of all of the Lenders.
“Commitment Fee”: as defined in Section 2.7.
“Commitment Fee Rate”: On any date, the percentage per annum set forth below in the column entitled Commitment Fee Rate opposite the Total Leverage Ratio shown on the last Compliance Certificate delivered by the Borrowers to the Administrative Agent pursuant to subsection 5.2(b) prior to such date:

Level	Total Leverage Ratio	Commitment Fee Rate
I	Less than or equal to 1.00 to 1.0	0.15%
II	Greater than 1.00 to 1.0 but less than or equal to 1.50 to 1.0.	0.175%
III	Greater than 1.50 to 1.0 but less than or equal to 2.00 to 1.0	0.20%
IV	Greater than 2.00 to 1.0 but less than or equal to 2.75 to 1.0	0.225%
V	Greater than 2.75 to 1.0	0.25%
; provided, however, that (i) adjustments, if any, to the Commitment Fee Rate resulting from a change in the Total Leverage Ratio shall be effective on the date on which the Compliance Certificate evidencing such computation is due to be delivered under Section 5.2(b), (ii) in the event that no Compliance Certificate has been delivered for a fiscal quarter prior to the last date on which it can be delivered without violation of subsection 5.2(b), the Commitment Fee Rate from such date until such Compliance Certificate is actually delivered shall be that applicable under Level V, (iii) in the event that the actual Total Leverage Ratio for any fiscal quarter is subsequently determined to be greater than that set forth in the Compliance Certificate for such fiscal quarter, the Commitment Fee Rate shall be recalculated for the applicable period based upon such actual Total Leverage Ratio and (iv) anything in this definition to the contrary notwithstanding, until receipt by the Administrative Agent of the Compliance Certificate for the fiscal quarter ending September 30, 2015 the Commitment Fee Rate shall be that applicable under Level II. Any additional Commitment Fee that is due to the Lenders resulting from the operation of clause (iii) above shall be payable by the Borrowers jointly and severally within five (5) days after receipt of a written demand therefor from the Administrative Agent.
“Commitment Percentage”: as to any Lender at any time, the percentage which such Lender’s Revolving Credit Commitment then constitutes of the Total Commitments at such time (or at any time after the Commitments shall have expired or terminated, the Commitment Percentage shall be determined based upon the Revolving Credit Commitments most recently in effect, giving effect to any assignments, and not on the current amount of the Revolving Credit Commitments); provided, however, in the case of Section 2.25 when a Defaulting Lender shall exist, “Commitment Percentage” shall mean the percentage of the Revolving Credit Commitments (disregarding any Defaulting Lender’s Revolving Credit Commitment) represented by such Lender’s Revolving Credit Commitment.
“Commitment Period”: the period from and including the date hereof to but not including the Termination Date.
“Commonly Controlled Entity”: an entity, whether or not incorporated, which is under common control with the Company within the meaning of Section 4001 of ERISA or is part of a group which includes the Company and which is treated as a single employer under Section 414 of the Code.

“Competitor”: a competitor of the Company and its Subsidiaries identified by the Borrowers’ Representative in writing from time to time the list of which is provided to the Administrative Agent and the Lenders in writing; provided that (a) no update to such list shall be effective until two (2) Business Days after providing such update in writing to the Administrative Agent and the Lenders or have retroactive effect to disqualify any Lender and (b) Competitors shall not include any commercial bank that makes or holds loans in the normal course of its business.
“Compliance Certificate”: has the meaning assigned to such term in subsection 5.2(b).
“Computation Date”: has the meaning assigned to such term in subsection 2.6(a).
“Connection Income Taxes”: Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated Capitalization”: at any date, the sum of (1) Net Consolidated Debt and (1) shareholders’ equity for the Company and its Subsidiaries on such date determined on a consolidated basis in accordance with GAAP.
“Construction Credit Agreement”: that certain Credit Agreement, dated as of June 3, 2011, among the Company, certain subsidiaries of the Company, the several lenders party thereto from time to time, and PNC Bank, National Association, as Administrative Agent, as amended from time to time.
“Construction Loan Documents”: the “Loan Documents” as defined in the Construction Credit Agreement.
“Contractual Obligation”: as to any Person, any provision of any security issued by such Person or any provision of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Costs”: has the meaning assigned to such term in subsection 2.16(d).
“Daily LIBOR Rate”: for any day, the rate per annum determined by the Administrative Agent by dividing (a) the Published Rate by (b) a number equal to 1.00 minus the LIBOR Reserve Percentage on such day. Notwithstanding the foregoing, if the Daily LIBOR Rate as determined above would be less than zero (0.00), such rate shall be deemed to be zero (0.00) for purposes of this Agreement.
“Default”: any of the events specified in Section 7, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition precedent therein set forth, has been satisfied.
“Defaulting Lender”: any Lender that has (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swing Line Loans or (iii) pay over to the

Administrative Agent, any Issuing Lender, PNC (as the Swing Line Lender) or any Lender any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) notified any Borrower, the Administrative Agent, any Issuing Lender, the Swing Line Lender or any Lender in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) failed, within two Business Days after request by the Administrative Agent or the Borrowers’ Representative, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swing Line Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the Administrative Agent’s or the Borrowers’ Representative’s receipt of such certification in form and substance satisfactory to the Administrative Agent or the Borrowers’ Representative, as the case may be, (d) has become the subject of a Bankruptcy Event or (e) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute (it being understood that a Defaulting Lender shall cease to be a Defaulting Lender if the Borrowers’ Representative, the Administrative Agent, PNC as an Issuing Lender and the Swing Line Lender shall each agree that such Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender).
As used in this definition and in Section 2.25, the term “Bankruptcy Event” means, with respect to any Person, such Person or such Person’s direct or indirect parent company becoming the subject of a bankruptcy or insolvency proceeding, or having had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person or such Person’s direct or indirect parent company by a Governmental Authority or instrumentality thereof if, and only if, such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.
“Distribution”: in respect of any Person, (a) dividends or other distributions on Capital Stock of such Person (except distributions in Capital Stock of such Person); (b) the redemption or acquisition of such Capital Stock or of warrants, rights or other options to purchase such Capital Stock (except when solely in exchange for Capital Stock of such Person); and (c) any payment on account of, or the setting apart of any assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of any share of any class of Capital Stock of such Person or any warrants or options to purchase any such Capital Stock.
“Documentation Agents”: Citizens Bank of Pennsylvania and TD Bank, N.A., in their capacities as Documentation Agents.
“Dollar Equivalent”: with respect to any amount of any currency, the Equivalent Amount of such currency expressed in Dollars.
“Dollar Equivalent Facility Usage”: at any time the sum of (a) the Dollar Equivalent amount of all Revolver Loans and the aggregate amount of all Swing Line Loans then outstanding, and (b) the Letter of Credit Obligations then outstanding.
“Dollars” and “$”: dollars in lawful currency of the United States of America.
“Domestic Borrower”: any Borrower that is not a Foreign Borrower.
“EBIT”: for any period, consolidated net income (or net loss) plus the sum of (a) interest expense, (b) income tax expense, (c) extraordinary or unusual losses or other losses not incurred in the ordinary course of business, (d) any non-cash charge against consolidated net income required to be recognized in connection with the issuance of capital stock to employees (whether upon lapse of vesting restrictions, exercise of employee options or otherwise) and (e) any non-cash charge against consolidated net income required to be recognized in connection with employee pension plans, in each case to the extent included in the calculation of consolidated net income, less (f) extraordinary or unusual gains or other gains not incurred in the ordinary course of business included in the calculation of consolidated net income, in each case determined for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP for such period; provided that, if at any time during such period the Company or any of its Subsidiaries shall have sold or otherwise divested any material assets or stock in any Subsidiary, the net income or loss of such Subsidiary or attributable to such assets and any gain or loss from such sale or disposition shall also be excluded from consolidated net income and no adjustments in respect thereof shall be made pursuant to clauses (a) through (e) above.
“EBITDA”: for any period, EBIT plus, to the extent deducted in calculating EBIT, the sum of depreciation and amortization, in each case determined for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP for such period; provided that, if at any time during such period the Company or any of its Subsidiaries shall have sold or otherwise divested any material assets or stock in any Subsidiary, the net income or loss of such Subsidiary or attributable to such assets and any gain or loss from such sale or disposition shall, as provided above in the definition of EBIT, be excluded from EBIT and no adjustments shall be made to add back to EBIT depreciation and amortization relating to such sold or otherwise divested assets. As used in the definition of Modified EBITDA and Adjusted EBITDA, EBITDA shall also be determined for any Person who has (or whose assets have) been acquired by the Company or a Subsidiary thereof to the extent provided in such definitions.
“Effective Date”: the date indicated in a document or agreement to be the date on which such document or agreement becomes effective, or, if there is no such indication, the date of execution of such document or agreement.
“Eligibility Date”: with respect to each Borrower and each Swap, the date on which this Agreement or any other Loan Document becomes effective with respect to such Swap (for the avoidance of doubt, the Eligibility Date shall be the Effective Date of such Swap if this Agreement or any other Loan Document is then in effect with respect to such Borrower, and otherwise it shall be the Effective Date of this Agreement and/or such other Loan Document(s) to which such Borrower is a party).
“Eligible Assignee”: any Person eligible to become an assignee under Section 9.6.
“Eligible Contract Participant”: an “eligible contract participant” as defined in the CEA and regulations thereunder.
“Environmental Laws”: any and all Federal, state, local, municipal or foreign laws, rules, orders, regulations, statutes, ordinances, codes, decrees or binding requirements of any Governmental Authority, or binding Law regulating, relating to or imposing liability or standards of conduct concerning protection of the environment, as now or may at any time hereafter be in effect.
“Equivalent Amount”: at any time, as determined by the Administrative Agent (which determination shall be conclusive absent manifest error), with respect to an amount of any currency (the “Reference Currency”) which is to be computed as an equivalent amount of another currency (the “Equivalent Currency”), the amount of such Equivalent Currency converted from such Reference Currency at the Administrative Agent’s rate (based on the market rates then prevailing and available to the Administrative Agent) or the commercial market rate of exchange, as determined by the Administrative Agent in its sole discretion, for such Equivalent Currency for such Reference Currency at a time determined by the Administrative Agent on the second Business Day immediately preceding the event for which such calculation is made.
“Equivalent Currency”: has the meaning assigned to such term in the definition of Equivalent Amount.
“ERISA”: the Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulations issued thereunder by the Department of Labor or PBGC.
“Euro”: lawful currency of the Participating Member States.
“European Interbank Market”: the European interbank market for Euro operating in Participating Member States.

“Event of Default”: any of the events specified in Section 7, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.
“Excluded Hedge Liability or Liabilities”: with respect to each Borrower, each of its Swap Obligations if, and only to the extent that, all or any portion of this Agreement or any other Loan Document that relates to such Swap Obligation is or becomes illegal under the CEA, or any rule, regulation or order of the CFTC, solely by virtue of such Borrower’s failure to qualify as an Eligible Contract Participant on the Eligibility Date for such Swap. Notwithstanding anything to the contrary contained in the foregoing or in any other provision of this Agreement or any other Loan Document, the foregoing is subject to the following provisos: (a) if a Swap Obligation arises under a master agreement governing more than one Swap, this definition shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such guaranty or security interest is or becomes illegal under the CEA, or any rule, regulations or order of the CFTC, solely as a result of the failure by such Borrower for any reason to qualify as an Eligible Contract Participant on the Eligibility Date for such Swap, (b) if a guarantee of a Swap Obligation would cause such obligation to be an Excluded Hedge Liability but the grant of a security interest would not cause such obligation to be an Excluded Hedge Liability, such Swap Obligation shall constitute an Excluded Hedge Liability for purposes of the guaranty but not for purposes of the grant of the security interest, and (c) if there is more than one Borrower executing this Agreement or the other Loan Documents and a Swap Obligation would be an Excluded Hedge Liability with respect to one or more of such Persons, but not all of them, the definition of Excluded Hedge Liability or Liabilities with respect to each such Person shall only be deemed applicable to (i) the particular Swap Obligations that constitute Excluded Hedge Liabilities with respect to such Person, and (ii) the particular Person with respect to which such Swap Obligations constitute Excluded Hedge Liabilities.
“Excluded Taxes”: any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in such Loan or Commitment (other than pursuant to an assignment request by the Borrowers’ Representative under Section 2.24) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.17(g), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.17(g) and (d) any U.S. federal withholding Taxes imposed under FATCA. Notwithstanding anything to the contrary contained in this definition, “Excluded Taxes” shall not include any withholding tax imposed at any time on payments made by or on behalf of a Foreign Borrower to any Lender hereunder or under any other Loan Documents, provided that such Lender shall have complied with its obligations under Section 2.17(g).
“Existing Credit Agreement”: the Credit Agreement, dated as of April 27, 2012, among the Borrowers, PNC Bank, National Association, as agent, and the banks and financial institutions from time to time parties thereto, as heretofore amended, supplemented or otherwise modified.
“Exposure”: as to any Lender at any date, an amount equal to the sum of (a) the aggregate Dollar Equivalent amount of all Revolver Loans made by such Lender then outstanding, (b) such Lender’s Commitment Percentage of the Letter of Credit Obligations then outstanding and (c) such Lender’s Commitment Percentage of the amount of the Swing Line Loans then outstanding.
“Extended Loans/Commitments”: Extended Revolver Loan and/or Extended Revolving Credit Commitments.
“Extended Revolver Loans”: has the meaning assigned to such term in Section 2.26(a).
“Extended Revolving Credit Commitments”: has the meaning assigned to such term in Section 2.26(a).
“Extending Lender”: has the meaning assigned to such term in Section 2.26(b).
“Extension Agreement”: has the meaning assigned to such term in Section 2.26(c).
“Extension Election”: has the meaning assigned to such term in Section 2.26(b).
“Extension Request”: has the meaning assigned to such term in Section 2.26(a).
“Extensions of Credit”: the collective reference to Loans made and Letters of Credit issued under this Agreement.
“FATCA”: Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.
“FCPA”: the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.
“Federal Funds Effective Rate”: for any day, the rate per annum (based on a year of three hundred sixty (360) days and actual days elapsed and rounded upward to the nearest 1/100 of one percent (1%), with .005% being rounded up) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the “Federal Funds Effective Rate” as of the date of this Agreement; provided, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the “Federal Funds Effective Rate” for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.
“Federal Funds Open Rate” for any day, the rate per annum (based on a year of 360 days and actual days elapsed) which is the daily federal funds open rate as quoted by ICAP North America, Inc. (or any successor) as set forth on the Bloomberg Screen BTMM for that day opposite the caption “OPEN” (or on such other substitute Bloomberg Screen that displays such rate), or as set forth on such other recognized electronic source used for the purpose of displaying such rate as selected by the Administrative Agent (an “Alternate Source”) (or if such rate for such day does not appear on the Bloomberg Screen BTMM (or any substitute screen) or on any Alternate Source, or if there shall at any time, for any reason, no longer exist a Bloomberg Screen BTMM (or any substitute screen) or any Alternate Source, a comparable replacement rate determined by the Administrative Agent at such time (which determination shall be conclusive absent manifest error); provided however, that if such day is not a Business Day, the Federal Funds Open Rate for such day shall be the “open” rate on the immediately preceding Business Day. If and when the Federal Funds Open Rate changes, the rate of interest with respect to any advance to which the Federal Funds Open Rate applies will change automatically without notice to the Borrowers, effective on the date of any such change.
“Fee Letter”: the letter, dated September 16, 2015, from the Administrative Agent to the Company relating to the payment of certain fees and expenses in connection with the transactions contemplated hereby, as amended, supplemented or otherwise modified from time to time.
“Foreign Benefit Event”: with respect to any Foreign Pension Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under any applicable law, or in excess of the amount that would be permitted absent a waiver from a Governmental Authority, in each case in an amount that could reasonably be expected to have a Material Adverse Effect, (b) the failure to make the required contributions or payments, under any applicable law, on or before the due date for such contributions or payments to the extent that such failure could reasonably be expected to have a Material Adverse Effect, (c) the receipt of a notice of a Governmental Authority relating to the intention to terminate any such Foreign Pension Plan, or alleging the insolvency of any such Foreign Pension Plan, and the reasonably expected liability to the Company and its Subsidiaries could reasonably be expected to have a Material Adverse Effect, (d) the incurrence of any liability in the aggregate by the Company and its Subsidiaries under applicable law and on account of the complete or partial termination of such Foreign Pension Plan or the complete or partial withdrawal of any participating employer therein which termination or liability could reasonably be expected to have a Material Adverse Effect, or (e) the occurrence of any transaction that is prohibited under any applicable law and that would reasonably be expected to result in the incurrence of any liability by the Company and its Subsidiaries or the imposition on the Company and its Subsidiaries of any fine, excise tax or penalty resulting from any noncompliance with any applicable law, in each case in excess of in the aggregate an amount that could reasonably be expected to have a Material Adverse Effect.
“Foreign Borrower”: any Borrower organized under the laws of any jurisdiction other than the United States of America or one of its states, commonwealths or territories or the District of Columbia.
“Foreign Lender”: each Lender that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code.
“Foreign Pension Plan”: any benefit pension plan maintained by the Company or a Foreign Subsidiary that under applicable law is required to be funded through a trust or other funding vehicle other than a trust or funding vehicle maintained exclusively by a Governmental Authority.
“Foreign Subsidiary”: (a) any Subsidiary organized under the laws of any jurisdiction other than the United States of America or one of its states, commonwealths or territories or the District of Columbia or (b) any Subsidiary of any Subsidiary referred to in clause (a) above.
“Foreign Subsidiary Holdco”: any Domestic Subsidiary of the Company formed after the Closing Date that has no material assets other than Capital Stock and intercompany debt of Foreign Subsidiaries that are controlled foreign corporations within the meaning of Section 957(a) of the Code.
“GAAP”: at any time with respect to the determination of the character or amount of any asset or liability or item of income or expense, or any consolidation or other accounting computation, generally accepted accounting principles as in effect in the United States on the date of, or at the end of the period covered by, the financial statements from which such asset, liability, item of income, or item of expense, is derived, or, in the case of any such computation, as in effect on the date when such computation is required to be determined, consistently applied.
“Governmental Acts”: has the meaning assigned to such term in subsection 2.8(j).
“Governmental Authority”: the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Guaranty Obligation”: as to any Person, any guarantee of payment or performance by such Person of any Indebtedness or other obligation of any other Person, or any agreement to provide financial assurance with respect to the financial condition, or the payment of the obligations of, such other Person (including, without limitation, purchase or repurchase agreements, reimbursement agreements with respect to letters of credit or acceptances, indemnity arrangements, grants of security interests to support the obligations of another Person, keepwell agreements and take‑or‑pay or through‑put arrangements) which has the effect of assuring or holding harmless any third Person against loss with respect to one or more obligations of such third Person; provided, however, the term Guaranty Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guaranty Obligation of any Person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made and (b) the maximum amount for which such contingently liable Person may be liable pursuant to the terms of the instrument embodying such Guaranty Obligation, unless such primary obligation and the maximum amount for which such contingently liable Person may be liable are not stated or determinable, in which case the amount of such Guaranty Obligation shall be such contingently liable Person’s maximum reasonably anticipated liability in respect thereof as determined by the Company in good faith. Guaranty Obligations of any Person shall include the amount of any future “earn-out” or similar payments to be made to any other Person in connection with a Permitted Acquisition whether or not the same are reflected as indebtedness on the financial statements of the contingently liable Person.
“Increase Effective Date”: has the meaning assigned to such term in Section 2.14(d)(i).
“Incremental Facility Amendment”: has the meaning set forth in Section 2.14(d)(vi).
“Incremental Lenders”: has the meaning set forth in Section 2.14(d)(i).
“Incremental Revolver Loan”: any Revolver Loan made pursuant to an Incremental Revolving Credit Commitment.
“Incremental Revolving Credit Commitment”: has the meaning assigned to such term in Section 2.14(d)(i).
“Indebtedness”: of any Person at any date, without duplication:
(a)    all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than trade liabilities incurred in the ordinary course of business not more than 60 days overdue (or being contested in good faith) and payable in accordance with customary practices), including earn-outs and similar obligations,
(b)    any other indebtedness which is evidenced by a note, bond, debenture or similar instrument,
(c)    all Capital Lease Obligations of such Person,
(d)    all obligations of such Person in respect of outstanding letters of credit, acceptances and similar obligations created for the account of such Person (including the undrawn stated amount of any letters of credit, acceptances and similar obligations then outstanding),

(e)    all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof,
(f)    all redemption obligations, prior to the Termination Date, in respect of Redeemable preferred stock of such Person,
(g)    net liabilities of such Person under interest rate cap agreements, interest rate swap agreements, foreign currency exchange agreements, netting agreements and other hedging agreements or arrangements (calculated on a basis satisfactory to the Administrative Agent and in accordance with accepted practice),
(h)    withdrawal liabilities of such Person or any Commonly Controlled Entity under a Plan, and
(i)    all Guaranty Obligations of such Person with respect to liabilities of a type described in any of clauses (a) through (h) of this definition.
The Indebtedness of any Person shall include any Indebtedness of any partnership in which such Person is the general partner.
“Indemnified Taxes”: (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Borrower under any Loan Document and (b) to the extent not otherwise described in the preceding clause (a), Other Taxes.
“Indemnitee”: has the meaning assigned to such term in Section 9.5(b).
“Insolvency”: with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.
“Insolvency Proceeding”: with respect to any Person, (a) a case, action or proceeding with respect to such Person (i) before any court or any other Governmental Authority under any bankruptcy, insolvency, reorganization or other similar Law now or hereafter in effect, or (ii) for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Borrower or otherwise relating to the liquidation, dissolution, winding-up or relief of such Person, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of such Person’s creditors generally or any substantial portion of its creditors; undertaken under any Law.
“Insolvent”: pertaining to a condition of Insolvency.
“Intellectual Property”: has the meaning ascribed thereto in Section 3.16.
“Interest Coverage Ratio”: for any period, the ratio of (a) EBIT to (b) interest expense, in each case for the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Interest Payment Date”: (a) as to any Base Rate Loan or Swing Line Loan, the last day of each calendar quarter, (b) as to any LIBOR Loan having an Interest Period of three months or less, the last day of such Interest Period, and (c) as to any LIBOR Loan having an Interest Period longer than three months, the day which is (i) three months after the first day of such Interest Period and (ii) the last day of such Interest Period, (d) as to any Revolver Loan, in addition to the foregoing, the Termination Date and (e) as to any Swing Line Loan, in addition to the foregoing, the earlier of the Swing Line Prepayment Date for such Swing Line Loan and the Termination Date.
“Interest Period”: with respect to any LIBOR Loan:
(a)    initially the period commencing on the borrowing or continuation date, as the case may be, with respect to such LIBOR Loan and ending one, two, three or six months thereafter, as selected by the Borrowers in their Notice of Borrowing given with respect thereto, provided that the only Interest Period available for Optional Currency Loans shall be one month; and
(b)    thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such LIBOR Loan and ending one, two, three or six months thereafter, as selected by the Borrowers by irrevocable notice to the Administrative Agent in a Notice of Borrowing not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;
provided, that the foregoing provisions relating to Interest Periods are subject to the following:
(i)    if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day;
(ii)    any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and
(iii)    no Interest Period shall extend beyond the Termination Date.
“Investments”: investments (by loan or extension of credit, purchase, advance, guaranty, capital contribution or otherwise), whether or not made in cash, by delivery of Property or otherwise, by any of the Company or any Subsidiary (a) in any Person, whether by acquisition of stock or other ownership interest, indebtedness or other obligation or security, or by loan, advance or capital contribution or (b) in any Property, or any agreement to do any of the foregoing.
“ISP98”: as defined in Section 2.8(a).
“Issuing Lender”: any Lender (including an Alternate Issuing Lender) that has issued an Other Letter of Credit or may from time to time issue a Letter of Credit in accordance with the provisions of Section 2.8 of this Agreement. No Lender shall be obligated to be an Issuing Lender or to issue a Letter of Credit (other than, on the terms hereof, PNC) unless otherwise agreed to by such Lender in its sole discretion.
“Joinder and Assumption Agreement”: a Joinder and Assumption Agreement substantially in the form of Exhibit D hereto pursuant to which a Subsidiary shall join this Agreement and other Loan Documents, as amended, supplemented or otherwise modified from time to time.
“Law”: as to any Person, any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, enforceable guidance, release, ruling, order, executive order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award of or any settlement arrangement, by agreement, consent or otherwise, with any Governmental Authority, foreign or domestic, in each case applicable to or binding upon such Person or any of its property or assets or to which such Person or any of its property or assets is subject.
“Lead Arranger”: PNC Capital Markets LLC, in its capacity as Lead Arranger.
“Lender Provided Hedge”: has the meaning assigned to such term in the definition of the term “Obligations”.
“Lending Office”: the lending office(s) of the Lenders (or their Affiliates) set forth on Schedule I hereto or notice of which has been given to the Administrative Agent in accordance with the provisions of this Agreement.
“Letter of Credit Coverage Requirement”: with respect to each Letter of Credit at any time, 102% of the maximum amount available to be drawn thereunder at such time (determined without regard to whether any conditions to drawing could be met at such time).
“Letter of Credit Fee”: has the meaning assigned to that term in subsection 2.8(b).
“Letter of Credit Fee Rate”: on any date, the percentage per annum set forth below opposite the Total Leverage Ratio shown on the last Compliance Certificate delivered by the Borrowers to the Administrative Agent pursuant to subsection 5.2(b) prior to such date:

Level	Total Leverage Ratio	Letter of Credit Fee Rate
I	Less than or equal to 1.00 to 1.0	1.00%
II	Greater than 1.00 to 1.0 but less than or equal to 1.50 to 1.0.	1.125%
III	Greater than 1.50 to 1.0 but less than or equal to 2.00 to 1.0	1.25%
IV	Greater than 2.00 to 1.0 but less than or equal to 2.75 to 1.0	1.50%
V	Greater than 2.75 to 1.0	1.75%

; provided, however, that (i) adjustments, if any, to the Letter of Credit Fee Rate resulting from a change in the Total Leverage Ratio shall be effective on the date on which the Compliance Certificate evidencing such computation is due to be delivered under Section 5.2(b), (ii) in the event that no Compliance Certificate has been delivered for a fiscal quarter prior to the last date on which it can be delivered without violation of subsection 5.2(b), the Letter of Credit Fee Rate from such date until such Compliance Certificate is actually delivered shall be that applicable under Level V, (iii) in the event that the actual Total Leverage Ratio for any fiscal quarter is subsequently determined to be greater than that set forth in the Compliance Certificate for such fiscal quarter, the Letter of Credit Fee Rate shall be recalculated for the applicable period based upon such actual Total Leverage Ratio and (iv) anything in this definition to the contrary notwithstanding, until receipt by the Administrative Agent of the Compliance Certificate for the fiscal quarter ending September 30, 2015, the Letter of Credit Fee Rate shall be that applicable under Level II. Any additional fees on the Letters of Credit resulting from the operation of clause (iii) above shall be payable by the Borrowers jointly and severally to the Lenders within five (5) days after receipt of a written demand therefor from the Administrative Agent.
“Letter of Credit Obligations”: at any time, an amount equal to the sum of the Dollar Equivalent amount of (a) 100% of the maximum amount available to be drawn under all Letters of Credit outstanding at such time (determined without regard to whether any conditions to drawing could be met at such time) and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to subsection 2.8(d)(i).
“Letter of Credit Participant”: in respect of each Letter of Credit, each Lender (other than the Issuing Lender of such Letter of Credit) in its capacity as the holder of a participating interest in such Letter of Credit.
“Letters of Credit”: collectively, the Other Letters of Credit and any letter(s) of credit issued by an Issuing Lender under Section 2.8, as amended, supplemented, or otherwise modified from time to time.
“LIBOR Loan”: any Loan (other than a Swing Line Loan) bearing interest at a rate determined by reference to the LIBOR Rate.
“LIBOR Rate”:
(a)    with respect to Loans in Dollars comprising any Tranche to which the LIBOR Rate applies for any Interest Period, the interest rate per annum determined by the Administrative Agent as the rate which appears on the Bloomberg Page BBAM1 (or such other substitute Bloomberg page that displays rates at which U.S. Dollar deposits are offered by leading banks in the London interbank deposit market), rounded upwards, if necessary to the nearest 1/100th of 1% per annum (with .005% being rounded up), or the rate which is quoted by another source selected by the Administrative Agent as an authorized information vendor for the purpose of displaying rates at which U.S. Dollar deposits are offered by leading banks in the London interbank deposit market at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period as the Relevant Interbank Market offered rate for U.S. Dollars for an amount comparable to such Tranche and having a borrowing date and a maturity comparable to such Interest Period.

(b)    with respect to Optional Currency Loans in Euros, British Pounds Sterling or Japanese Yen comprising any Tranche for any Interest Period, the interest rate per annum determined by the Administrative Agent as the rate which appears on the Bloomberg Page BBAM1 (or on such other substitute Bloomberg page that displays rates at which the relevant Optional Currency is offered by leading banks in the London interbank deposit market), rounded upwards, if necessary, to the nearest 1/100th of 1% (with .005% being rounded up) per annum, or the rate which is quoted by another source selected by the Administrative Agent as an authorized information vendor for the purpose of displaying rates at which such applicable Optional Currencies are offered by leading banks in the London interbank deposit market at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period as the Relevant Interbank Market offered rate for deposits in Euros, British Pounds Sterling or Japanese Yen for an amount comparable to the principal amount of such Tranche and having a borrowing date and a maturity comparable to such Interest Period.
(c)    with respect to Optional Currency Loans in Danish Krones comprising any Tranche for any Interest Period, the CIBOR Screen Rate, rounded upwards, if necessary, to the nearest 1/100th of 1% (with .005% being rounded up) per annum, or the rate which is quoted by another source selected by the Administrative Agent as an authorized information vendor for the purpose of displaying rates at which Danish Krones are offered by leading banks in the Relevant Interbank Market at approximately 11:00 a.m., Copenhagen time, two (2) Business Days prior to the commencement of such Interest Period as the Relevant Interbank Market offered rate for deposits in Danish Krones for an amount comparable to the principal amount of such Tranche and having a borrowing date and a maturity comparable to such Interest Period.
(d)    with respect to Optional Currency Loans in Singapore Dollars comprising any Tranche for any Interest Period, the Singapore Screen Rate, rounded upwards, if necessary, to the nearest 1/100th of 1% (with .005% being rounded up) per annum, or the rate which is quoted by another source selected by the Administrative Agent as an authorized information vendor for the purpose of displaying rates at which Singapore Dollars are offered by leading banks in the Relevant Interbank Market at approximately 11:30 a.m., Singapore time, two (2) Business Days prior to the commencement of such Interest Period as the Relevant Interbank Market offered rate for deposits in Singapore Dollars for an amount comparable to the principal amount of such Tranche and having a borrowing date and a maturity comparable to such Interest Period.
(e)    The LIBOR Rate for any Loans shall be based upon the LIBOR Rate for the currency in which such Loans are requested. With respect to any Loans available at a LIBOR Rate, if at any time, for any reason, the source(s) for the LIBOR Rate described above for the applicable currency or currencies is no longer available, then the Administrative Agent may determine a comparable replacement rate at such time (which determination shall be conclusive absent manifest error).
(f)    The Administrative Agent shall give prompt notice to the Borrowers’ Representative of the LIBOR Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

(g)    Notwithstanding the foregoing, if the LIBOR Rate as determined under any method above would be less than zero (0.00), such rate shall be deemed to be zero (0.00) for purposes of this Agreement.
“LIBOR Reserve Percentage”: as of any day the maximum percentage in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as “Eurocurrency Liabilities”).
“Lien”: any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Capital Lease having substantially the same economic effect as any of the foregoing).
“Limited Condition Acquisition”: any Permitted Acquisition by one or more of the Company and its Subsidiaries of any assets, property, business or Person whose consummation is not conditioned on the availability of, or on obtaining, third party acquisition financing and which is designated as a Limited Condition Acquisition by the Borrowers’ Representative in writing to the Administrative Agent on or prior to the date the definitive agreements for such acquisition are entered into.
“Loan Documents”: this Agreement, the Notes, the Joinder and Assumption Agreements, the Sharing Agreement, the Applications, and any other instruments or documents delivered in connection herewith or therewith designated by their terms to be a “Loan Document”, as the same may be supplemented or amended from time to time in accordance herewith or therewith, and “Loan Document” shall mean any of the Loan Documents.
“Loans”: the collective reference to the Revolver Loans and the Swing Line Loans.
“Material Adverse Effect”: a material adverse effect on (a) the business, operations, property or financial condition of the Company and its Subsidiaries taken as a whole, (b) the ability of the Company and the other Borrowers to perform their obligations under this Agreement, the Notes or any other Loan Document or (c) the validity or enforceability of this Agreement, the Notes or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.
“Materials of Environmental Concern”: any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphynels, and ureaformaldehyde insulation.
“Modified EBITDA”: for any period of four consecutive fiscal quarters (each a “Reference Period”), EBITDA for such Reference Period; provided that, if at any time during such Reference Period, the Company or any of its Subsidiaries shall have acquired the stock or material assets of any Person in an Acquisition (or, for the purpose of determining the Total Leverage Ratio and any relevant financial covenant on a pro forma basis with respect to any Permitted Acquisition, intends to acquire the stock or assets of any Person in a Permitted Acquisition), then (a) to the extent that the Adjusted EBITDA of such acquired Person or attributable to such acquired assets shall be ten percent (10%) or less of Modified EBITDA for the most recent Reference Period ending on or prior to the date of such Acquisition (or applicable date of determination) for which financial statements have theretofore been delivered to the Lenders pursuant to Section 5.1, Modified EBITDA shall include such Adjusted EBITDA as if the Acquisition occurred on the first day of such Reference Period, so long as a Responsible Officer shall furnish to each Lender a certificate showing in reasonable detail by fiscal quarter the calculation of such Adjusted EBITDA and (b) to the extent that the Adjusted EBITDA of such acquired Person or attributable to such acquired assets shall be more than ten percent (10%) of Modified EBITDA for the most recent Reference Period ending on or prior to the date of such Acquisition (or applicable date of determination) for which financial statements have theretofore been delivered to the Lenders pursuant to Section 5.1, Modified EBITDA shall include such Adjusted EBITDA as if the Acquisition occurred on the first day of such Reference Period, so long as (1) the Lenders shall have received financial statements of such acquired Person (or relating to such acquired assets) audited by an independent nationally recognized accounting firm for the prior two (2) most recently ended fiscal years for which financial statements are available prepared on a GAAP basis (or other basis acceptable to the Administrative Agent) or an independent third-party due diligence report for such acquired Person (or relating to such acquired assets) in form and substance acceptable to the Administrative Agent and (1) a Responsible Officer shall furnish to each Lender a certificate showing in reasonable detail by each fiscal quarter the calculation of such Adjusted EBITDA.
“Multiemployer Plan”: a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
“Net Consolidated Debt”: at any date, the difference between (1) without duplication, the aggregate of all Indebtedness of the Company and its Subsidiaries determined on a consolidated basis (including the current portion thereof and the undrawn stated amount of any letters of credit then outstanding), other than (but only to the extent that the following would not be included on a consolidated balance sheet of the Company and its Subsidiaries at such date): (1) earn-outs or similar obligations, (1) Indebtedness described in clauses (g) and (h) of the definition of “Indebtedness”, and (1) Guaranty Obligations in respect of the Indebtedness described in clauses (i) and (ii) above and (1) the aggregate amount of cash and cash equivalents held by the Company and its Subsidiaries on such date determined on a consolidated basis in accordance with GAAP.
“New Material Domestic Subsidiary”: as defined in Section 5.9.
“New Provisions”: has the meaning assigned to such term in Section 5.11.
“Non-Consenting Lender”: has the meaning assigned to such term in Section 9.1.
“Non-Extended Revolving Credit Commitments”: has the meaning assigned to such term in subsection 2.26(a).

“Non-Extended Revolver Loans”: has the meaning assigned to such term in Section 2.26(a).
“Non-Qualifying Party”: any Borrower that fails for any reason to qualify as an Eligible Contract Participant on the Effective Date of the applicable Swap.
“Note Purchase Agreements”: collectively, (a) that certain Note Purchase Agreement, dated as of February 27, 2006 (as it may be amended, modified, supplemented or restated from time to time), pursuant to which the Company issued, among other Notes, its 4.38% Series B Senior Notes due February 27, 2016, in the aggregate principal amount of €61,124,694.38 and (b) that certain Note Purchase Agreement, dated as of July 5, 2012 (as it may be amended, modified, supplemented or restated from time to time), pursuant to which the Company’s issued its 3.67% Series A Senior Notes due July 5, 2022, 3.82% Series B Senior Notes due July 5, 2024 and 4.02 Series C Senior Notes due July 5, 2027, in the aggregate principal amount of $168,000,000.
“Notes”: the Revolver Notes and the Swing Line Note.
“Notice of Borrowing”: with respect to a Loan of any Type, a notice from the Borrowers in respect of such Loan, containing the information in respect of such Loan and delivered to the Administrative Agent, in the manner and by the time specified pursuant to the terms hereof. A form of the Notice of Borrowing for Loans is attached hereto as Exhibit C.
“Obligations”: collectively, (a) all Reimbursement Obligations and all unpaid principal of and accrued and unpaid interest on (including, without limitation, any interest accruing subsequent to the commencement of a bankruptcy, insolvency or similar proceeding with respect to any Borrower, whether or not such interest constitutes an allowed claim in such proceeding) the Loans, (b) all accrued and unpaid fees arising or incurred under this Agreement or any other Loan Document, (c) any other amounts due hereunder or under any of the other Loan Documents, including all reimbursements, indemnities, fees, costs, expenses, prepayment premiums, break-funding costs and other obligations of any Borrower to the Administrative Agent, any Lender or any indemnified party hereunder or thereunder, (d) any obligations owed by any Borrower to any Lender or to any Affiliate of any Lender pursuant to an interest rate cap agreement, interest rate swap agreement, foreign currency exchange agreement, netting agreement or other hedging agreement or arrangement (each a “Lender Provided Hedge”), and (e) all out-of-pocket costs and expenses incurred by the Administrative Agent and the Lenders in connection with this Agreement and the other Loan Documents, including but not limited to the reasonable fees and expenses of the Administrative Agent’s counsel and each Lender’s counsel, which the Borrowers are responsible to pay pursuant to the terms of this Agreement and/or the other Loan Documents. Notwithstanding anything to the contrary contained in the foregoing, the Obligations shall not include any Excluded Hedge Liabilities.
“Optional Currency”: each of the following currencies: British Pounds Sterling, Euros, Japanese Yen, Danish Krone, Singapore Dollars and any other currency approved by Administrative Agent pursuant to subsection 2.6(c). Subject to Section 2.21, each Optional Currency must be the lawful currency of the specified country.

“Optional Currency Loans”: Revolver Loans made in an Optional Currency.
“Original Currency”: has the meaning assigned to such term in Section 2.19.
“Other Agents”: the collective to the Agents other than the Administrative Agent.
“Other Connection Taxes”: with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient (or an agent or affiliate thereof) and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Currency”: has the meaning assigned to such term in Section 2.19.
“Other Letters of Credit”: the collective reference to the letters of credit described on Schedule III hereto, as each such letter of credit may be amended, supplemented or otherwise modified from time to time.
“Other Taxes”: all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.24).
“Overnight Rate”: for any day with respect to any Loans in an Optional Currency, the rate of interest per annum determined by the Administrative Agent at which overnight deposits in such currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day in the Relevant Interbank Market.
“Participant”: has the meaning assigned to such term in subsection 9.6(f).
“Participant Register”: has the meaning assigned to such term in Section 9.6(f).
“Participating Member State”: any member State of the European Communities that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union.
“Payment In Full” and “Paid in Full”: the payment in full in cash of the Loans and other Obligations under the Agreement and the other Loan Documents (except contingent indemnification obligations for which no claim has been made), termination of the Commitments and expiration or termination of all Letters of Credit (or, with respect to any undrawn Letters of Credit, the full Cash Collateralization thereof).

“PBGC”: the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.
“Permitted Acquisition”: an acquisition by a Borrower or a Subsidiary of a Borrower of the stock or assets of a Person in a similar or related line of business to such Borrower, provided that: (1) at the time that any definitive agreement is entered into in respect of such acquisition, no Default or Event of Default shall exist or would exist if such acquisition were consummated on such date, (1) at the time of and after giving effect to such acquisition (other than a Limited Condition Acquisition) or at the time that any definitive agreement is entered into in respect of such acquisition that is a Limited Condition Acquisition, the Total Leverage Ratio on a pro forma basis shall be less than or equal to 3.50 to 1.00, and (1) with respect to any acquisition in which the aggregate consideration paid by the Borrowers and their Subsidiaries (including payments under non-compete arrangements and assumption of debt) exceeds $75,000,000, no less than five (5) days (or such shorter period as the Administrative Agent may agree in its sole discretion) prior to consummating any such acquisition (other than a Limited Condition Acquisition) or prior to entering into a definitive agreement with respect to any such acquisition that is a Limited Condition Acquisition, the Borrowers shall deliver to the Administrative Agent a certificate of a Responsible Officer certifying to the Administrative Agent and the Lenders that no Default or Event of Default exists or would exist if such acquisition were consummated on such date and demonstrating compliance with clause (b) above. In determining whether the Total Leverage Ratio on a pro forma basis shall be less than or equal to 3.50 to 1.00 after giving effect to a proposed acquisition (I) Total Debt shall be Total Debt on the date of and after giving effect to such acquisition and any Indebtedness incurred to finance such acquisition, and (II) Modified EBITDA shall be for the four consecutive fiscal quarters ending on the last day of the immediately preceding fiscal quarter for which the Lenders have received financial statements under subsection 5.1(a) or (b) and the historical EBITDA (on a GAAP basis) of the Person who is being acquired, or attributable to the assets being acquired, shall be considered to the extent, if any, provided in the definition of Modified EBITDA.
“Permitted Liens”: (a) any Liens for current taxes, assessments and other governmental charges not yet due and payable or being contested in good faith by the Company or any Subsidiary by appropriate proceedings and for which adequate reserves have been established by the Company and its Subsidiaries on a consolidated basis as reflected in its financial statements;
(b)    any mechanic’s, landlord’s, materialman’s, carrier’s, warehousemen’s or similar Liens for sums not yet due or being contested in good faith by the Company or any Subsidiary by appropriate proceedings and for which adequate reserves have been established by the Company and its Subsidiaries on a consolidated basis as reflected in its financial statements;
(c)    easements, rights‑of‑way, restrictions and other similar encumbrances on the real property or fixtures of the Company or any Subsidiary incurred in the ordinary course of business which individually or in the aggregate are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Company or any Subsidiary;

(d)    Liens (other than Liens imposed on any property of the Borrowers or any Commonly Controlled Entity pursuant to ERISA or Section 412 of the Code) incurred or deposits made in the ordinary course of business, including Liens in connection with workers’ compensation, unemployment insurance and other types of social security and Liens to secure performance of tenders, statutory obligations, surety and appeal bonds, bids, leases that are not Capital Leases, performance bonds, sales contracts and other similar obligations, in each case, not incurred in connection with the obtaining of credit or the payment of a deferred purchase price, and which do not, in the aggregate, result in a Material Adverse Effect;
(e)    Liens on tangible property (or any improvement thereon) acquired or constructed by the Company or any Subsidiary after the Closing Date to secure Indebtedness of the Company or such Subsidiary incurred in connection with such acquisition or construction; provided that:
(i)    no such Lien shall extend to or cover any property other than the property (or improvement thereon) being acquired or constructed;
(ii)    the principal amount of the Indebtedness secured by any such Lien, together with the aggregate principal amount of all other Indebtedness secured by Liens on such property, shall not exceed the lesser of (A) an amount equal to the fair market value (as determined in good faith by the Board of Directors of the Company) of such property so acquired or constructed and (B) the cost to the Company or such Subsidiary of such property (or improvement thereon) so acquired or constructed; and
(iii)    such Lien shall be created concurrently with or within 120 days after such acquisition or the substantial completion of such construction;
(f)    Liens existing on real property or equipment of a Subsidiary which Lien existed at the time of the acquisition of such Subsidiary and, for a period of ninety (90) days from the date of acquisition of such Subsidiary, Liens upon any other personal property of such Subsidiary;
(g)    Liens existing on the date hereof as set forth in Schedule II hereto;
(h)    judgment and other similar Liens arising in connection with court proceedings, in existence less than thirty (30) days after entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies and the claims secured thereby are being actively contested in good faith and by appropriate legal proceedings;
(i)    Liens in favor of any governmental agency or authority for the purpose of financing, through industrial revenue bonds or notes, the construction, acquisition or purchase of facilities, or machinery, equipment or other assets, or of any air, water or solid waste pollution control facilities to be used in connection with any such property;
(j)    other Liens incidental to the conduct of the Borrowers’ or their Subsidiaries’ businesses conducted in the ordinary course (including without limitation, Liens on goods securing trade letters of credit issued in respect of importation of goods in the ordinary course of business) or the ownership of any Borrower’s or its Subsidiaries’ property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit and which do not in the aggregate materially detract from the value of such Borrower’s or such Subsidiary’s property or assets or materially impair the use thereof in its business;
(k)    Liens in favor of the Company or another Borrower on the assets of any of its Subsidiaries;
(l)    Liens on assets of Foreign Subsidiaries securing Indebtedness in an aggregate principal amount not to exceed at any time $20,000,000;
(m)    bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and cash equivalents on deposits in one or more accounts maintained by the Company or any Subsidiary arising in the ordinary course of business from netting services, overdraft protection, cash management obligations and otherwise in connection with the maintenance of deposit, securities and commodities accounts;
(n)    Liens on the assets of any Securitization Subsidiary securing Indebtedness incurred under a Permitted Securitization Facility;
(o)    Liens securing any Indebtedness or other obligations arising under the Construction Loan Documents; and
(p)    Liens not otherwise permitted above securing Indebtedness in an amount not to exceed $1,000,000 in the aggregate at any time outstanding.
“Permitted Restructuring”: any merger, consolidation, reorganization, conveyance, sale, lease, assignment, transfer or other disposition of capital stock or assets, acquisition of capital stock or assets, and/or investment or series of related mergers, consolidations, reorganizations, conveyances, sales, leases, assignments, transfers and dispositions, acquisitions and/or investments (including the creation of new subsidiaries for the facilitation of the foregoing) between or among the Company and any of its direct or indirect Subsidiaries, or between or among such Subsidiaries, to facilitate centralization of the ownership of certain non-U.S. legal entities, non-U.S. intercompany financing and movement of offshore cash among various jurisdictions, U.S. or non-U.S. tax planning (including tax-efficient repatriation of cash to the U.S.); provided, that in each case, after giving effect to all of the relevant steps of any Permitted Restructuring transaction (without giving effect to any interim steps of any Permitted Restructuring transaction) (a) all the relevant entities remain under the direct or indirect control of the Company; (b) no assets or property (other than Capital Stock of any Foreign Subsidiary) owned by a Domestic Borrower shall be conveyed, sold, leased, assigned, transferred or otherwise disposed of to a Subsidiary that is not a Domestic Borrower unless otherwise permitted under this Agreement (other than by being permitted solely by reason of such transaction being part of a Permitted Restructuring); and (c) no Default or Event of Default has occurred or is continuing or would result therefrom after giving effect to all of the relevant steps of any Permitted Restructuring transaction.

“Permitted Securitization Facility”: any program, the aggregate principal amount of which does not exceed $100,000,000 providing for (a) the sale, contribution and/or transfer to a Securitization Subsidiary, in one or more related and substantially concurrent transactions, of accounts receivable and related rights of the Borrowers or any Subsidiary thereof in transactions intended to constitute (and, unless otherwise agreed by the Administrative Agent, opined by outside legal counsel reasonably satisfactory to the Administrative Agent in connection therewith to constitute) true sales or true contributions to such Securitization Subsidiary and (b) the provision of financing secured by the assets so sold, whether in the form of secured loans or the acquisition of undivided interests in such assets.
“Person”: an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.
“Plan”: at a particular time, any employee benefit plan which is covered by Title IV of ERISA and in respect of which the Company or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“PNC”: PNC Bank, National Association, its successors and assigns.
“Post-Increase Revolving Lenders”: has the meaning assigned to such term in Section 2.14(d)(iv).
“Preferred Stock”: in respect of any corporation, shares of Capital Stock of such corporation that are entitled to preference or priority over any other shares of the Capital Stock of such corporation in respect of payment of dividends or distribution of assets upon liquidation.
“Pre-Increase Revolving Lenders”: has the meaning assigned to such term in Section 2.14(d)(iv).
“Prime Rate”: the rate of interest per annum publicly announced from time to time by PNC Bank, National Association as its prime rate in effect at its Principal Office, which rate may not be the lowest rate then being charged to commercial borrowers or others by PNC Bank, National Association; each change in the Prime Rate shall take effect at the opening of business on the date such change is announced.
“Principal Office”: the main banking office of the Administrative Agent in Philadelphia, Pennsylvania; provided that, when used in connection with an Issuing Lender, Principal Office shall mean the office designated by such Issuing Lender for such purpose, which in the case of PNC Bank, National Association, shall be its main office in Philadelphia, Pennsylvania unless otherwise designated.
“Priority Debt”: at any time, without duplication (a) all Indebtedness and Preferred Stock of Subsidiaries (other than (1) Indebtedness of any Subsidiary owed to, or Preferred Stock of any Subsidiary held by, the Company, or any Wholly-Owned Subsidiary, and (1) Indebtedness of any Subsidiary which is a Domestic Borrower so long as the holder of such Indebtedness is a party to the Sharing Agreement with respect to such Indebtedness), plus (b) all

Indebtedness of a Subsidiary secured by a Lien permitted under clause (g) of the definition of Permitted Lien plus (c) all other “Priority Debt” (as defined in any Note Purchase Agreement and/or any other agreements evidencing Indebtedness).
“Properties”: the collective reference to the facilities and properties owned, leased or operated by the Company or any of its Subsidiaries.
“Published Rate”: the rate of interest published each Business Day in The Wall Street Journal “Money Rates” listing under the caption “London Interbank Offered Rates” for a one-month period (or, if no such rate is published therein for any reason, then the Published Rate shall be the rate at which U.S. dollar deposits are offered by leading banks in the London interbank deposit market for a one-month period as published in another publication determined by the Administrative Agent).
“Purchasing Lender”: has the meaning assigned to such term in subsection 9.6(b).
“Recipient”: (a) the Administrative Agent, (b) any Lender, and (c) any Issuing Lender, as applicable.
“Redeemable”: with respect to the preferred stock of any Person, each share of such Person’s preferred stock that is: (a) redeemable, payable or required to be purchased or otherwise retired or extinguished or convertible into debt of such Person (i) at a fixed or determinable date, whether by operation of sinking fund or otherwise, (ii) at the option of any Person other than such Person, or (iii) upon the occurrence of a condition not solely within the control of such Person; or (b) convertible into other Redeemable preferred stock of such Person.
“Reference Currency”: has the meaning assigned to such term in the definition of “Equivalent Amount”.
“Reference Revolver Loans”: has the meaning assigned to such term in Section 2.26(a); and “Reference Revolver Loan” means any one of such Loans.
“Reference Revolving Credit Commitments”: has the meaning assigned to such term in Section 2.26(a).
“Regulations T, U and X”: Regulations T, U and X promulgated by the Board of Governors of the Federal Reserve System (12 C.F.R. part 220 et seq., 12 C.F.R. Part 221 et seq. and 12 C.F.R. Part 224 et seq., respectively), as such regulations are now in effect and as may hereafter be amended.
“Reimbursement Obligation”: in respect of each Letter of Credit, the obligation of the Borrowers to reimburse the applicable Issuing Lender for all drawings made thereunder in accordance with subsection 2.8(d)(i) and the Application related to such Letter of Credit for amounts drawn under such Letter of Credit.
“Related Parties”: with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Relevant Interbank Market”: in relation to Euro, British Pounds Sterling and Japanese Yen, the London Interbank Market and, in relation to any other currencies, the applicable offshore interbank market. Notwithstanding the foregoing, the references to the currencies listed in this definition shall only apply if such currencies are or become available as Optional Currencies in accordance with the terms hereof.
“Reorganization”: with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.
“Reportable Compliance Event”: that the Company or any Subsidiary thereof becomes a Sanctioned Person, or is charged by indictment, criminal complaint or similar charging instrument, arraigned, or custodially detained in connection with any Anti-Terrorism Law or any predicate crime to any Anti-Terrorism Law, or has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations is in actual or probable violation of any Anti-Terrorism Law.
“Reportable Event”: any of the events set forth in Section 4043(c)(1), (2), (4), (5), (6), (10) and (13) of ERISA.
“Required Lenders”: at any time, those non-Defaulting Lenders holding (a) more than 50% of the Commitments of all such non-Defaulting Lenders or (b) in the event the Commitments shall have expired or been terminated, more than 50% of the Total Exposure of such non-Defaulting Lenders; provided that at any time that there are only two Lenders both of which are non-Defaulting Lenders, Required Lenders shall mean both such Lenders.
“Requirement of Law”: as to any Person, the Articles or Certificate of Incorporation and By‑Laws or other organizational or governing documents of such Person, and any Law, in each case binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Responsible Officer”: with respect to any Borrower, the chief executive officer, president, vice president, treasurer, controller or chief financial officer of such Borrower or, with respect to any Foreign Borrower, also any director. Unless otherwise qualified, all references to a “Responsible Officer” in this Agreement shall refer to a Responsible Officer of the Company.
“Revolver Loans”: has the meaning assigned to such term in subsection 2.1(a).
“Revolver Note”: has the meaning assigned to such term in Section 2.3, as the same may be amended, supplemented or otherwise modified from time to time.
“Revolving Credit Commitment”: as to any Lender at any time, the amount initially set forth opposite its name on Schedule I in the column labeled “Revolver Commitment,” as such Commitment is thereafter assigned or modified as provided herein, including as such Commitment may be reduced or increased as provided in Section 2.14 (including in connection with an Incremental Revolving Credit Commitment), and “Revolving Credit Commitments” shall mean the aggregate Revolving Credit Commitments of all of the Lenders.

“Sanctioned Country”: a country or territory subject to or the subject of a sanctions program maintained under any Anti-Terrorism Law, including, without limitation, any country or territory that is, or whose government is, the subject of economic or financial sanctions or trade embargoes imposed by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.
“Sanctioned Person”: any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person, group, regime, entity or thing, or subject to or the subject of any limitations or prohibitions or embargoes (including but not limited to the blocking of property or rejection of transactions), under any Anti-Terrorism Law, including, without limitation, any Person listed on any sanctions-related list maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.
“Section 2.26 Additional Agreement”: has the meaning assigned to such term in Section 2.26(c).
“Securitization Subsidiary”: a special purpose, bankruptcy remote, Wholly-Owned Subsidiary formed in connection with a Permitted Securitization Facility.
“Sharing Agreement”: the Sharing Agreement, dated as of October 15, 2015, among the Lenders, the Administrative Agent and the holders of certain notes or other obligations of the Company, substantially in the form of Exhibit F hereto as the same may be amended, supplemented or otherwise modified from time to time.
“SIBOR Screen Rate”: with respect to any Optional Currency Loan denominated in Singapore Dollars comprising any Tranche for any Interest Period, the interest rate per annum designated as the Singapore Interbank Offered Rate (“SIBOR”) by the Association of Banks in Singapore (or any replacement designation or, if no designation appears, the arithmetic average of the displayed rates) for the relevant period displayed on Bloomberg Page ABSI (or on such other Bloomberg Page that displays rates at which Singapore Dollars are offered by leading banks in the Relevant Interbank Market).
“Single Employer Plan”: any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.
“Specified Commitment Reduction”: has the meaning assigned to such term in Section 2.26(d).
“Specified Representations”: the representations and warranties made in Sections 3.3(a) and (d), 3.4, 3.5, 3.9, 3.11, 3.18, 3.20 and 3.21 of this Agreement.
“Subordinated Debt”: on any date all Indebtedness of the Company and its Subsidiaries at such date which is subordinated to the Obligations in a manner satisfactory to the Administrative Agent, including that (a) no portion of the principal of such Indebtedness shall be payable prior to three hundred sixty (360) days after the Termination Date, (b) such Indebtedness shall be unsecured and (c) the financial and other covenants for such Indebtedness are no more restrictive than those contained in this Agreement.
“Subsidiary”: as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only be reason of the happening of a contingency) to elect a majority of the board of directors or other governing body of such corporation, partnership, limited liability company or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.
“Swap”: any “swap” as defined in Section 1a(47) of the CEA and regulations thereunder, other than (a) a swap entered into, or subject to the rules of, a board of trade designated as a contract market under Section 5 of the CEA, or (b) a commodity option entered into pursuant to CFTC Regulation 32.3(a).
“Swap Obligation”: any obligation to pay or perform under any agreement, contract or transaction that constitutes a Swap which is also a Lender Provided Hedge.
“Swing Line Commitment”: the obligation of the Swing Line Lender to make Swing Line Loans in an aggregate amount at any one time outstanding not to exceed the amount set forth opposite the Swing Line Lender’s name on Schedule I hereto under the caption “Swing Line Commitment”, as the same may be changed from time to time in accordance with the provisions of this Agreement and/or any applicable Assignment and Assumption.
“Swing Line Lender”: PNC Bank, National Association, and any successor thereto, or any other Lender to which the Swing Line Commitment is assigned pursuant to Section 9.6.
“Swing Line Loan”: has the meaning assigned to such term in subsection 2.1(c)(i).
“Swing Line Note”: has the meaning assigned to such term in subsection 2.1(c)(iii).
“Swing Line Prepayment Date”: has the meaning assigned to such term in subsection 2.1(c)(iv).
“Syndication Agents”: Bank of America, N.A., Wells Fargo Bank, National Association and U.S. Bank National Association, in their capacities as Syndication Agents.
“Taxes”: all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Date”: subject to Section 2.26, the earlier of (a) October 14, 2020 and (b) the date the Commitments are terminated as provided herein.
“Total Commitments”: at any time, the aggregate amount of the Commitments of all of the Lenders at such time.
“Total Debt”: at any date, the aggregate of all Indebtedness of the Company and its Subsidiaries at such date determined on a consolidated basis (including the current portion thereof and the undrawn stated amount of any letters of credit then outstanding), other than (but only to the extent that the following would not be included on a consolidated balance sheet of the Company and its Subsidiaries at such date): (a) earn-outs or similar obligations, (b) Indebtedness described in clauses (g) and (h) of the definition of “Indebtedness”, and (c) Guaranty Obligations in respect of the Indebtedness described in clauses (a) and (b) above.
“Total Exposure”: at any time, the aggregate amount of the Lenders’ Exposure at such time.
“Total Leverage Ratio”: on any date, the ratio of (a) Total Debt on such date, to (b) Modified EBITDA for the period of four (4) consecutive fiscal quarters ending on such date.
“Tranche”: specified portions of Loans outstanding as follows: (a) any Revolver Loans to which a LIBOR Rate applies which become subject to the same LIBOR Rate under the same Notice of Borrowing and which have the same Interest Period, which are denominated either in Dollars or in the same Optional Currency shall constitute one Tranche, and (b) all Revolver Loans to which the Base Rate applies shall constitute one Tranche.
“Type”: when used in respect of any Loan, shall refer to the Rate by reference to which interest on such Loan is determined. For purposes hereof, “Rate” shall include the LIBOR Rate and the Base Rate.
“Unpaid Minimum Required Contribution”: any unpaid minimum required contribution as defined in Section 4971(c)(4) of the Code.
“Unused Commitment”: as to any Lender at any particular time, an amount equal to the excess, if any, of the Revolving Credit Commitment of such Lender at such time over the Total Exposure of such Lender at such time; provided, that, for purposes of calculating the Commitment Fee pursuant to Section 2.7(a) payable by the Borrowers (1) with respect to all Lenders other than the Swing Line Lender, the aggregate principal amount of the Swing Line Loans outstanding at such time shall be considered zero and (1) with respect to the Swing Line Lender, the Total Exposure of such Lender shall include all of the Swing Line Loans outstanding at such time as opposed to its Commitment Percentage of such amount.
“USA Patriot Act”: the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be renewed, extended, amended or replaced.
“U.S. Person”: any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate”: as defined in Section 2.17(g).
“Voting Stock”: Capital Stock of any class or classes of a Person the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the directors (or Persons performing similar functions).
“Wholly‑Owned Subsidiary”: at any time, any Subsidiary, one hundred percent (100%) of all of the equity securities (except directors’ qualifying shares) and Voting Stock of which are owned by any one or more of the Company and its other Wholly‑Owned Subsidiaries at such time.
“Withdrawal Liability”: “withdrawal liability”, as defined in Section 4201 of ERISA.
“Withholding Agent”: any Borrower and the Administrative Agent.
1.2    Other Definitional Provisions.
(a)    Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the Notes, the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.
(b)    As used herein and in the Notes and the other Loan Documents, and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to the Company and its Subsidiaries not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP. Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principals of consolidation where appropriate). Notwithstanding the foregoing, if the Borrowers’ Representative notifies the Administrative Agent in writing that the Borrowers wish to amend any covenant in Section 6.1 of this Agreement, any related definition and/or the definition of the term Total Leverage Ratio for purposes of interest and commitment fee determinations or otherwise to eliminate the effect of any change in GAAP occurring after the Closing Date on the operation of such covenant and/or interest or commitment fee determinations (or if the Administrative Agent notifies the Borrowers’ Representative in writing that the Required Lenders wish to amend Section 6.1, any related definition and/or the definition of the term Total Leverage Ratio for purposes of interest and commitment fee determinations or otherwise to eliminate the effect of any such change in GAAP), then the Borrowers’ compliance with such covenant and/or the definition of the term Total Leverage Ratio for purposes of interest and commitment fee determinations or otherwise shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant or definition is amended in a manner satisfactory to the Borrowers and the Required Lenders, and the Company shall provide to the Administrative Agent, when it delivers its financial statements pursuant to Section 5.1(a) and (b) of this Agreement, such reconciliation statements as shall be reasonably requested by the Administrative Agent.

(c)    The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.
(d)    Unless the context of this Agreement otherwise clearly requires, the following rules of construction shall apply to this Agreement and each of the other Loan Documents:
(i)    References to the plural include the singular, the plural, the part and the whole; “or” has the inclusive meaning represented by the phrase “and/or,” and the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.
(ii)    The section and other headings contained in this Agreement or such other Loan Document and the Table of Contents (if any), preceding this Agreement or such other Loan Document are for reference purposes only and shall not control or affect the construction of this Agreement or such other Loan Document or the interpretation thereof in any respect.
(iii)    Reference to any Person includes such Person’s successors and assigns.
(iv)    Reference to any agreement (including this Agreement and any other Loan Document together with the schedules and exhibits hereto or thereto), document or instrument means such agreement, document or instrument as amended, modified, replaced, substituted for, superseded or restated.
(v)    Relative to the determination of any period of time, “from” means “from and including,” “to” means “to but excluding,” and “through” means “through and including”.
(vi)    Unless the context requires otherwise any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.
(vii)    The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
(viii)    A time of day shall be construed as a reference to Philadelphia, Pennsylvania time, unless otherwise stated.
(e)    All financial statements and Compliance Certificates shall be set forth in Dollars. For purposes of preparing the financial statements, calculating financial covenants and determining compliance with covenants expressed in Dollars, Optional Currencies shall be converted to Dollars in accordance with GAAP.

SECTION 2. LOANS AND TERMS OF COMMITMENTS
2.1    The Loans.
(a)    Revolver Loans. Subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans in either Dollars or one or more Optional Currencies (the “Revolver Loans”) to the Borrowers from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding not to exceed the amount of such Lender’s Revolving Credit Commitment; provided, that (i) after giving effect to each such Revolver Loan, the aggregate Dollar Equivalent principal amount of outstanding Revolver Loans made by such Lender shall not exceed (x) such Lender’s Revolving Credit Commitment minus (y) the sum of such Lender’s Commitment Percentage of the principal amount of Swing Line Loans and the Letter of Credit Obligations then outstanding, and (ii) no Revolver Loan to which the Base Rate applies shall be made in an Optional Currency. The Revolving Credit Commitments may be terminated, reduced or increased from time to time pursuant to Section 2.14. Within the foregoing limits, the Borrowers may during the Commitment Period borrow, repay and reborrow under the Revolving Credit Commitments, subject to and in accordance with the terms and limitations hereof. Subject to Section 2.22(a), the obligation of the Borrowers to repay the Revolver Loans is joint and several.
(b)    Type of Loans. The Revolver Loans may from time to time be (i) LIBOR Loans, (ii) Base Rate Loans or (iii) a combination thereof, as determined by the Borrowers and notified to the Administrative Agent in accordance with Sections 2.4 and 2.5; provided, that no Loan shall be made as a LIBOR Loan after the date that is one month prior to the Termination Date.
(c)    Swing Line Loans. (i) Subject to the terms and conditions hereof, the Swing Line Lender may in its discretion make swing line loans in Dollars (the “Swing Line Loans”) to the Borrowers from time to time during the Commitment Period in an aggregate outstanding principal amount up to the amount of the Swing Line Commitment as requested by the Borrowers and agreed to by the Swing Line Lender; provided, that, no Swing Line Loan shall be made if, after giving effect to the making of such Swing Line Loan and the simultaneous application of the proceeds thereof, (x) the aggregate principal amount of all outstanding Swing Line Loans plus the aggregate Dollar Equivalent principal amount of all outstanding Revolver Loans plus the aggregate amount of the Letter of Credit Obligations then outstanding, would exceed the Total Commitments or (y) the aggregate Dollar Equivalent principal amount of all Revolver Loans made by a Lender plus such Lender’s Commitment Percentage of the principal amount of Swing Line Loans and the Letter of Credit Obligations then outstanding would exceed its Revolving Credit Commitment. Within the foregoing limits, the Borrowers may during the Commitment Period borrow, repay and reborrow under the Swing Line Commitment, subject to and in accordance with the terms and limitations hereof. Each Swing Line Loan shall be in an original principal amount of $100,000 or in integral multiples of $50,000 in excess thereof. The interest rate for a Swing Line Loan shall be (i) the Base Rate plus the Applicable Margin for Base Rate Loans, (ii) such rate that is mutually agreed to by the Borrowers and the Swing Line Lender in writing at or prior to the time such Swing Line Loan is made or (iii) if the Cash Management Agreements (as defined in clause (vii) below) are in effect, at the LIBOR based rate

(determined in accordance with the Cash Management Agreements) plus the Applicable Margin. Interest on the Swing Line Loans shall be paid in accordance with Sections 2.9 and 2.10 hereof. All Swing Line Loans shall be repaid on the Termination Date and as otherwise provided in this Section 2.1(c).
(ii)    The Borrowers may request a Swing Line Loan to be made on any Business Day. Each request for a Swing Line Loan shall be in the form of a Notice of Borrowing (or a request by telephone immediately confirmed in writing, it being understood that the Swing Line Lender may rely on the authority of any individual making such telephonic request without the necessity of receipt of such written confirmation) and received by the Administrative Agent not later than twelve o’clock noon (12:00) (Philadelphia time) on the Business Day such Swing Line Loan is to be made (or such later time as the Swing Line Lender shall agree), specifying in each case (i) the amount to be borrowed and (ii) the requested borrowing date. The request for such Swing Line Loan shall be irrevocable. Provided that all applicable conditions precedent contained herein have been satisfied, the Swing Line Lender shall, not later than 4:00 p.m., Philadelphia time, on the date specified in the Borrowers’ request for such Swing Line Loan, make such Swing Line Loan by crediting the Borrowers’ deposit account with the Swing Line Lender or as otherwise directed by the Borrowers.
(iii)    The obligation of the Borrowers to repay the Swing Line Loans shall be evidenced by a promissory note of the Borrowers dated the date hereof, payable to the order of the Swing Line Lender in the principal amount of the Swing Line Commitment and substantially in the form of Exhibit A-2 (as amended, supplemented or otherwise modified from time to time, the “Swing Line Note”). Subject to Section 2.22(a), the obligation of the Borrowers to repay the Swing Line Loans shall be joint and several.
(iv)    The Borrowers shall have the right at any time and from time to time to prepay the Swing Line Loans, in whole or in part, without premium or penalty (but in any event subject to Section 2.18 except in the case of Swing Line Loans bearing interest based on the Base Rate), upon prior written, facsimile or telephonic notice to the Swing Line Lender given no later than 11:00 a.m., Philadelphia time, on the date of any proposed prepayment (each such date, a “Swing Line Prepayment Date”). Each notice of prepayment shall specify the amount to be prepaid (which, except in the case of payment in full, shall be in the principal amount of $100,000 or in integral multiples of $50,000 in excess thereof), shall be irrevocable and shall commit the Borrowers to prepay such amount on such date, with accrued interest thereon and any amounts owed under Section 2.18 hereof. Unless the Borrowers shall have notified the Administrative Agent prior to 11:00 a.m., Philadelphia time, that the Borrowers intend to prepay such Swing Line Loans with funds other than the proceeds of a Revolver Loan or shall have requested in accordance with section 2.4 hereof the making of a LIBOR Loan in Dollars to make such prepayment, the Borrowers shall be deemed to have given notice to the Administrative Agent requesting the Lenders to make Revolver Loans which shall earn interest based on the Base Rate in an aggregate amount equal to the principal amount of such Swing Line Loans being prepaid plus interest thereon, and, subject to satisfaction or waiver of the conditions specified in Section 4.2, the Lenders shall, on such Swing Line Prepayment Date, make Revolver Loans, which shall earn interest based on the Base Rate, in an aggregate amount equal to the principal amount of such Swing Line Loans plus accrued interest thereon, the proceeds of which shall be applied directly by the Administrative Agent to repay the Swing Line Lender for such Swing Line Loans plus accrued interest thereon; provided, that if for any reason the proceeds of such Revolver Loans are not received by the Swing Line Lender on such Swing Line Prepayment Date in an aggregate amount equal to the principal amount of such Swing Line Loans being prepaid plus accrued interest, the Borrowers shall reimburse the Swing Line Lender on the Business Day immediately following such Swing Line Prepayment Date, in same day funds, in a principal amount equal to the excess of the principal amount of such Swing Line Loans and accrued interest thereon over the aggregate principal amount of such Revolver Loans, if any, received.
(v)    In the event the Revolving Credit Commitments are terminated in accordance with the terms hereof, the Swing Line Commitment shall also be terminated automatically. In the event the Borrowers reduce the aggregate Revolving Credit Commitment of all of the Lenders to less than the Swing Line Commitment, the Swing Line Commitment shall immediately be reduced to an amount equal to the aggregate Revolving Credit Commitment. In the event the Borrowers reduce the aggregate Revolving Credit Commitment to less than the outstanding principal amount of the Swing Line Loans, the Borrowers shall immediately repay the amount by which the outstanding principal amount of the Swing Line Loans exceeds the Swing Line Commitment as so reduced plus accrued interest thereon and any amounts owed under Section 2.18 hereof.
(vi)    In the event that the Borrowers shall fail to repay to the Swing Line Lender (x) the outstanding Swing Line Loans together with all accrued interest thereon on the Termination Date, (y) the amount of any Swing Line Loan due on any Swing Line Prepayment Date (including accrued interest thereon), or (z) any amounts required under subsection 2.1(c)(v), the Administrative Agent shall promptly notify each Lender of the unpaid amount of such Swing Line Loan (including accrued interest thereon) and of such Lender’s respective participation therein in an amount equal to such Lender’s Commitment Percentage of such amount. Each Lender shall make available to the Administrative Agent for payment to the Swing Line Lender an amount equal to its respective participation therein (including, without limitation, its pro rata share of accrued but unpaid interest thereon, provided that the interest rate payable by the Lenders shall not exceed the Base Rate), in same day funds, at the office of the Administrative Agent specified in such notice. If such notice is delivered by the Administrative Agent by 11:00 a.m., Philadelphia time, each Lender shall make funds available to the Administrative Agent on that Business Day. If such notice is delivered after 11:00 a.m., Philadelphia time, each Lender shall make funds available to the Administrative Agent on the next Business Day. In the event that any Lender fails to make available to the Administrative Agent the amount of such Lender’s participation in such unpaid amount as provided herein, the Swing Line Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon at a rate per annum equal to the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation for each day during the period between the Business Day such payment is due in accordance with the terms of this subsection 2.1(c)(vi) and the date on which such Lender makes available its participation in such unpaid amount. The failure of any Lender to make available to the Administrative Agent its Commitment Percentage of any

such unpaid amount shall not relieve any other Lender of its obligations hereunder to make available to the Administrative Agent its Commitment Percentage of such unpaid amount on the Business Day such payment is due in accordance with the terms of this subsection 2.1(c)(vi). The Administrative Agent shall promptly distribute to each Lender which has paid all amounts payable by it under this subsection 2.1(c)(vi) with respect to the unpaid amount of any Swing Line Loan, such Lender’s Commitment Percentage of all payments received by the Administrative Agent from the Borrowers in repayment of such Swing Line Loan when such payments are received; provided, however, that in the event that any payment received by the Lenders shall be required to be returned by the Swing Line Lender, any Lender receiving any portion of such payment shall be required to return to the Swing Line Lender such portion thereof previously distributed to it. Notwithstanding anything to the contrary herein, each Lender which has paid all amounts payable by it under this Section 2.1(c)(vi) shall have a direct right to repayment of such amounts from the Borrowers subject to the procedures for repaying Lenders set forth in this Section 2.1(c)(vi) and the provisions of Section 9.8.
(vii)    In addition to making Swing Line Loans pursuant to the foregoing provisions of this Section 2.1(c), without the requirement for a specific request from the Borrowers pursuant to subsection 2.1(c)(ii), the Swing Line Lender may make Swing Line Loans to the Borrowers in accordance with the provisions of any agreements between one or more of the Borrowers and the Swing Line Lender relating to the Borrowers’ deposit, sweep and other accounts at the Swing Line Lender and related arrangements and agreements regarding the management and investment of the Borrowers’ cash assets as in effect from time to time (the “Cash Management Agreements”) to the extent of the daily aggregate net negative balance in the Borrowers’ accounts which are subject to the provisions of the Cash Management Agreements. Swing Line Loans made pursuant to this subsection 2.1(c)(vii) in accordance with the provisions of the Cash Management Agreements shall (u) be subject to the limitations as to aggregate amount set forth in subsection 2.1(c)(i), (v) not be subject to the limitations as to individual amount set forth in subsection 2.1(c)(i), (w) be payable by the Borrowers, both as to principal and interest, at the times set forth in the Cash Management Agreements (but in no event later than the Termination Date), (x) not be made at any time after the Swing Line Lender has written notice of the occurrence and during the continuance of a Default or Event of Default, (y) if not repaid by the Borrowers in accordance with the provisions of the Cash Management Agreements, be subject to each Lender’s obligation to purchase participating interests therein pursuant to subsection 2.1(c)(vi), and (z) except as provided in the foregoing subsections (v) through (z), be subject to all of the terms and conditions of this Section 2.1(c).
(viii)    The Borrowers hereby jointly and severally indemnify the Swing Line Lender, its affiliates and their respective directors, officers, agents and employees against any cost, expense (including reasonable counsel fees and expenses), claim, demand, action, loss or liability (except any of the foregoing that results from the indemnitees’ gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with this Section 2.1(c) or any action taken or omitted by such indemnitees hereunder.
2.2    Nature of Lenders’ Obligations with Respect to Loans. Each Lender shall be obligated to participate in each request for Revolver Loans pursuant to Section 2.4 in accordance with its Commitment Percentage. The obligations of each Lender hereunder are several. The failure of any Lender to perform its obligations hereunder shall not affect the obligations of the Borrowers to any other party hereunder, nor shall any other party be liable for the failure of any Lender to perform its obligations hereunder. The Lenders shall have no obligation to make Revolver Loans or Swing Line Loans on or after the Termination Date.
2.3    Notes.
(a)    The Revolver Loans made by each Lender shall be evidenced by a promissory note of the Borrowers, substantially in the form of Exhibit A-1, with appropriate insertions as to payee, date and principal amount (a “Revolver Note”), in a principal amount equal to the amount of the initial Revolving Credit Commitment of such Lender; provided, however, that the principal amount of each Revolver Loan made in an Optional Currency shall be paid by the Borrowers in such Optional Currency. Each Lender is hereby authorized to record the date, currency, Type and amount of each Revolver Loan made by such Lender, each continuation thereof, each conversion of all or a portion thereof to another Type, the date and amount of each payment or prepayment of principal thereof and, in the case of LIBOR Loans, the length of each Interest Period with respect thereto, on the schedule annexed to and constituting a part of its Revolver Note and in its internal records, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded, provided, that the failure of any Lender to make such recordation (or any error in such recordation) shall not affect the obligations of the Borrowers hereunder or under such Revolver Note. Each Revolver Note shall (a) be stated to mature on the Termination Date and (b) provide for the payment of interest in accordance with Sections 2.9 and 2.10.
(b)    The Swing Line Loans shall be evidenced by the Swing Line Note, and in a principal amount equal to the amount of the Swing Line Commitment. The Swing Line Lender is hereby authorized to record the date, Type and amount of each Swing Line Loan made by such Lender and the date and amount of each payment or prepayment of principal thereof on the schedule annexed to and constituting a part of the Swing Line Note and in its internal records, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded, provided, that the failure of the Swing Line Lender to make such recordation (or any error in such recordation) shall not affect the obligations of the Borrowers hereunder or under the Swing Line Note. The Swing Line Note shall (a) be stated to mature on the Termination Date and (b) provide for the payment of interest in accordance with Sections 2.9 and 2.10.
2.4    Procedure for Revolver Loans.
(a)    Except as otherwise provided herein, the Borrowers may from time to time prior to the Termination Date request the Lenders to make Revolver Loans by delivering to the Administrative Agent, not later than 11:00 a.m., Philadelphia time, (i) three (3) Business Days prior to the proposed Borrowing Date with respect to the making of Loans in Dollars to which the LIBOR Rate applies and four (4) Business Days prior to the proposed Borrowing Date with respect to the making of Loans in an Optional Currency and (ii) the Business Day of the proposed Borrowing Date with respect to the making of a Loan to which the Base Rate applies, of a duly completed Notice of Borrowing or a request by telephone immediately confirmed in writing, it being understood that the Administrative Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Notice of Borrowing shall be irrevocable and shall specify (i) the proposed Borrowing Date; (ii) the aggregate principal amount of the proposed Revolver Loans (expressed in the currency in which such Loans shall be funded) comprising each Tranche, the Dollar Equivalent amount of which shall be in integral multiples of $100,000 and not less than $3,000,000 or, if less, the maximum amount available under the Revolving Credit Commitments (or such other minimums and increments as shall be agreed by the Administrative Agent and the Borrowers’ Representative); (iii) whether the LIBOR Rate or Base Rate shall apply to the proposed Loans comprising the applicable Tranche; (iv) the currency in which such Loans shall be funded if the Borrowers are electing the LIBOR Rate, (v) in the case of a Tranche to which the LIBOR Rate applies, the Interest Period for the proposed Loans comprising such Tranche, and (vi) the amount of such Loans requested to be made for the account of one or more Foreign Borrowers with the name of each such Foreign Borrower.
(b)    The Administrative Agent shall, promptly after receipt by it of a Notice of Borrowing pursuant to this Section 2.4, notify the Lenders of its receipt of such Notice of Borrowing specifying: (i) the proposed Borrowing Date and the time and method of disbursement of the Revolver Loans requested thereby; (ii) the amount, currency, and Type of each such Revolver Loan and the applicable Interest Period (if any); and (iii) the apportionment among the Lenders of such Revolver Loans as determined by the Administrative Agent in accordance with Section 2.2. Subject to the terms and conditions hereof, each Lender shall remit the principal amount of each Revolver Loan in the requested currency (or, in the case of Optional Currency Loans, in Dollars if so requested by a Lender and agreed to by the Administrative Agent in its sole discretion) to the Administrative Agent at the Principal Office (or, with respect to Revolver Loans in an Optional Currency, such other Lending Office as the Administrative Agent shall from time to time notify such Lender) prior to 2:00 p.m., Philadelphia time (or, with respect to Revolver Loans in an Optional Currency, such other time as the Administrative Agent shall notify the Lenders), on the Borrowing Date requested by the Borrowers in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrowers by the Administrative Agent crediting the account of the Company on the books of the office specified in Section 9.2 (or, with respect to Loans in an Optional Currency, the applicable Lending Office of the Administrative Agent) with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the date of any borrowing that such Lender will not make available to the Administrative Agent such Lender’s portion of such borrowing, the Administrative Agent may assume that such Lender has made such portion available in accordance with this subsection 2.4(b) and the Administrative Agent may, in reliance upon such assumption, make available to the Borrowers on such date a corresponding amount. If and to the extent that any Lender shall not have made such Lender’s pro rata portion of such borrowing available to the Administrative Agent, such Lender and the Borrowers (without prejudice to the Borrowers’ rights against such Lender) severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrowers until the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrowers, the interest rate applicable at the time to the Revolver Loans comprising such borrowing and (ii) in the case of such Lender, at the greater of the Federal Funds Effective Rate (or, for payments in an Optional Currency, the Overnight Rate) and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender’s Revolver Loan as part of such borrowing for purposes of this Agreement.
(c)    If in a Notice of Borrowing no election as to the (i) Type of Loan is specified in any such notice, then the requested Loan shall be a Base Rate Loan (unless such requested Loan is in an Optional Currency) and (ii) currency of such Loan is specified in any such notice, then the requested Loan shall be in Dollars. If a LIBOR Loan is requested but no Interest Period with respect to such Loan is specified in any such notice, then the Borrowers shall be deemed to have selected an Interest Period of one month’s duration.
2.5    Conversion and Continuation Options. The Borrowers shall have the right at any time upon prior irrevocable notice to the Administrative Agent (i) not later than 12:00 noon, Philadelphia time, one (1) Business Day prior to conversion, to convert any LIBOR Loan in Dollars to a Base Rate Loan, (ii) not later than 11:00 a.m., Philadelphia time, three (3) Business Days prior to conversion or continuation, to convert any Base Rate Loan into a LIBOR Loan in Dollars or to continue any LIBOR Loan in Dollars as a LIBOR Loan in Dollars for any additional Interest Period and (iii) not later than 11:00 a.m. Philadelphia time, four (4) Business Days prior to continuation, to continue any LIBOR Loan denominated in an Optional Currency as a LIBOR Loan in such currency for an additional Interest Period of one month, subject in each case to the following:
(a)    a LIBOR Loan may not be converted at a time other than the last day of the Interest Period applicable thereto;
(b)    any portion of a Loan maturing or required to be repaid in less than one month may not be converted into or continued as a LIBOR Loan;
(c)    no LIBOR Loan (other than a LIBOR Loan denominated in an Optional Currency) may be continued as such and no Base Rate Loan may be converted to a LIBOR Loan when any Default or Event of Default has occurred and is continuing and the Administrative Agent or the Required Lenders have determined that such a continuation is not appropriate;
(d)    any portion of a LIBOR Loan that cannot be converted into or continued as a LIBOR Loan by reason of subsection 2.5(b) or 2.5(c) or as to which the Borrowers have failed to give notice of conversion or continuation automatically shall in the case of a LIBOR Loan denominated in an Optional Currency be prepaid on the last day of the Interest period in effect for such Loan (subject to the provisions of subsection 2.12(c)), or in the case of a LIBOR Loan in Dollars be converted to a Base Rate Loan on the last day of the Interest Period in effect for such Loan;
(e)    no LIBOR Loan denominated in an Optional Currency may be converted into a Base Rate Loan or converted into a LIBOR Loan denominated in another Optional Currency;

(f)    the provisions of subsection 2.13 limiting under certain circumstances the continuation of LIBOR Loans denominated in an Optional Currency; and
(g)    no Swing Line Loan may be a LIBOR Loan.
Each request by the Borrowers to convert or continue a Loan shall constitute a representation and warranty that no Default or Event of Default shall have occurred and be continuing. Accrued interest on a Loan (or portion thereof) being converted shall be paid by the applicable Borrower(s) at the time of conversion. In connection with each such conversion or continuation requested by the Borrowers, the Borrowers shall deliver to the Administrative Agent a Notice of Borrowing or shall make such request by telephone immediately confirmed in writing, it being understood that the Administrative Agent may rely on the authority of any individual making such telephonic request without the necessity of receipt of such written confirmation.
2.6    Utilization of Commitments in Optional Currencies.
(a)    The Administrative Agent will determine the Dollar Equivalent amount of (i) the outstanding and proposed Revolver Loans denominated in an Optional Currency as of each requested Borrowing Date, (ii) outstanding Revolver Loans denominated in an Optional Currency as of the end of each Interest Period for any such Loans, and (iii) Letter of Credit Obligations denominated in an Optional Currency as of the last Business Day of each month (each such date under clauses (i) through (iii), and any other date on which the Administrative Agent determines it is necessary or advisable to make such computation, in its sole discretion, is referred to as a “Computation Date”). Unless otherwise provided in this Agreement or agreed to by the Administrative Agent and the Borrowers’ Representative, each Loan and Reimbursement Obligation shall be repaid or prepaid in the same currency in which the Loan or Reimbursement Obligation was made.
(b)    If the Borrowers deliver a Notice of Borrowing pursuant to Section 2.5 requesting that the Lenders continue as a LIBOR Loan an outstanding Tranche of Revolver Loans denominated in an Optional Currency, the Lenders shall be under no obligation to continue such LIBOR Loan if any Lender delivers to the Administrative Agent a notice by 5:00 p.m., Philadelphia time, three (3) Business Days prior to effective date of such continuation that such Lender cannot provide or continue Revolver Loans in such Optional Currency because (i) the making, maintenance or funding of such Optional Currency Loan has been made impracticable or unlawful by compliance by such Lender in good faith with any Law or any interpretation or application thereof by any Governmental Authority or with any request or directive of any such Governmental Authority (whether or not having the force of Law) or (ii) after making all reasonable efforts, deposits of the relevant amount in the relevant Optional Currency for the relevant Interest Period are not available to such Lender with respect to such Revolver Loan in the Relevant Interbank Market. In the event the Administrative Agent timely receives a notice from a Lender pursuant to the preceding sentence, the Administrative Agent will notify the Borrowers no later than 12:00 noon, Philadelphia time, two (2) Business Days prior to the effective date of such continuation that the continuation of such Loans in such Optional Currency is not then available, and the Administrative Agent shall promptly thereafter notify the Lenders of the same. If the Administrative Agent shall have so notified the Borrowers that any such continuation of Optional Currency Loans is not then available, any notice of continuation with respect thereto shall be deemed withdrawn, and such Optional Currency Loans shall be prepaid on the last day of the Interest Period with respect to any such Optional Currency Loans, subject to the provisions of subsection 2.12(c) and to the Borrowers’ right to reborrow in Dollars or in another Optional Currency pursuant to Section 2.4.
(c)    The Borrowers may deliver to the Administrative Agent a written request that Revolver Loans hereunder also be permitted to be made in any other lawful currency (other than Dollars), in addition to the currencies specified in the definition of “Optional Currency” herein, provided, that such currency must be freely traded in the offshore interbank foreign exchange markets, freely transferable, freely convertible into Dollars and available to the Lenders in the Relevant Interbank Market. The Administrative Agent may grant or deny such request in its sole discretion. The Administrative Agent will promptly notify the applicable Lenders of any such request and whether the Administrative Agent has granted or rejected such request. The Administrative Agent will promptly notify the Borrowers of the acceptance or rejection by the Administrative Agent of the Borrowers’ request. The requested currency shall be approved as an Optional Currency hereunder only if the Administrative Agent and all Lenders approve the Borrowers’ request.
(d)    The Administrative Agent may, with respect to notices by the Borrowers for Revolver Loans in an Optional Currency or voluntary prepayments of less than the full amount of an Optional Currency Tranche, engage in reasonable rounding of the Optional Currency amounts requested to be loaned or repaid; and, in such event, the Administrative Agent shall promptly notify the Borrowers and the Lenders of such rounded amounts and the Borrowers’ request or notice shall thereby be deemed to reflect such rounded amounts.
2.7    Fees.
(a)    The Borrowers jointly and severally agree to pay to the Administrative Agent for the account of each Lender, on each March 31, June 30, September 30 and December 31, a commitment fee (the “Commitment Fee”) at a rate per annum equal to the Commitment Fee Rate in effect from time to time on the average daily amount of the Unused Commitments during the preceding fiscal quarter (or shorter period commencing on the date hereof or ending on the Termination Date). All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days and shall be paid in Dollars. The Commitment Fees due to each Lender shall commence to accrue on the date hereof and shall cease to accrue on the Termination Date. The Administrative Agent shall distribute the Commitment Fees among the Lenders pro rata in accordance with their respective Commitment Percentages.
(b)    The Borrowers jointly and severally agree to pay the Administrative Agent, for its own account, administrative and other fees at the times and in the amounts set forth in the Fee Letter.
(c)    The foregoing fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders. Once paid, none of the foregoing fees shall be refundable under any circumstances.

2.8    Letter of Credit Subfacility.
(a)    The Borrowers may request the issuance of a Letter of Credit by delivering to the Administrative Agent and the applicable Issuing Lender a completed Application and agreement for letters of credit in such form and with such other certificates, documents and information as such Issuing Lender may specify from time to time by no later than 10:00 a.m., Philadelphia time, at least five (5) Business Days (or such shorter period as may be agreed to by such Issuing Lender and the Administrative Agent) in advance of the proposed date of issuance. Each Letter of Credit (other than the Other Letters of Credit and any replacements thereof) shall be denominated in Dollars. Subject to the terms and conditions hereof and in reliance on the agreements of the Lenders set forth in this Section 2.8, an Issuing Lender will issue a Letter of Credit, provided, that each Letter of Credit shall (A) have a maximum maturity of twelve (12) months from the date of issuance, and (B) in no event expire later than five (5) Business Day prior to the Termination Date, and provided further, that in no event shall (i) the amount of the Letter of Credit Obligations at any one time exceed the lesser of (x) $30,000,000, or (y) the Total Commitments minus the Dollar Equivalent amount of the outstanding principal amount of the Revolver Loans and Swing Line Loans or (ii) the sum of the aggregate Dollar Equivalent amount of the outstanding principal amount of all Revolver Loans made by a Lender plus such Lender’s Commitment Percentage of the principal amount of Swing Line Loans and the Letter of Credit Obligations then outstanding exceed its Revolving Credit Commitment, and provided further that no Alternate Issuing Lender shall have any obligation hereunder to issue a Letter of Credit unless it otherwise consents in its sole discretion (provided that if a Lender elects not to issue a requested letter of credit, it shall promptly after a request therefor notify the Company and the Administrative Agent of such decision). No Issuing Lender shall at any time be obligated to issue any Letter of Credit hereunder if (x) any order, judgment or decree of any Governmental Authority or arbiter shall by its terms purport to enjoin or restrain such Issuing Lender from issuing the Letter of Credit or any Law applicable to such Issuing Lender, or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Lender, shall prohibit, or request that such Issuing Lender refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon such Issuing Lender with respect to the Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Lender is not compensated hereunder) not in effect on the Closing Date or shall impose upon such Issuing Lender any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such Issuing Lender in good faith deems material to it or (y) the issuance of the Letter of Credit would conflict with or cause such Issuing Lender or any Letter of Credit Participant to exceed, any limits imposed by any one or more policies of such Issuing Lender applicable to letters of credit generally. Notwithstanding the provisions of this subsection 2.8, the Lenders and the Borrowers hereby agree that an Issuing Lender may issue upon the Borrowers’ request, one or more Letter(s) of Credit which by its or their terms may be extended for additional periods of up to one year each provided that (i) the initial expiration date (or any subsequent expiration date) of each such Letter of Credit is not later than five (5) Business Days prior to the Termination Date then in effect, and (ii) renewal of such Letters of Credit, at such Issuing Lender’s discretion, shall be available upon written request from the Borrowers to such Issuing Lender at least thirty (30) days (or such other time period as agreed by the Borrowers, the Administrative Agent and such

Issuing Lender) before the date upon which notice of renewal is otherwise required. Each standby Letter of Credit shall be subject either to the Uniform Customs and Practice for Documentary Credits as most recently published by the International Chamber of Commerce at the time a Letter of Credit is issued (“UCP”) or the International Standby Practices (ISP98 International Chamber of Commerce Publication Number 590 (“ISP98”)), as determined by the applicable Issuing Lender, and each trade Letter of Credit issued under this Agreement shall be subject to the UCP, and in each case to the extent not inconsistent therewith, the Laws of the Commonwealth of Pennsylvania without regard to its conflict of laws principles.
(b)    The Borrowers shall pay in Dollars (i) to the Administrative Agent for the ratable account of the Lenders a fee (the “Letter of Credit Fee”) computed at the Letter of Credit Fee Rate in effect from time to time on the daily average undrawn stated amount of each outstanding Letter of Credit and (ii) to the Administrative Agent for the account of each Issuing Lender a fronting fee equal to 0.125% per annum on the daily average undrawn stated amount of each outstanding Letter of Credit issued by such Issuing Lender (including the Other Letters of Credit) (computed in each case on the basis of the actual number of days such Letters of Credit are outstanding in a year of 360 days), which amounts shall be payable quarterly in arrears commencing with the last Business Day of each March, June, September and December following the Closing Date and on the Termination Date. The Borrowers shall also pay to each Issuing Lender in Dollars for the sole account of such Issuing Lender, such Issuing Lender’s then in effect customary fees and administrative expenses payable with respect to Letters of Credit issued by such Issuing Lender as such Issuing Lender may generally charge or incur from time to time in connection with the issuance, maintenance, modification (if any), assignment or transfer (if any), negotiation, and administration of letters of credit. Once paid, all of the above fees shall be nonrefundable under all circumstances. The Administrative Agent shall, promptly following its receipt thereof, distribute to the Issuing Lenders and the Lenders all fees and commissions received by the Administrative Agent for their respective accounts pursuant to this subsection.
(c)    (i)    Each Issuing Lender irrevocably agrees to grant and hereby grants to each Letter of Credit Participant, and, to induce each Issuing Lender to issue Letters of Credit hereunder, each Letter of Credit Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from such Issuing Lender, on the terms and conditions hereinafter stated, for such Letter of Credit Participant’s own account and risk, an undivided interest equal to such Letter of Credit Participant’s Commitment Percentage in such Issuing Lender’s obligations and rights under each Letter of Credit issued by such Issuing Lender hereunder (including the Other Letters of Credit) and the amount of each draft paid by such Issuing Lender thereunder. Each Letter of Credit Participant unconditionally and irrevocably agrees with each Issuing Lender that, if a draft is paid under any Letter of Credit issued by such Issuing Lender for which such Issuing Lender is not reimbursed in full by the Borrowers in accordance with the terms of this Agreement, such Letter of Credit Participant shall pay to such Issuing Lender upon demand at such Issuing Lender’s address for notices specified herein an amount equal to such Letter of Credit Participant’s Commitment Percentage of the amount of such draft or any part thereof, which is not so reimbursed. Any action taken or omitted by an Issuing Lender under or in connection with a Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for such Issuing Lender any resulting liability to any Lender.

(ii)    If any amount required to be paid by any Letter of Credit Participant to an Issuing Lender pursuant to subsection 2.8(c)(i) in respect of any unreimbursed portion of any payment made by such Issuing Lender under any Letter of Credit is not paid to such Issuing Lender on the date such payment is due from such Letter of Credit Participant, such Letter of Credit Participant shall pay to such Issuing Lender on demand an amount equal to the product of (x) such amount, times (y) the daily average Federal Funds Effective Rate (or, for payments in an Optional Currency, the Overnight Rate), as quoted by such Issuing Lender, during the period from and including the date such payment is required to the date on which such payment is immediately available to such Issuing Lender, times (z) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. A certificate of such Issuing Lender submitted to any Letter of Credit Participant with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.
(iii)    Whenever, at any time after such Issuing Lender has made payment under any Letter of Credit and has received from any Letter of Credit Participant its pro rata share of such payment in accordance with subsection 2.8(c)(i), such Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrowers or otherwise, including by way of set‑off or proceeds of collateral applied thereto by such Issuing Lender), or any payment of interest on account thereof, such Issuing Lender will distribute to such Letter of Credit Participant its pro rata share thereof; provided, however, that in the event that any such payment received by an Issuing Lender shall be required to be returned by such Issuing Lender, such Letter of Credit Participant shall return to such Issuing Lender the portion thereof previously distributed by such Issuing Lender to it plus interest thereon from the date such demand is made to the date such amounts are returned by such Lender to the Administrative Agent, at a rate per annum equal to the Federal Funds Effective Rate in effect from time to time (or, for payments in an Optional Currency, the Overnight Rate).
(d)    (i)    Each Borrower jointly and severally agrees to reimburse an Issuing Lender in respect of a Letter of Credit issued by such Issuing Lender on each date on which a draft presented under such Letter of Credit is paid by such Issuing Lender for the amount of (i) such draft so paid and (ii) any taxes, fees, charges or other costs or expenses incurred by such Issuing Lender in connection with such payment. Each such payment shall be made to such Issuing Lender at its Principal Office in Dollars (except, with respect to Other Letters of Credit denominated in a currency other than Dollars, to the extent the Application for such Other Letter of Credit provides that payment shall be made in another currency) and in immediately available funds.
(ii)    Interest shall be payable on any and all amounts remaining unpaid by the Borrowers under this subsection from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the rate which would be payable under Section 2.10 on any outstanding Base Rate Loans which were then overdue and shall be payable on demand by an Issuing Lender.
(e)    (i)    Subject to Section 2.22(a), the obligations of the Borrowers under this subsection 2.8 shall be joint and several. The Borrowers also jointly and severally agree with each Issuing Lender that such Issuing Lender shall not be responsible for, and the

Borrowers’ Reimbursement Obligations under subsection 2.8(d)(i) shall not be affected by, among other things (x) the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, provided, that reliance upon such documents by such Issuing Lender shall not have constituted gross negligence or willful misconduct of such Issuing Lender or (y) any dispute between or among any Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or (z) any claims whatsoever of any Borrower against any beneficiary of such Letter of Credit or any such transferee.
(ii)    An Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by such Issuing Lender’s gross negligence or willful misconduct.
(iii)    Each Borrower jointly and severally agrees that any action taken or omitted by an Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct, shall be binding on such Borrower and shall not result in any liability of such Issuing Lender to such Borrower.
(f)    If any draft shall be presented for payment to an Issuing Lender under any Letter of Credit, such Issuing Lender shall promptly notify the Company of the date and amount thereof. The responsibility of an Issuing Lender to the Borrowers in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit and any other obligation expressly imposed by the provisions of UCP or ISP98, as applicable to such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.
(g)    To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Agreement, the provisions of this Agreement shall apply.
(h)    Each Borrower agrees jointly and severally to be bound by the terms of each Application and the Issuing Lenders’ written regulations and customary practices relating to letters of credit, though such interpretations may be different from such Borrower’s own. It is understood and agreed that, except in the case of gross negligence or willful misconduct, the Administrative Agent and the Issuing Lenders shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following the Borrowers’ instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto.
(i)    Each Lender’s payment obligation under subsection 2.8(c) and the obligations of the Borrowers to reimburse an Issuing Lender upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable under any circumstances, and shall be performed strictly in accordance with the terms of this Section 2.8 under all circumstances, including the following circumstances:

(i)    any set-off, counterclaim, recoupment, defense or other right which such Lender or any Borrower may have against such Issuing Lender, any other Lender, any Borrower or any other Person for any reason whatsoever;
(ii)    any lack of validity or enforceability of any Letter of Credit;
(iii)    the existence of any claim, set-off, defense or other right which any Borrower or any Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), such Issuing Lender or any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between the Borrowers and the beneficiary for which any Letter of Credit was procured);
(iv)    any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect even if such Issuing Lender has been notified thereof;
(v)    payment by such Issuing Lender under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;
(vi)    any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of the Borrowers;
(vii)    any breach of this Agreement or any other Loan Document by any of the Borrowers;
(viii)    the occurrence or continuance of an insolvency proceeding with respect to any of the Borrowers;
(ix)    the fact that an Event of Default or a Default shall have occurred and be continuing;
(x)    the fact that the Termination Date shall have passed or this Agreement or the Commitments hereunder shall have been terminated; and
(xi)    any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.
(j)    In addition to amounts payable as provided in Section 9.5, the Borrowers hereby agree to protect, indemnify, pay and save harmless each Issuing Lender, the Agents and the Lenders from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel) which an Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit, other than as a result of (A) the gross negligence or willful misconduct of such Issuing Lender as determined by a final judgment of a court of competent jurisdiction or (B) subject to the following clause (ii), the wrongful dishonor by such Issuing Lender of a proper demand for payment made under any Letter of Credit, or (ii) the failure of such Issuing Lender to honor a drawing under any such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions herein called “Governmental Acts”).
(k)    As between the Borrowers and an Issuing Lender, the Borrowers assume all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, no Issuing Lender shall be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for, issuance of or drawing under any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if such Issuing Lender shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of the Borrowers against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among the Borrowers and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, facsimile, cable, telex, electronic transmission or otherwise; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of such Issuing Lender, including any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of such Issuing Lender’s rights or powers hereunder.
In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by an Issuing Lender under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not create any liability of such Issuing Lender to the Borrowers or any Lender.
(l)    (i)    At least five Business Days prior to the issuance of a Letter of Credit by an Alternate Issuing Lender (or such shorter period as approved by the Administrative Agent and such Issuing Lender in their sole discretion), the Borrowers shall confirm by notice in writing to the Administrative Agent (an “Alternate Issuing Lender L/C Notice”) and such Alternate Issuing Lender the intended issuance date of the requested Letter of Credit and the amount of such requested Letter Credit. Not later than 10:00 a.m., Philadelphia time, on the second Business Day following its receipt of an Alternate Issuing Lender L/C Notice, the Administrative Agent shall determine and shall notify the Alternate Issuing Lender and the Company whether the issuance of the requested Letter of Credit would be permitted under the provisions of the second proviso to the third sentence of Section 2.8(a) hereof. If the Administrative Agent notifies such Alternate Issuing Lender and the Borrowers that such issuance would be so permitted, then, subject to the terms and conditions hereof, such Alternate Issuing Lender may, on the requested date of issuance of such Letter of Credit, issue such Letter of Credit in accordance with such Alternate Issuing Lender’s usual and customary business practices. Such Alternate Issuing Lender shall give the Administrative Agent prompt written notice, or telephonic notice confirmed promptly thereafter in writing, of the issuance of a Letter of Credit.
(ii)    No Alternate Issuing Lender may extend or amend any Letter of Credit unless the foregoing requirements are met as though the Borrowers were requesting such Alternate Issuing Lender to issue a new Letter of Credit.
(iii)    Promptly after issuing any Letter of Credit, an Alternate Issuing Lender shall provide a copy of such Letter of Credit to the Administrative Agent. In addition, no later than the third Business Day following the end of each month, each Alternate Issuing Lender shall provide the Administrative Agent a schedule of each Letter of Credit issued by it, in form and substance reasonably satisfactory to the Administrative Agent, setting forth therein (a) the date of issuance, (b) the account party, (c) the original face amount, (d) the amount(s) theretofore drawn, if any, thereunder, (e) the expiration date, (f) the date and amounts of any reductions, draws and payments in respect of draws and (g) the reference number, of each such Letter of Credit outstanding at any time during the preceding month.
2.9    Interest Rates and Payment Dates.
(a)    Subject to the provisions of Section 2.10, each Base Rate Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be) at a rate per annum equal to the Base Rate plus the Applicable Margin.
(b)    Subject to the provisions of Section 2.10, each LIBOR Loan shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days, provided that, for Revolver Loans made in an Optional Currency as to which market practice differs from the foregoing, in accordance with such market practice) equal to the LIBOR Rate for the Interest Period in effect for such LIBOR Loan plus the Applicable Margin.
(c)    Subject to the provisions of Section 2.10, interest on each Swing Line Loan shall be payable at the rate (computed on the basis of the actual number of days elapsed over a year of 360 days) provided in Section 2.1(c); provided, that if a Swing Line Loan bears interest at the Base Rate, interest shall be computed in accordance with subsection 2.9(a) above.
(d)    Interest on each Loan shall be payable in arrears on each Interest Payment Date applicable to such Loan; provided that, (i) interest accruing on overdue amounts pursuant to Section 2.10 shall be payable on demand as provided in such Section and (ii) with respect to any Swing Line Loan made under the Cash Management Agreements, interest on such Swing Line Loans shall be payable as provided in subsection 2.1(c)(vii). The LIBOR Rate and the Base Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

(e)    Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement (including this Section 2.9 and Section 2.10) shall be conclusive and binding on the Borrowers and the Lenders in the absence of manifest error. At the request of the Borrowers, the Administrative Agent shall deliver to the Borrowers a statement showing the quotations used by it in determining any interest rate pursuant to subsections 2.9(a) and (b).
(f)    Subject to the provisions of this Agreement, the Borrowers may select different interest rates and different Interest Periods to apply simultaneously to Revolver Loans comprising different Tranches and may convert to or renew one or more interest rates with respect to all or any portion of Revolver Loans comprising any Tranche, provided, that there shall not be at any one time outstanding more than six (6) Tranches in the aggregate (excluding Swing Line Loans and with Base Rate Loans being considered, to the extent any such Loans are outstanding, one Tranche).
(g)    If at any time the designated rate applicable to any Loan made by any Lender exceeds such Lender’s highest lawful rate, the rate of interest on such Lender’s Loan shall be limited to such Lender’s highest lawful rate. Interest on the principal amount of each Loan made in an Optional Currency shall be paid by the Borrowers in such Optional Currency.
2.10    Default Interest. Upon the occurrence of and during the continuance of an Event of Default under subsection 7.1(a) or (f), the outstanding principal amount of the Loans and, to the extent permitted by law, accrued and unpaid interest thereon and any other amount payable hereunder (after as well as before judgment), shall bear interest from the date of such occurrence at a rate per annum which is in the case of principal of the Loans, the rate that would then be applicable thereto pursuant to Section 2.9 plus 2.0% or in the case of interest or fees or other amounts, the rate which would be payable on any outstanding Base Rate Loans which were then overdue. Upon the occurrence of and during the continuance of an Event of Default other than under subsection 7.1(a) or (f), the outstanding principal amount of the Loans and, to the extent permitted by law, accrued and unpaid interest thereon and any other amounts payable hereunder, shall bear interest (after as well as before judgment) from the date that the Administrative Agent, at the written request of the Required Lenders, shall send notice to the Company of the application of the default rate at a rate per annum which is (a) in the case of principal of the Loans, the rate that would then be applicable thereto pursuant to Section 2.9 plus 2.0% or (b) in the case of interest or fees or other amounts, the rate which would be payable on any outstanding Base Rate Loans which were then overdue. The Borrowers acknowledge that such increased interest rate reflects, among other things, the fact that such Loans or other amounts have become a substantially greater risk given their default status and that the Lenders are entitled to additional compensation for such risk. Default interest payable on any Loans hereunder made in an Optional Currency shall be paid by the Borrowers in such Optional Currency.
2.11    Pro Rata Treatment of Loans and Payments; Commitment Fees.
(a)    Except as required under Section 2.13 or any amendment pursuant to Section 2.26, each borrowing by the Borrowers hereunder, each payment or prepayment of principal of the Loans (other than the Swing Line Loans), each payment of interest on such

Loans, each payment of Commitment Fees and Letter of Credit Fees, and each reduction of the Revolving Credit Commitments, shall be made pro rata among the Lenders in accordance with their respective Commitment Percentages.
(b)    Except as provided in subsection 2.1(c), each borrowing of a Swing Line Loan, each payment or prepayment of principal of a Swing Line Loan, each payment of interest on the Swing Line Loans and each reduction of the Swing Line Commitment shall be for the sole account of the Swing Line Lender.
(c)    Each Lender agrees that in computing such Lender’s portion of any borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender’s percentage of such borrowing to the next higher or lower whole Dollar or other currency amount.
2.12    Payments.
(a)    The Borrowers shall make each payment (including principal of or interest on any borrowing or any fees or other amounts) hereunder not later than 11:00 a.m., Philadelphia time, on the date when due to the Administrative Agent at its offices set forth in Section 9.2 for the ratable accounts of the Lenders in Dollars in immediately available funds; provided that, any payments of principal of or interest on a Revolver Loan in an Optional Currency shall be made not later than the time that the Borrowers shall be notified by the Administrative Agent for payments with respect to such Optional Currency, on the date due in immediately available funds at the Lending Office at which such Revolver Loan was made in such funds as may then be customary for the settlement of international transactions in such other Optional Currency. Such payments shall be made without set-off or counterclaim of any kind. The Administrative Agent shall promptly distribute such amounts to the applicable Lenders in immediately available funds. The Administrative Agent’s and each Lender’s statement of account, ledger or other relevant record shall, in the absence of manifest error, be conclusive as the statement of the amount of principal of and interest on the Loans and other amounts owing under this Agreement (including the Equivalent Amounts of the applicable currencies where such computations are required).
(b)    Whenever any payment (including principal of or interest on any borrowing or any fees or other amounts) hereunder (other than payments on LIBOR Loans) shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or fees, if applicable. Whenever any payment (including principal of or interest on any borrowing or any fees or other amounts) hereunder on a LIBOR Loan shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.
(c)    The entire amount of principal of and interest on any Revolver Loan made in an Optional Currency shall be repaid in the same Optional Currency in which such Revolver Loan was made, provided, however, that if it is impossible or illegal for the Borrowers to effect payment of a Revolver Loan in the Optional Currency in which such Revolver Loan was made, or if the Borrowers default in their obligations to do so, the Required Lenders may at their option permit such payment to be made (i) at and to a different location, subsidiary, affiliate or correspondent of the Administrative Agent, or (ii) in the Equivalent Amount of Dollars or (iii) in an Equivalent Amount of such other currency (freely convertible into Dollars) as the Required Lenders may solely at their option designate. Upon any events described in (i) through (iii) of the preceding sentence, the Borrowers shall make such payment and the Borrowers agree to hold each Lender harmless from and against any loss incurred by any Lender arising from the cost to such Lender of any premium, any costs of exchange, the cost of hedging and covering the Optional Currency in which such Revolver Loan was originally made, and from any change in the value of Dollars, or such other currency, in relation to the Optional Currency that was due and owing. Such loss shall be calculated for the period commencing with the first day of the Interest Period for such Revolver Loan and continuing through the date of payment thereof. Without prejudice to the survival of any other agreement of the Borrowers hereunder, the Borrowers’ obligations under this subsection shall survive termination of this Agreement.
2.13    LIBOR Rate Unascertainable; Illegality; Deposits Not Available.
(a)    The Administrative Agent shall have the rights specified in subsection 2.13(c) if on any date on which a LIBOR Rate would otherwise be determined, the Administrative Agent shall have determined that (i) adequate and reasonable means do not exist for ascertaining such LIBOR Rate or (ii) a contingency has occurred which materially and adversely affects the Relevant Interbank Market relating to the LIBOR Rate.
(b)    The Administrative Agent shall have the rights specified in subsection 2.13(c) if at any time:
(i)    any Lender shall have determined that the making, maintenance or funding of any Revolver Loan to which a LIBOR Rate applies has been made unlawful by compliance by such Lender in good faith with any Law or any interpretation or application thereof by any Governmental Authority or with any request or directive of any such Governmental Authority (whether or not having the force of Law), or
(ii)    the Required Lenders shall have determined that the making, maintenance or funding of any Revolver Loan to which a LIBOR Rate applies has been made impracticable by compliance by such Lenders in good faith with any Law or any interpretation or application thereof by any Governmental Authority or with any request or directive of any such Governmental Authority (whether or not having the force of Law), or
(iii)    any Lender shall have determined that such LIBOR Rate will not adequately and fairly reflect the cost to such Lender of the establishment or maintenance of any such Loan, or
(iv)    any Lender shall have determined that after making all reasonable efforts, deposits of the relevant amount in Dollars or in the Optional Currency (as applicable) for the relevant Interest Period for a Revolver Loan, to which a LIBOR Rate applies, respectively, are not available to such Lender, or to banks generally, in the interbank eurodollar market, or

(v)    the Administrative Agent shall have determined that a fundamental change has occurred in the foreign exchange or interbank markets with respect to any Optional Currency (including, without limitation, changes in national or international financial, political or economic conditions or currency exchange rates or exchange controls, or
(vi)    the Administrative Agent, any Issuing Lender or any Lender shall have determined that any Law has made it unlawful, or that any Governmental Authority has asserted that is unlawful, for it to (A) perform any of its obligations hereunder or under any other Loan Document with respect to a Foreign Borrower, (B) to fund or maintain its participation in any Loan to a Foreign Borrower or (C) issue, make, maintain, fund or charge interest or fees with respect to any Credit Extension to a Foreign Borrower.
(c)    In the case of any event specified in subsection 2.13(a) above, the Administrative Agent shall promptly so notify the Lenders and the Borrowers thereof, and in the case of an event specified in subsection 2.13(b) above, such Lender(s) shall promptly so notify the Administrative Agent and endorse a certificate to such notice as to the specific circumstances of such notice, and the Administrative Agent shall promptly send copies of such notice and certificate to the other Lenders and the Borrowers. Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of (A) the Lenders, in the case of such notice given by the Administrative Agent, or (B) such Lender(s), in the case of such notice given by such Lender(s), to allow the Borrowers to select, convert to or renew a LIBOR Rate or select an Optional Currency (as applicable) shall be suspended until the Administrative Agent shall have later notified the Borrowers, or such Lender(s) shall have later notified the Administrative Agent, of the Administrative Agent’s or such Lender(s)’, as the case may be, determination that the circumstances giving rise to such previous determination no longer exist. If at any time the Administrative Agent makes a determination under subsection 2.13(a) and the Borrowers have previously notified the Administrative Agent of their selection of, conversion to or renewal of a LIBOR Rate and such interest rate has not yet gone into effect, such notification shall be deemed to provide for selection of, conversion to or renewal of a Base Rate Loan to the extent permitted hereunder. If any Lender notifies the Administrative Agent of a determination under subsection 2.13(b), the Borrowers shall, subject to the Borrowers’ indemnification obligations under subsection 2.18, as to any Revolver Loan of the Lender to which a LIBOR Rate applies, on the date specified in such notice either (i) as applicable, convert such Revolver Loan (if not denominated in an Optional Currency) to the Base Rate or select a different Optional Currency or Dollars, or (ii) prepay such Revolver Loan in accordance with Section 2.15. Absent due notice from the Borrowers of conversion or prepayment, such Revolver Loan shall automatically be converted to the Base Rate upon such specified date unless such Revolver Loan is in an Optional Currency in which case such Revolver Loan shall be prepaid. With respect to any determination under clause (vi) of Section 2.13(b), any obligation of any Lender or Issuing Lender to issue, maintain or fund any affected Credit Extension shall be suspended and, to the extent required by Law, cancelled. Upon receipt of any notice of determination under clause (vi) of Section 2.13(b), the Borrowers shall (A) repay such Lender’s or Issuing Lender’s participation in the Loans or other Obligations affected thereby on the last day of the Interest Period for each such Loan or other Obligation occurring after the Administrative Agent has notified the Borrowers’ Representative or, if earlier, the date specified by such Person in the notice delivered to the Administrative Agent (such specified date being no earlier than the last day of any applicable grace period permitted by applicable Law) and (B) take all reasonable actions requested by such Person to mitigate or avoid such illegality.
2.14    Termination, Reduction and Increase of Revolving Credit Commitments.
(a)    The Revolving Credit Commitments and the Swing Line Commitment shall be automatically terminated on the Termination Date whereupon all Revolver Loans and Swing Line Loans and accrued interest thereon shall become due and payable, except as provided in Section 2.26 in respect of any Extended Revolving Credit Commitments.
(b)    Upon at least five (5) Business Days’ prior written (including facsimile) notice to the Administrative Agent, the Borrowers may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Revolving Credit Commitments; provided, however, that (i) each partial reduction of the Revolving Credit Commitments shall be in a minimum principal amount of $5,000,000 or in a whole multiple thereof, and (ii) the Revolving Credit Commitments may not be reduced or terminated if, after giving effect thereto and to any prepayments of the Revolver Loans made on the effective date thereof, the Dollar Equivalent Facility Usage at such time would exceed the Total Commitments at such time. Any notice to reduce the Revolving Credit Commitments under this Section 2.14(b) shall be irrevocable; provided that a notice of termination of the Revolving Credit Commitments in full delivered by the Borrowers may state that such notice is conditioned upon the effectiveness of other credit facilities or debt or equity issuances, in which case such notice may be revoked by the Borrowers (by written notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.
(c)    Subject to Section 2.26, each reduction in the Revolving Credit Commitments hereunder shall be made ratably among the Lenders in accordance with their respective Commitment Percentages. The Borrowers shall pay to the Administrative Agent for the account of the Lenders on the date of each termination or reduction of the Revolving Credit Commitments the Commitment Fees on the amount of the Revolving Credit Commitments so terminated or reduced accrued to the date of such termination or reduction.
(d)    (i)    The Borrowers may by written notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy of such notice to each of the Lenders) request, from time to time the extension of one or more new Revolving Credit Commitments or one or more increases in the existing Revolving Credit Commitments (any such new or increased Revolving Credit Commitment, an “Incremental Revolving Credit Commitment”), in an aggregate amount not to exceed $100,000,000. Each Incremental Revolving Credit Commitment shall be in an aggregate amount not less than $5,000,000 and integral multiples thereof (or such lesser amount and/or multiples as may be agreed by the Borrowers’ Representative and the Administrative Agent). Each notice delivered pursuant to this Section 2.14(d)(i) shall specify (I) the date (the “Increase Effective Date”) on which the Borrowers propose that the proposed Incremental Revolving Credit Commitments shall be effective, which shall be a date not less than 10 Business Days after the date in which such notice is delivered to the Administrative Agent (unless otherwise consented to by the Administrative

Agent in its discretion), (II) the total amount of the Incremental Revolving Credit Commitments requested by the Borrowers and (III) the identity of the banks, financial institutions and other entities to whom the Borrowers propose that any portion of such Incremental Revolving Credit Commitments be allocated and the amounts of such allocations, which banks, financial institutions or other entities may or may not be existing Lenders, but who shall be Eligible Assignees. Any existing Lender approached to provide all or a portion of the Incremental Revolving Credit Commitments may elect or decline, in its sole discretion, to provide such Incremental Revolving Credit Commitment. Any proposed new Lender shall enter into an Accession Agreement pursuant to Section 2.14(d)(vi) (such additional Eligible Assignees becoming Lenders and any existing Lenders providing an Incremental Revolving Credit Commitment, collectively, the “Incremental Lenders”).
(ii)    An Incremental Revolving Credit Commitment shall become effective, as of the Increase Effective Date specified therefor; provided, that:
(I)    each of the conditions set forth in Section 4.2 shall be satisfied;
(II)    no Default or Event of Default shall have occurred and be continuing or would result therefrom or from the borrowings to be made on such Increase Effective Date and the use of proceeds thereof;
(III)    the Borrowers shall deliver or cause to be delivered any legal opinions or other documents reasonably requested by the Administrative Agent in connection with such Incremental Revolving Credit Commitment, including a certificate dated the Increase Effective Date and executed by a Responsible Officer of the Borrowers’ Representative certifying that all the requirements set forth in this Section 2.14(d)(ii) have been satisfied; and
(IV)    the Administrative Agent, PNC as an Issuing Lender, and the Swing Line Lender, shall have consented to any Lender providing such Incremental Revolving Credit Commitments (such consents not to be unreasonably withheld).
(iii)    Except as otherwise agreed by the Administrative Agent and the Borrowers’ Representative in an Incremental Facility Amendment, the terms and conditions of the Revolver Loans made pursuant to any Incremental Revolving Credit Commitment shall be identical to the terms and conditions of the existing Revolver Loans (including as to pricing and maturity, other than any upfront fees including upfront commitment, underwriting, syndication or other fees), and shall be part of the same Class of Loans and borrowings as the existing Revolver Loans.
(iv)    On the Increase Effective Date, the Borrowers shall repay all Revolver Loans (together with any amounts due under Section 2.18 as a result of such payment) of each of the Lenders having a Revolving Credit Commitment prior to the Increase Date (the “Pre-Increase Revolving Lenders”) and reborrow a like amount of Revolver Loans from the Lenders (including any new Lender providing an Incremental Revolving Credit Commitment), according to their new Commitment Percentages after giving effect to such Incremental

Revolving Credit Commitments. The Administrative Agent may, to the extent the Administrative Agent considers it practicable, net payments to and borrowings from the same Lender. In addition, on the Increase Effective Date for any Incremental Revolving Credit Commitment, each of the Pre-Increase Revolving Lenders shall automatically and without any further action by any party be deemed to have assigned to the Lenders which are acquiring Incremental Revolving Credit Commitments on the Increase Effective Date (the “Post-Increase Revolving Lenders”), and the Post-Increase Revolving Lenders will automatically and without any further action by any party be deemed to have assumed and purchased from the Pre-Increase Revolving Lenders, such participation interest in the Letter of Credit Obligations outstanding on such Increase Effective Date as shall be necessary in order that, after giving effect to all such deemed assignments and assumptions, the Letter of Credit Obligations shall be held by each Pre-Increase Revolving Lender and each Post-Increase Revolving Lender ratably in accordance with its Commitment Percentage after giving effect to the Incremental Revolving Credit Commitments.
(v)    The Incremental Revolver Loans and Incremental Revolving Credit Commitments established pursuant to this Section shall constitute Revolver Loans and Revolving Credit Commitments under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents.
(vi)    The Borrowers and the Administrative Agent may, without the consent of any other Lender, enter into an amendment to this Agreement and any other Loan Document (each an “Incremental Facility Amendment”) to appropriately include any credit commitments contemplated by this Section 2.14(d), including to provide that any Incremental Revolver Loans shall share in the optional and mandatory prepayments and commitment reductions on the same basis as the then outstanding Revolver Loans. Each Incremental Lender, if not already a Lender hereunder, shall become a party to this Agreement by completing and delivering to the Administrative Agent a duly executed accession agreement in a form reasonably satisfactory to the Administrative Agent and the Borrowers (an “Accession Agreement”), together with a processing and recordation fee of $3,500, and on the Increase Effective Date Schedule I shall be deemed to have been amended to reflect the Incremental Revolving Credit Commitments of such Incremental Lender as provided in such Accession Agreement.
2.15    Prepayment of Loans.
(a)    The Borrowers shall have the right at any time and from time to time to prepay Loans in the currency or currencies in which such Loans were made, in whole or in part, without premium or penalty (but in any event subject to subsection 2.18), upon prior written, telecopy or telephonic notice to the Administrative Agent given, in the case of Loans denominated in Dollars, no later than 11:00 am., Philadelphia time, one (1) Business Day before any proposed prepayment, and in the case of Optional Currency Loans, no later than 11:00 a.m., Philadelphia time, four (4) Business Days before any such proposed prepayment (or such shorter period as the Administrative Agent shall agree in its discretion). In each case the notice shall specify the date, amount and currency of each such prepayment, whether the prepayment is of LIBOR Loans or Base Rate Loans, or a combination thereof, and, if a combination thereof, the amount allocable to each; provided, however, that each such partial prepayment shall be in the principal amount of at least (i) with respect to prepayments of Base Rate, $1,000,000 or in whole multiples of $100,000 in excess thereof, and (ii) with respect to prepayments of Revolver Loans in Dollars that bear interest at the LIBOR Rate, $3,000,000 or in whole multiples of $100,000 in excess thereof, and (iii) with respect to prepayment of Revolver Loans in an Optional Currency, the Dollar Equivalent of $3,000,000 or in whole multiples of the Dollar Equivalent of $100,000 in excess thereof (or, with respect to Revolver Loans in an Optional Currency, such other minimum and increments as the Administrative Agent and the Borrowers shall agree).
(b)    On the date of any termination or reduction of the Revolving Credit Commitments pursuant to Section 2.14, the Borrowers shall pay or prepay so much of the Loans as shall be necessary in order that the Dollar Equivalent Facility Usage at such time would not exceed the aggregate amount of the Revolving Credit Commitments at such time.
(c)    If on any Computation Date the amount of the Dollar Equivalent Facility Usage is greater than the Total Commitments at such time, as applicable, as a result of a change in exchange rates between one or more Optional Currencies and Dollars, then the Administrative Agent shall notify the Borrowers of the same and the Borrowers shall within two (2) Business Days after receiving such notice prepay so much of the Loans as shall be necessary in order that the Dollar Equivalent Facility Usage shall not exceed the Total Commitments after giving effect to such prepayments. If on any Computation Date the amount of the Exposure of any Lender is greater than the Revolving Credit Commitment of such Lender at such time as a result of change in exchange rates between one or more Optional Currencies and Dollars, then the Administrative Agent shall notify the Borrowers of the same and the Borrowers shall within two (2) Business Days after receiving such notice prepay so much of the Loans as shall be necessary in order that the Exposure of such Lender shall not exceed the Revolving Credit Commitment of such Lender after giving effect to such prepayments.
(d)    All prepayment notices shall be irrevocable; provided that a prepayment notice for Payment in Full delivered by the Borrowers may state that such notice is conditioned upon the effectiveness of other credit facilities or debt or equity issuances, in which case such notice may be revoked by the Borrowers (by written notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. The principal amount of the Loans for which a prepayment notice is given, together with interest on such principal amount except with respect to Base Rate Loans, shall be due and payable on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made in the currency in which such Loan was made. If the Borrowers prepay a Revolver Loan in Dollars, all outstanding Swing Line Loans shall (unless the Swing Line Lender shall otherwise agree) first be repaid from the proceeds thereof. If the Borrowers fail to specify the applicable Tranche which the Borrowers are prepaying, the prepayment shall, subject to the immediately prior sentence, be applied to Base Rate Loans, then to Dollar LIBOR Loans and then to Optional Currency Loans, with payments applied to LIBOR Loans being applied in order of next maturing Interest Periods. Any prepayment hereunder shall be subject to the Borrowers’ obligation to indemnify the Lenders under Section 2.18.
(e)    Upon receipt of any notice of prepayment, the Administrative Agent shall promptly notify each Lender thereof.

(f)    Amounts prepaid pursuant to this Section (other than subsection (b) hereof) may be reborrowed, subject to the terms and conditions hereof.
2.16    Increased Costs.
(a)    If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement, which is addressed separately in this Section 2.16) or any Issuing Lender;
(ii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)    impose on any Lender, any Issuing Lender or the Relevant Interbank Market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, such Issuing Lender or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, such Issuing Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, after the request of such Lender, such Issuing Lender or other Recipient (subject to Section 2.16(e)), the Borrowers will pay to such Lender, such Issuing Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, such Issuing Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.
(b)    If any Lender or any Issuing Lender determines that any Change in Law affecting such Lender or such Issuing Lender or any lending office of such Lender or such Lender’s or such Issuing Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Lender’s capital or on the capital of such Lender’s or such Issuing Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans or other extensions of credit extended under any Loan Document made by, or participations in Letters of Credit or any extensions of credit under any Loan Document held by, such Lender, or the Letters of Credit issued by such Issuing Lender, to a level below that which such Lender or such Issuing Lender or such Lender’s or such Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Lender’s policies and the policies of such Lender’s or such Issuing Lender’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrowers will pay to such Lender or such Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Lender or such Lender’s or such Issuing Lender’s holding company for any such reduction suffered.
(c)    Each Lender and each Issuing Lender agrees that it will use reasonable efforts in order to avoid or to minimize, as the case may be, the payment by the Borrowers of any additional amount under subsections 2.16(a) or (b); provided, however, that no Lender or Issuing Lender shall be obligated to incur any expense, cost or other amount in connection with utilizing such reasonable efforts.
(d)    Failure or delay on the part of any Lender or Issuing Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital (“Costs”) shall not constitute a waiver of such Lender’s or such Issuing Lender’s right to demand such compensation; provided that the Borrowers shall not be under any obligation to compensate any Lender or Issuing Lender under paragraph (a) or (b) above with respect to Costs with respect to any period prior to the date that is three months prior to the date such Lender or Issuing Lender, as the case may be, knew or should reasonably have been expected to be aware of (i) the circumstances giving rise to such Costs, (ii) the fact that such circumstances would in fact result in a claim for increased compensation by reason of such Costs, and (iii) the exact amount of such Costs; provided further that the foregoing limitation shall not apply to any Costs arising out of the retroactive application of any law, regulation, rule, guideline or directive as aforesaid within such three month period. The protection of this Section shall be available to each Lender and each Issuing Lender regardless of any possible contention of the invalidity or inapplicability of the change in any guideline, directive or other Law that shall have occurred or been imposed.
(e)    A certificate of a Lender or Issuing Lender setting forth the amount or amounts necessary to compensate such Lender, Issuing Lender or other Recipient or its holding company, as the case may be, as specified in paragraphs (a) and (b) above and setting forth with reasonable detail the calculation of such amounts and delivered to the Borrowers’ Representative shall be conclusive absent manifest error. The Borrower shall pay such Lender, Issuing Lender or other Recipient, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.
(f)    The Borrowers shall pay to each Lender (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including eurocurrency funds or deposits, additional interest on the unpaid principal amount of each LIBOR Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement under Regulation D or under any similar, successor or analogous requirement of the Board of Governors of the Federal Reserve System (or any successor) or any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of LIBOR Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error), which in each case shall be due and payable on each date on which interest is payable on such Loan; provided that in each case the Borrowers shall have received at least ten days’ prior notice (with a copy to the Administrative Agent) of such additional interest or costs from such Lender. If a Lender fails to give notice ten (10) days prior to the relevant Interest Payment Date, such additional interest or costs shall be due and payable ten (10) days from receipt of such notice.
2.17    Taxes.
(a)    For purposes of this Section 2.17, the term “Lender” includes any Issuing Lender and the term “applicable Law” includes FATCA.
(b)    Any and all payments by or on account of any obligation of any Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Law. If any applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.17) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(c)    The Borrowers shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(d)    The Borrowers shall jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.17) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrowers’ Representative by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(e)    Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of any of the Borrowers to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.6(f) relating to the maintenance of a Participant Register, and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 2.17(e).
(f)    As soon as practicable after any payment of Taxes by any Borrower to a Governmental Authority pursuant to this Section 2.17, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(g)    (i)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrowers’ Representative and the Administrative Agent, at the time or times reasonably requested by the Borrowers’ Representative or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrowers’ Representative or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrowers’ Representative or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrowers’ Representative or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(g)(ii)(A), 2.17(g)(ii)(B) and (ii)(C) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)    Without limiting the generality of the foregoing,
(A)    any Lender that is a U.S. Person shall deliver to the Borrowers’ Representative and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers’ Representative or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers’ Representative and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers’ Representative or the Administrative Agent), whichever of the following is applicable:
(I)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or W-BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(II)    executed originals of IRS Form W-8ECI;
(III)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit 2.17(g)(A) to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of a Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or W-BEN-E; or
(IV)    to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit 2.17(g)(B) or Exhibit 2.17(g)(C), IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit 2.17(g)(D) on behalf of each such direct and indirect partner;
(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers’ Representative and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers’ Representative or the Administrative Agent), executed originals of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrowers or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrowers’ Representative and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrowers’ Representative or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrowers’ Representative or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrowers’ Representative and the Administrative Agent in writing of its legal inability to do so. In addition, the Lenders shall deliver to the Borrowers and the Administrative Agent, with respect to Taxes imposed by any Governmental Authority other than the United States of America, similar forms, if available (or the information that would be contained in similar forms if such forms are available), to the forms which are required to be provided under this subsection (g) with respect to Taxes of the United States of America.
(h)    Notwithstanding the foregoing subsections 2.17(a) through (f), the Borrowers shall not be required to pay any additional amounts to any Foreign Lender in respect of United States withholding or backup withholding tax pursuant to such subsections if (i) the obligation to pay such additional amounts would not have arisen but for a failure by such Lender to comply with the requirements of subsection 2.17(g) or (ii) such Lender shall not have furnished the Company with such forms listed in subsection 2.17(g) and shall not have taken such other steps as reasonably may be available to it under applicable tax laws and any applicable tax treaty or convention to obtain an exemption from, or reduction (to the lowest applicable rate) of, such United States withholding tax.
(i)    Without limiting the generality of the above in the case of a Borrower that is resident for tax purposes in the United Kingdom, any Lender entitled to benefits under the US/UK double tax treaty shall (i) deliver to the Internal Revenue Service (with copies delivered to the relevant Borrower and the Administrative Agent, in such number of copies as shall be requested by the recipient) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of such Borrower or the Administrative Agent, but only if such Lender is legally entitled to do so) duly completed copies (in triplicate) of the United Kingdom HM Revenue & Customs Form US/Company 2002 (or such other form as may from time to time be prescribed by applicable law or regulation) claiming exemption from withholding on account of United Kingdom income tax pursuant to the US/UK double tax treaty or (ii) (but only if such Lender is a holder of a Double Taxation Treaty Passport) notify the Borrowers’ Representative and the Administrative Agent of such Lender’s HMRC DTTP number (which number shall be used by the Borrowers in delivering timely notification of the Loans to HM Revenue & Customs). The relevant Borrower and such Lender shall each provide all reasonable information and assistance to the Internal Revenue Service and HM Revenue & Customs on a timely basis in order efficiently to process the relevant treaty claim, and shall keep each other (through the Administrative Agent) informed of any matters relating to such claim, including such Borrower providing a copy of any direction (or other authority) issued by the HM Revenue & Customs authorizing such Borrower to pay free and clear of any withholding on account of United Kingdom income tax and of any cancellation thereof.
(j)    If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.17 (including by the payment of additional amounts pursuant to this Section 2.17), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.17 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 2.17(j) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.17(j)), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 2.17(j) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(k)    Each party’s obligations under this Section 2.17 shall survive the resignation of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all Obligations.
2.18    Indemnity.
(a)    The Borrowers jointly and severally agree to indemnify each Lender and to hold each Lender harmless from any loss or expense (excluding loss of margin), which such Lender may sustain or incur as a consequence of (i) default by the Borrowers in payment when due of the principal amount of or interest on any LIBOR Loan or Swing Line Loan, (ii) default by the Borrowers in making a borrowing of, conversion into or continuation of LIBOR Loans or Swing Line Loans which are not Base Rate Loans after the Borrowers have given a notice requesting the same in accordance with the provisions of this Agreement, (iii) default by the Borrowers in making any prepayment after the Borrowers have given a notice thereof in accordance with the provisions of this Agreement, (iv) the making of a prepayment (whether voluntary, mandatory, as a result of acceleration or otherwise) of LIBOR Loans or Swing Line

Loans which are not Base Rate Loans on a day which is not the last day of an Interest Period with respect thereto (or, in the case of a Swing Line Loan on the date such Swing Line Loan is due), or (v) the assignment of any LIBOR Loan other than on the last day of the Interest Period or maturity date applicable thereto as a result of a request by the Borrowers pursuant to Section 2.24, including, without limitation, in each case, any such loss or expense arising from the reemployment of funds obtained by it or from fees payable to terminate the deposits from which such funds were obtained. A certificate as to any amounts that a Lender is entitled to receive under this Section 2.18 submitted by such Lender, through the Administrative Agent, to the Company shall be conclusive in the absence of manifest error and all such amounts shall be paid by the Borrowers promptly upon demand by such Lender. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.
(b)    For the purpose of calculation of all amounts payable to a Lender under this subsection, each Lender shall be deemed to have actually funded its relevant LIBOR Loan or Swing Line Loan through the purchase of a deposit bearing interest at the LIBOR Rate or the applicable rate on such Swing Line Loan, as the case may be, in an amount equal to the amount of that LIBOR Loan or Swing Line Loan, as the case may be, and having a maturity comparable to the relevant Interest Period or applicable period for such Swing Line Loan; provided, however, that each Lender may fund each of its LIBOR Loans, and the Swing Line Lender may fund its Swing Line Loans, in any manner it sees fit, and the foregoing assumptions shall be utilized only for the calculation of amounts payable under this subsection. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
2.19    Judgment Currency.
(a)    If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder or under a Note in any currency (the “Original Currency”) into another currency (the “Other Currency”), the parties hereby agree, to the fullest extent permitted by Law, that the rate of exchange used shall be that at which in accordance with normal lending procedures the Administrative Agent could purchase the Original Currency with the Other Currency after any premium and costs of exchange on the Business Day preceding that on which final judgment is given.
(b)    The obligation of the Borrowers in respect of any sum due from the Borrowers to any Lender hereunder shall, notwithstanding any judgment in an Other Currency, whether pursuant to a judgment or otherwise, be discharged only to the extent that, on the Business Day following receipt by any Lender of any sum adjudged to be so due in such Other Currency, such Lender may in accordance with normal banking procedures purchase the Original Currency with such Other Currency. If the amount of the Original Currency so purchased is less than the sum originally due to such Lender in the Original Currency, the Borrowers jointly and severally agree, as a separate obligation and notwithstanding any such judgment or payment, to indemnify such Lender against such loss.

2.20    Borrowers’ Representative. Each of the Borrowers hereby appoints the Company as its non‑exclusive representative, and grants to the Company an irrevocable power of attorney to act as its attorney-in-fact, with regard to all matters relating to this Agreement and each of the other Loan Documents, including, without limitation, execution and delivery of any Notice of Borrowing, and amendments, supplements, waivers or other modifications hereto or thereto, receipt of any notices hereunder or thereunder and receipt of service of process in connection herewith or therewith and making all elections as to interest rates and interest payment dates. (In such capacity, the Company is herein referred to as the “Borrowers’ Representative.”) The Administrative Agent and the Lenders shall be entitled to rely exclusively on the Borrowers’ Representative’s authority so to act in each instance without inquiry or investigation, and each of the Borrowers hereby agrees to indemnify and hold harmless the Administrative Agent and the Lenders for any losses, costs, delays, errors, claims, penalties or charges arising from or out of the Borrowers’ Representative’s actions pursuant to this Section 2.20 and the Administrative Agent’s and the Lenders’ reliance thereon and hereon. Notice from the Borrowers’ Representative shall be deemed to be notice from all of the Borrowers and notice to the Borrowers’ Representative shall be deemed to be notice to all of the Borrowers. Nothing in this Section 2.20 shall vitiate or be held contrary to the Borrowers’ representations and covenants regarding the Loans or the net worth or solvency of the Borrowers made herein or in any of the Loan Documents.
2.21    European Monetary Union. (a) If (i) any Optional Currency ceases to be lawful currency of the nation issuing the same and is replaced by the Euro, or (ii) any Optional Currency and the Euro are at the same time recognized by any governmental authority of the nation issuing such currency as lawful currency of such nation and the Administrative Agent shall so request in a notice delivered to the Borrowers, then any amount payable hereunder by the Borrowers in such Optional Currency shall instead be payable in the Euro and the amount so payable shall be determined by translating the amount payable in such Optional Currency to the Euro at the exchange rate established by that nation for the purpose of implementing the replacement of the relevant Optional Currency by the Euro (and the provisions governing payments in Optional Currencies in this Agreement shall apply to such payment in the Euro as if such payment in the Euro were a payment in an Optional Currency) (a “Currency Replacement”). Prior to the occurrence of the event or events described in clauses (i) and (ii) of the preceding sentence, each amount payable hereunder in any Optional Currency will, except as otherwise provided herein, continue to be payable only in that Optional Currency.
(b)    The Borrowers agree, at the request of the Administrative Agent, to compensate the Administrative Agent or any Lender for any loss, cost, expense or reduction in return that the Administrative Agent or such Lender shall reasonably determine shall be incurred or sustained by the Administrative Agent or such Lender as a result of a Currency Replacement and that would not have been incurred or sustained but for the transactions provided for herein. A certificate of the Administrative Agent or such Lender setting forth the determination of the amount or amounts necessary to compensate the Administrative Agent or such Lender shall be delivered to the Borrowers through the Administrative Agent and shall be conclusive absent manifest error so long as such determination is made on a reasonable basis. The Borrowers shall pay the Administrative Agent or such Lender, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.
(c)    The Borrowers agree at the time of or at any time following the implementation of any changes to the European monetary union, to use reasonable efforts to enter into an agreement amending this Agreement in order to reflect the implementation of such changes, and to place the Lenders and the Borrowers in the position with respect to the settlement of payments of the Euro as they would have been with respect to the settlement of the Optional Currency it replaced.
2.22    Foreign Borrower Obligations. (a) Notwithstanding the joint and several liability of the Borrowers under this Agreement (including notwithstanding Section 9.19 of this Agreement), each Foreign Borrower shall be liable solely for principal and interest on Loans (or Reimbursement Obligations) specifically made or advanced to (or issued for the account of) such Foreign Borrower. Each Foreign Borrower shall be liable only for its pro rata share of all fees and expenses and other sums due hereunder (other than principal and interest on the Loans) based upon the ratio of Loans outstanding to such Foreign Borrower to the total amount of Loans outstanding hereunder. A Foreign Borrower shall only be liable for indemnities to be paid under or in relation to this Agreement if and to the extent the corresponding damages are caused by such Foreign Borrower. For the avoidance of doubt, no Foreign Borrower shall be liable for the principal of or interest on any Loan made or advanced to any Domestic Borrower (and not to such Foreign Borrower), any Reimbursement Obligation relating to a Letter of Credit issued for the account of a Domestic Borrower or, except as specifically provided in this Section 2.22(a), any other Obligation of a Domestic Borrower.
(b)    Any Foreign Borrower may from time to time deliver a termination notice to the Administrative Agent requesting that it no longer be a party hereto. Such termination shall be effective two Business Days after receipt by the Administrative Agent so long as all obligations of such Foreign Borrower hereunder have been paid in full (including principal, interest and other amounts) and no Letter of Credit issued for the account or benefit of such Foreign Borrower is outstanding; provided that, to the extent this Agreement provides for the survival of certain provisions upon termination hereof, such surviving provisions shall survive a termination under this subsection with respect to any such Foreign Borrower. Following receipt of such notice, no further Loans may be borrowed by such Foreign Borrower hereunder, unless such Foreign Borrower shall thereafter rejoin this Agreement as a Borrower pursuant to the joinder provisions of Section 5.9 hereof.
(c)    With respect to each Borrower that is incorporated or formed in Denmark, such Borrower’s obligations under this Agreement or under any of the other Loan Documents shall be limited if and to the extent required to comply with Danish statutory provisions on unlawful financial assistance including without limitation, Sections 206, 207, 208, 209, 210, 211 and 212 of the Danish Companies Act (2009) or any other applicable financial assistance rules of Denmark.
2.23    Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Sections 2.16 or 2.17 with respect to such Lender, it will, if requested by the Borrowers, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal, regulatory or other disadvantage, and provided, further, that nothing in this Section shall affect or delay the required performance of any of the obligations of the Borrowers or the rights of any Lender pursuant to Sections 2.16 or 2.17.
2.24    Substitution of Lenders. Upon the receipt by the Borrowers from any Lender (an “Affected Lender”) of a notice under Section 2.13(b) or 5.9(b) or a claim under Section 2.16 or 2.17, or at any time that a Lender is a Defaulting Lender or a Non-Consenting Lender, the Borrowers may: (a) request one or more of the other Lenders to acquire and assume all or part of such Affected Lender’s or Defaulting Lender’s, as the case may be, Loans and Commitment; or (b) replace such Affected Lender or Defaulting Lender, as the case may be, by designating another Lender or financial institution that is willing to acquire such Loans and assume such Commitment; provided that (i) such replacement does not conflict with any Law, (ii) no Default or Event of Default shall have occurred and be continuing at the time of such replacement, (iii) the replacement Lender or institution shall purchase, at par, all Loans, accrued interest, accrued fees and other amounts owing to such replaced Lender on and as of the date of replacement, (iv) the Borrowers shall be liable to such replaced Lender under Section 2.18 if any LIBOR Loan owing to such replaced Lender shall be prepaid (or purchased) other than on the last day of the Interest Period relating thereto and shall pay any such amounts to such Lender on the date of such replacement, (v) the replacement Lender or institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent, (vi) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 9.6 (provided that the Borrowers or replacement Lender shall be obligated to pay the registration and processing fee), (vii) the Borrowers shall pay all additional amounts (if any) required pursuant to Sections 2.16 or 2.17, as the case may be, to the extent such additional amounts were incurred on or prior to the consummation of such replacement, (viii) in the case of any such assignment resulting from a claim under Section 2.16 or 2.17, such assignment will result in a reduction in such compensation or payments thereafter and (ix) in the case of any such assignment resulting from a notice under Section 5.9(b), such assignment will result in the applicable Foreign Subsidiary becoming a Borrower hereunder.
2.25    Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(a)    fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.7(a);
(b)    the Commitment and outstanding Loans of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.1); provided, that this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender directly affected thereby;
(c)    if any Swing Line Loans are outstanding or any Letter of Credit Obligations exist at the time such Lender becomes a Defaulting Lender, then:
(i)    all or any part of the outstanding Swing Line Loans and Letter of Credit Obligations of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Commitment Percentages of the Revolving Credit Commitments (calculated without regard to such Defaulting Lender’s Revolving Credit Commitment) but only to the extent that such reallocation does not cause the Exposure of any non-Defaulting Lender to exceed such non-Defaulting Lender’s Revolving Credit Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation;
(ii)    if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrowers shall within three (3) Business Days following notice by the Administrative Agent (x) first, prepay such outstanding Swing Line Loans, and (y) second, cash collateralize for the benefit of the Issuing Lenders the Borrowers’ obligations corresponding to such Defaulting Lender’s Letter of Credit Obligations (after giving effect to any partial reallocation pursuant to clause (i) above) in a deposit account held at the Administrative Agent for so long as such Letter of Credit Obligations are outstanding;
(iii)    if the Borrowers cash collateralize any portion of such Defaulting Lender’s Letter of Credit Obligations pursuant to clause (ii) above, the Borrowers shall not be required to pay any fees to, or in respect of, such Defaulting Lender pursuant to Section 2.8(b) with respect to such Defaulting Lender’s Letter of Credit Obligations during the period such Defaulting Lender’s Letter of Credit Obligations are cash collateralized;
(iv)    if the Letter of Credit Obligations of the non-Defaulting Lenders are reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.8(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Commitment Percentage; and
(v)    if all or any portion of such Defaulting Lender’s Letter of Credit Obligations are neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of any Issuing Lender or any other Lender hereunder, all Letter of Credit Fees payable under Section 2.8(b) with respect to such Defaulting Lender’s Letter of Credit Obligations shall be payable to the Issuing Lenders (and not to such Defaulting Lender) until and to the extent that such Letter of Credit Obligations are reallocated and/or cash collateralized; and
(d)    the Swing Line Lender shall not be required to, but in its sole discretion may from time to time elect to, fund any Swing Line Loan and no Issuing Lender shall be required to, but in its sole discretion may from time to time elect to, issue, amend or increase any

Letter of Credit, unless it is satisfied in its sole discretion that the related exposure and the Defaulting Lender’s then outstanding Letter of Credit Obligations and Commitment Percentage of Swing Line Loans will be 100% covered by the Revolving Credit Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrowers in accordance with Section 2.25(c), and participating interests in any newly made Swing Line Loans or any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.25(c)(i) or Section 2.25(c)(ii), as applicable, and such Defaulting Lender shall not participate therein.
If (i) a Bankruptcy Event with respect to a parent company of any Lender shall occur following the date hereof and for so long as such event shall continue, or (ii) the Swing Line Lender or an Issuing Lender has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Swing Line Lender shall not be required to fund any Swing Line Loan and such Issuing Lender shall not be required to issue, amend or increase any Letter of Credit, unless the Swing Line Lender or such Issuing Lender, as the case may be, shall have entered into arrangements with the Borrowers or such Lender, satisfactory to the Swing Line Lender or such Issuing Lender, as the case may be, to defease any risk to it in respect of such Lender hereunder.
In the event that the Administrative Agent, the Borrowers’ Representative, PNC and the Issuing Lenders agree in writing that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Administrative Agent will so notify the parties hereto, and the Commitment Percentages of the Swing Line Loans and Letter of Credit Obligations of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment Percentage, and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swing Line Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Commitment Percentage, subject to the provisions of Section 2.18.
2.26    Extension Amendments. (a) So long as no Event of Default has occurred and is continuing (after giving effect to any amendments and/or waivers that are or become effective on the date of the relevant conversion), the Borrowers may at any time and from time to time request that all or a portion of any Class of Revolving Credit Commitments then in existence selected by the Borrowers (such Class, the “Reference Revolving Credit Commitments”) be converted to extend the termination date thereof and maturity date of the Loans made thereunder (the “Reference Revolver Loans”) and to provide for other terms permitted by this Section 2.26 (any portion thereof that have been so extended, “Extended Revolving Credit Commitments” and any related revolving loans, “Extended Revolver Loans” and the remainder not so extended, “Non-Extended Revolving Credit Commitments” and “Non-Extended Revolver Loans,” respectively). Prior to entering into any Extension Agreement with respect to any Reference Revolving Credit Commitments, the Borrowers shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each Lender who has Reference Revolving Credit Commitments) in such form as approved from time to time by the Borrowers’ Representative and the Administrative Agent (each, an “Extension Request”) setting forth the terms of the proposed Extended Revolving Credit Commitments, which terms shall be identical to those applicable to the Reference Revolving Credit Commitments, except for “Section 2.26

Additional Agreements” (as hereinafter defined) or as otherwise permitted by this Section 2.26 and except (i) the final termination date of such Extended Revolving Credit Commitments and the maturity date of Extended Revolver Loans may be delayed to a later date than the final maturity date of the applicable Reference Revolving Credit Commitment from which they were converted, (ii) the interest rate and upfront or other fees of the Extended Revolver Loans may be higher or lower than the Reference Revolver Loans and (iii) the commitment fee rate with respect to the Extended Revolving Credit Commitments may be higher or lower than the commitment fee rate for the Reference Revolving Credit Commitments, in each case to the extent provided in the applicable Extension Agreement; provided that, notwithstanding anything to the contrary in this Section 2.26 or otherwise, until the occurrence of the Termination Date for the Reference Revolving Credit Commitments, the borrowing of Extended Revolver Loans under any Extended Revolving Credit Commitments shall be made on a pro rata basis with any borrowings of Non-Extended Revolver Loans (the mechanics for which may be implemented through the applicable Extension Agreement and may include technical changes related to the borrowing and repayment procedures of the Revolver Loans as determined by the Administrative Agent in the reasonable exercise of its discretion). No Lender shall have any obligation to agree to have any of its Reference Revolving Credit Commitments or Reference Revolver Loans converted into Extended Revolving Credit Commitments or Extended Revolver Loans, as applicable, pursuant to any Extension Request.
(b)    The Borrowers shall provide the applicable Extension Request at least five Business Days prior to the date on which the applicable Lenders are requested to respond (or such later date as the Administrative Agent may agree). Any Lender (an “Extending Lender”) wishing to have all or a portion of its Reference Revolving Credit Commitments converted into Extended Loans/Commitments shall notify the Administrative Agent (such notice to be in such form as approved from time to time by the Borrowers and the Administrative Agent) (each, an “Extension Election”) on or prior to the date specified in such Extension Request (which shall in any event be no less than three Business Days prior to the effectiveness of the applicable Extension Agreement) of the amount of its Reference Revolving Credit Commitments that it has elected to convert into Extended Loans/Commitments. In the event that the aggregate amount of the applicable Reference Revolving Credit Commitments subject to Extension Elections exceeds the amount of the applicable Extended Loans/Commitments requested pursuant to the Extension Request, the applicable Reference Revolving Credit Commitments subject to such Extension Elections shall be converted to Extended Loans/Commitments on a pro rata basis based on the amount of the applicable Reference Revolving Credit Commitments included in each such Extension Election. Notwithstanding the conversion of any Reference Revolving Credit Commitment into an Extended Revolving Credit Commitment, such Extended Revolving Credit Commitment shall be treated identically to all Reference Revolving Credit Commitments for purposes of the obligations of a Lender with a Revolving Credit Commitment in respect of Letters of Credit under Section 2.8, except that the last day for issuing Letters of Credit may be extended and the related obligations to issue Letters of Credit may be continued so long as the applicable Issuing Lender has consented to such extensions.
(c)    So long as no Event of Default has occurred and is continuing (after giving effect to any amendments and/or waivers that are or become effective on the date that such Extended Loans/Commitments are established), Extended Loans/Commitments may be established pursuant to a supplement (which shall set forth the effective date of such extension) to this Agreement (which, except to the extent expressly contemplated below, shall require the consent only of the Lenders who elect to make the Extended Loans/Commitments established thereby) in such form as approved from time to time by the Borrowers and the Administrative Agent in the reasonable exercise of its discretion (each, an “Extension Agreement”) executed by the Borrowers, the Administrative Agent and the Extending Lenders. Any Extension Agreement may provide for additional terms (other than those referred to or contemplated in this Section 2.26 or in the form of the Extension Request or Extension Agreement (each, a “Section 2.26 Additional Agreement”)) to this Agreement and the other Loan Documents; provided that no such Section 2.26 Additional Agreement shall become effective prior to the time that such Section 2.26 Additional Agreement has been consented to by such of the Lenders, Borrowers and other parties (if any) as would be required (including, without limitation, under the requirements of Section 9.1) if such Section 2.26 Additional Agreement were a separate and independent amendment of this Agreement.
(d)    Notwithstanding anything to the contrary contained in this Agreement, if any Extension Agreement relating to Revolving Credit Commitments or Revolver Loans is entered into, the following provisions of this Section 2.26(d) shall apply to Revolving Credit Commitments and Revolver Loans while any Non-Extended Revolving Credit Commitments remain outstanding. Any voluntary reduction of Revolving Credit Commitments (whether or not accompanied by a prepayment of Revolver Loans) shall be applied among the outstanding Revolving Credit Commitments of all Classes pro rata to the amounts of Revolving Credit Commitments thereof; provided that, the Borrowers may elect to reduce Non-Extended Revolving Credit Commitments (on a pro rata basis among Non-Extended Revolving Credit Commitments) prior to reducing any Extended Revolving Credit Commitments (a “Specified Commitment Reduction”). In connection with any Specified Commitment Reduction, the Borrower shall prepay Non-Extended Revolver Loans to the extent required by Section 2.14(b). If the conditions precedent to borrowing set forth in Section 4.2 are satisfied at the time, such prepayment may be made with the proceeds of Extended Revolver Loans to be made concurrently therewith.
(e)    The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents with the applicable Borrowers as may be necessary or advisable in order to effectuate the transactions contemplated by this Section 2.26 and/or to appropriately reflect the different Classes, including (if applicable) any different economic terms thereof. All such amendments entered into with the applicable Borrowers by the Administrative Agent hereunder shall be binding and conclusive on all Lenders.
SECTION 3. REPRESENTATIONS AND WARRANTIES
To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, each of the Borrowers hereby represents and warrants to the Administrative Agent and each Lender that:

3.1    Financial Condition. The consolidated balance sheet of the Company and its consolidated Subsidiaries as at December 31, 2014 and June 30, 2015, and the related consolidated statements of income and of cash flows for the periods ended on such dates, copies of which have heretofore been furnished to each Lender, present fairly the consolidated financial condition of the Company and its consolidated Subsidiaries as at such dates, and the consolidated results of their operations and their consolidated cash flows for the periods then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (subject to, in the case of the June 30, 2015 financial statements, normal year-end adjustments and the absence of footnotes). Neither the Company nor any of its consolidated Subsidiaries had, at the date of the most recent balance sheet referred to above, any material Guaranty Obligation, liability for taxes, or any long‑term lease or unusual forward or long‑term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is required by GAAP to be but is not reflected in the foregoing statements or in the notes thereto.
3.2    No Change. Since December 31, 2014, there has been no development or event nor any prospective development or event which has had or could reasonably be expected to have a Material Adverse Effect.
3.3    Corporate Existence; Compliance with Law. Each of the Borrowers and its Subsidiaries (a) is duly organized, validly existing and in good standing (to the extent applicable in the relevant jurisdiction of formation or its jurisdictional equivalent) under the laws of the jurisdiction of its organization, (b) has the corporate or other power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified (or duly registered or its equivalent) to transact business and in good standing (or its jurisdictional equivalent) under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect, and (d) is in compliance with all Laws except to the extent that its failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
3.4    Corporate Power; Authorization; Enforceable Obligations. Each of the Borrowers has the corporate or other power, authority, and legal right to make, deliver and perform this Agreement, the Applications and each other Loan Document to which it is a party and to borrow hereunder and has taken all necessary corporate or other action to authorize the Extensions of Credit on the terms and conditions of this Agreement and each other Loan Document to which it is a party and to authorize the execution, delivery and performance of this Agreement and each other Loan Document to which it is a party. No consent or authorization of, filing with or other act by or in respect of, any Governmental Authority or any other Person (including stockholders and creditors of the Borrowers) is required in connection with the Extensions of Credit hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement, the Notes, the Applications or any other Loan Document, except to the extent that such consent or authorization has been obtained or such filing or action has been completed prior to the date hereof. This Agreement has been and each other Loan Document to which it is a party will be, duly executed and delivered on behalf of such Borrower. This Agreement constitutes and each other Loan Document when executed and delivered will constitute, a legal, valid and binding obligation of the Borrowers party thereto enforceable against such Borrowers in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).
3.5    No Legal Bar. The execution, delivery and performance of this Agreement, the Notes, the Applications and the other Loan Documents by the Borrowers, the Extensions of Credit extended hereunder and the use of the proceeds thereof will not violate any Requirement of Law or material Contractual Obligation of any Borrower or any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any properties or revenues of any Borrower pursuant to any such Requirement of Law or material Contractual Obligation.
3.6    No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrowers, threatened against any Borrower or any of their respective Subsidiaries or against any of its or their respective properties or revenues (a) with respect to this Agreement, the Notes, the other Loan Documents or any of the transactions contemplated hereby, or (b) as to which there is a reasonable likelihood of an adverse determination and which, if adversely determined, could have a Material Adverse Effect.
3.7    No Default. Neither the Company, any other Borrower nor any of its or their Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.
3.8    Taxes. Each of the Borrowers has filed or caused to be filed all tax returns which, to its knowledge, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves, if any, in conformity with GAAP have been provided on the books of the Company or its Subsidiaries, as the case may be); no federal tax Lien has been filed against any of the Borrowers or any of their Subsidiaries.
3.9    Federal Regulations. None of the Borrowers or any Subsidiary of any Borrower engages or intends to engage principally in the business of extending credit for the purpose, immediately, incidentally or ultimately, of purchasing or carrying margin stock (within the meaning of Regulations T, U and X). No part of the proceeds of any Extension of Credit will be used for “purchasing” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U or for any purpose which violates the provisions of Regulation U or any other Regulations of the Board of Governors of the Federal Reserve System. If requested by any Lender or the Administrative Agent, the Borrowers will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U‑l referred to in said Regulation U. In addition, and without limiting the foregoing, no part of the proceeds of any Extension of Credit will be used for any purpose which violates, or which is inconsistent with, the provisions of Regulations T, U and X.
3.10    ERISA. (d) Each Plan (such representations in respect of any Multiemployer Plan being made to the best knowledge of each Borrower) has complied in all material respects with the applicable provisions of ERISA and the Code, except for any noncompliance that could not reasonably be expected to have a Material Adverse Effect. No prohibited transaction (as defined in subsection 7.1(i)), Unpaid Minimum Required Contribution or Reportable Event has occurred with respect to any Single Employer Plan that could reasonably be expected to have a Material Adverse Effect. The present value of all accrued benefits under each Single Employer Plan of which any Borrower, any Subsidiary or a Commonly Controlled Entity is a sponsor (based on those assumptions used to fund the Plans), as calculated by such Borrower’s actuaries, did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of the Plans allocable to such benefits by an amount which could reasonably be expected to have a Material Adverse Effect. Neither any Borrower, any Subsidiary nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan and neither any Borrower nor any Subsidiary or Commonly Controlled Entity would become subject under ERISA to any liability if any Borrower, any Subsidiary or any such Commonly Controlled Entity were to withdraw completely from any Multiemployer Plan as of the valuation date most closely preceding the date this representation is made or deemed made, except in each case to the extent such liability to the Borrowers and their Subsidiaries could not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Borrowers, such Multiemployer Plans are neither in Reorganization as defined in Section 4241 of ERISA nor Insolvent as defined in Section 4245 of ERISA. The present value (determined using actuarial and other assumptions which are reasonable in respect of the benefits provided and the employees participating) of the liability of the Borrowers and each Subsidiary and Commonly Controlled Entity for post‑retirement benefits to be provided to their current and former employees under plans which are welfare benefit plans (as defined in Section 3(1) of ERISA) does not, in the aggregate, exceed the assets under all such plans allocable to such benefits by an amount that could reasonably be expected to have a Material Adverse Effect. Neither any Borrower, any Subsidiary nor any Commonly Controlled Entity has any or has received notice of any liability under the Coal Industry Retiree Health Benefit Act of 1992 that could reasonably be expected to have a Material Adverse Effect. Neither a Reportable Event nor an Unpaid Minimum Required Contribution has occurred during the five‑year period to the date on which this representation is made or deemed made with respect to any Single Employer Plan or Multiemployer Plan that could reasonably be expected to have a Material Adverse Effect. No (i) termination of a Single Employer Plan has occurred during such five-year period that could reasonably be expected to have a Material Adverse Effect and (ii) no Lien on assets of any of the Borrowers, any Subsidiary or any Commonly Controlled Entity in favor of the PBGC or a Plan has arisen during such five‑year period. Each Plan intended to be qualified under Section 401(a) of the Code, as most recently amended, including amendments to any trust agreement, group annuity or insurance contract, or other governing instrument, is the subject of a favorable determination by the Internal Revenue Service with respect to its qualification under Section 401(a) of the Code or uses a prototype or volume submitter plan that is the subject of a favorable opinion letter issued by the Internal Revenue Service, and to the knowledge of the Borrowers, no amendment adopted after such determination negatively affects the qualification of such Plan in a manner that could reasonably be expected to have a Material Adverse Effect, which shall be determined for purposes of this subsection by treating any incremental liability to such Plan and its participants or beneficiaries resulting from such an amendment as if payable by the Borrowers.
(b)    With respect to each Foreign Pension Plan, (1) no Foreign Benefit Event has occurred, no liability (whether or not such liability is being litigated ) has been asserted against any Borrower, any Subsidiary or any Commonly Controlled Entity by the applicable Governmental Authority or other Person in an aggregate amount that could reasonably be expected to have a Material Adverse Effect, (1) no Lien has attached on any of the Borrower’s, any Subsidiary’s or any Commonly Controlled Entity’s property as a result of failure to comply with any Law or as a result of the termination of any Foreign Pension Plan, and (1) neither any Borrower, any Subsidiary nor any Commonly Controlled Entity has an unfulfilled obligation to contribute to any Foreign Pension Plan that could reasonably be expected to have a Material Adverse Effect.
3.11    Investment Company Act. None of the Borrowers is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.
3.12    [Intentionally Omitted].
3.13    Environmental Matters. Except to the extent that all of the following could not reasonably be expected to have a Material Adverse Effect:
(a)    The Properties do not contain, in, on, or under, including, without limitation, the soil and groundwater thereunder, any Materials of Environmental Concern in amounts or concentrations that constitute a violation of, or reasonably could give rise to liability under Environmental Laws.
(b)    Each of the Borrowers and their Subsidiaries and the operations of the Borrowers and their Subsidiaries at the Properties are in compliance, and for the immediately prior five years been in compliance with all applicable Environmental Laws, and there is no contamination at the Properties or violation by any Borrower or Subsidiary of any Environmental Law with respect to the Properties or the business operated by any Borrower or any Subsidiary thereof which could reasonably be expected to interfere with the continued operation of any of the Properties or impair the fair saleable value of any thereof.
(c)    Neither the Company nor any other Borrower nor any of their Subsidiaries has received written notice of any claim, violation, alleged violation, non‑compliance, investigation or potential liability of any Borrower or Subsidiary thereof under any Environmental Law with regard to the Properties that remains pending or is unresolved or is the source of ongoing obligations of any Borrower or Subsidiary thereof.
(d)    None of the Borrowers or their Subsidiaries have generated, treated, stored, transported, or disposed of Materials of Environmental Concern at, on, from or under any of the Properties nor have any of the Borrowers or their Subsidiaries arranged for transportation for treatment or disposal of Materials of Environmental Concern from the Properties to any other location except in either case in the ordinary course of business of the Borrowers or their Subsidiaries in compliance with applicable Environmental Laws and as could not reasonably be expected to give rise to liability under any applicable Environmental Law.
(e)    There are no governmental, administrative or judicial actions or proceedings pending or, to the knowledge of each Borrower threatened under any Environmental Laws with respect to the Properties to which the Company or any Subsidiary is or will be named as a party, nor is any Borrower or any Subsidiary subject to any order or decree of any Governmental Authority under any Environmental Law with respect to any of the Properties.
(f)    There has been no release or threatened release of Materials of Environmental Concern at or from the Properties arising from the operation of the Company or any of its Subsidiaries in violation of or in amounts or in a manner that could reasonably be expected to result in liability under any Environmental Law.
3.14    No Material Misstatements. No financial statement, exhibit or schedule furnished by or on behalf of any Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement, any Note or any other Loan Document contains any misstatement of fact, or omitted or omits to state any fact necessary to make the statements therein not misleading under the circumstances under which they were made or given, where such misstatement or omission would be material to the interests of the Lenders with respect to the performance of one or more Borrowers of its or their obligations hereunder or thereunder.
3.15    Title to Properties. The Borrowers have good and marketable title to or valid leasehold interests in all material properties, assets and other rights which they purport to own or lease or which are reflected as owned or leased on their respective books and records, free and clear of all Liens and encumbrances except Permitted Liens, and subject to the terms and conditions of the applicable leases, except for minor defects in title that do not interfere in any material respect with their ability to conduct their businesses as presently conducted. All leases of property are in full force and effect without the necessity for any consent which has not previously been obtained unless the failure to be in effect or to obtain such consent would not have a Material Adverse Effect.
3.16    Intellectual Property. Each of the Borrowers owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know‑how and processes necessary for the conduct of its business as currently conducted (the “Intellectual Property”), except for those as to which the failure to own or license could not reasonably be expected to have a Material Adverse Effect. No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property, nor does such Borrower know of any valid basis for any such claim which could reasonably be expected to have a Material Adverse Effect. The use of such Intellectual Property by the Borrowers and their Subsidiaries does not infringe the rights of any Person, except for such claims and infringements that, in the aggregate, do not have a Material Adverse Effect.

3.17    List of Subsidiaries. All of the Subsidiaries of each Borrower as of the date hereof are listed on Schedule 3.17 to this Agreement under its name.
3.18    Solvency. The Borrowers, taken as a whole, are solvent such that: (a) the fair value of their assets (including without limitation the fair salable value of the goodwill and other intangible property of such Borrower) is greater than the total amount of their liabilities, including without limitation, Guaranty Obligations, (b) the present fair salable value of their assets (including without limitation the fair salable value of the goodwill and other intangible property of such Borrower) is not less than the amount that will be required to pay the probable liability on their debts as they become absolute and matured, and (c) they are able to realize upon their assets and pay their debts and other liabilities and commitments (including Guaranty Obligations) as they mature in the normal course of business. The Borrowers, taken as a whole, (a) do not intend to, and do not believe that they will, incur debts or liabilities beyond their ability to pay as such debts and liabilities mature, and (b) are not engaged in a business or transaction, or about to engage in a business or transaction, for which their property would constitute unreasonably small capital after giving due consideration to the prevailing practice and industry in which they are engaged.
3.19    Insurance. All insurance policies and bonds maintained by the Borrowers and their Subsidiaries or any replacements thereof provide adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of the Borrowers and their Subsidiaries in accordance with prudent business practice in the industry of the Borrowers and their Subsidiaries.
3.20    Anti-Terrorism Laws. Neither the Company nor any of its Subsidiaries (a) is a Sanctioned Person, (b) either in its own right or through any third party, (i) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any applicable Anti-Terrorism Law, (ii) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any applicable Anti-Terrorism Law; or (iii) engages in any dealings or transactions prohibited by any applicable Anti-Terrorism Law.
3.21    Policies and Procedures regarding Anti-Terrorism Laws. Without limiting the provisions of Section 3.20, the Borrowers have instituted and maintain policies and procedures designed to promote and achieve continued compliance with applicable Anti-Terrorism Laws.
SECTION 4. CONDITIONS PRECEDENT
4.1    Conditions to Closing. This Agreement shall become effective upon the satisfaction of each of the following conditions precedent:
(a)    Credit Agreement, Notes and Sharing Agreement. The Administrative Agent shall have received (i) this Agreement, (A) executed and delivered by a duly authorized officer of each Borrower, with a counterpart for each Lender, and (B) executed and delivered by a duly authorized officer of each Lender, (ii) for the account of each Lender, a Revolver Note, and (iii) a Swing Line Note for the account of the Swing Line Lender, in the case of clauses (ii) and (iii) hereof, conforming to the requirements hereof and executed by a duly authorized officer of each Borrower. The Administrative Agent shall have received the Sharing Agreement, executed and delivered by a duly authorized officer of each party thereto.
(b)    Corporate and other Documents. The Administrative Agent shall have received a certificate of the Secretary or Assistant Secretary (or where customary in the relevant jurisdiction of a Borrower, a director or directors or other Persons acceptable to the Administrative Agent) of each Borrower certifying the resolutions of the board of directors (or other appropriate management committee) of such Person and, to the extent required under applicable Law or the organizational documents of any Borrower the shareholders of each Borrower (or other appropriate governing body) and true and correct copies of the organizational and other constitutional documents of such Person certified where applicable by the appropriate Governmental Authority and the signatures and incumbency of the officers of such Person authorized to sign the Loan Documents to which it is a party, and such certificates and attachments thereto shall be in form and substance satisfactory to the Administrative Agent. The documents and certifications of the Secretary or an Assistant Secretary contemplated in this subsection may be included within the certificate contemplated by subsection 4.1(f) below.
(c)    Fees and Expenses. The Administrative Agent shall have received (i) the fees required to be paid on the Closing Date pursuant to the Fee Letter and (ii) all other fees and expenses due and payable hereunder on or before the Closing Date (if then invoiced), including, without limitation, the reasonable fees and expenses accrued through the Closing Date of Ballard Spahr LLP, counsel to the Administrative Agent in connection with the transactions contemplated by the Loan Documents.
(d)    Legal Opinion. The Administrative Agent shall have received the executed legal opinion of United States counsel to the Borrowers, substantially in the form of Exhibit E.
(e)    Certificates of Formation; Good Standing. The Administrative Agent shall have received, to the extent applicable, (a) a Certificate of Formation, (b) certificates of good standing, subsistence and/or status or the like dated a recent date and (c) to the extent applicable, an official extract of the trade register, in each case from the appropriate Governmental Authority in the state of formation of each Borrower.
(f)    No Material Adverse Effect; Closing Certificate. No Material Adverse Effect shall have occurred since December 31, 2014. The Administrative Agent shall have received a certificate from the Borrowers, dated as of the Closing Date, and executed by a Responsible Officer of such party stating that, as of the Closing Date and after giving effect to the initial Loans made and Letters of Credit issued on such date (i) all of the representations and warranties made by such party herein and in the other Loan Documents are (x) with respect to representations and warranties that contain a materiality qualification or are qualified by Material Adverse Effect, true and correct and (ii) with respect to representations and warranties that do not contain a materiality qualification and are not qualified by Material Adverse Effect, true and correct in all material respects (except that any such representation and warranty that is given as of a particular date or period and relates solely to such date or period is true and correct in all respects or in all material respects, as applicable, as of such date or period), (ii) no Default or

Event of Default exists and (iii) no Material Adverse Effect has occurred since December 31, 2014.
(g)    Governmental Approvals. The Administrative Agent shall have received evidence that any necessary authorizations from Governmental Authorities for the consummation of the transactions contemplated hereby have been obtained.
(h)    Existing Credit Agreement. The Existing Credit Agreement shall have been terminated and all Indebtedness thereunder shall have been repaid in full.
(i)    Insurance. The Administrative Agent shall have received certificates of insurance with respect to the Borrowers’ fire, casualty, liability and other insurance.
(j)    Lien Searches. The Administrative Agent shall have received such lien searches as it shall require.
(k)    Additional Matters. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received such other documents in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.
4.2    Conditions to Each Extension of Credit. The agreement of each Lender to make any Extension of Credit requested to be made by it on any date (including, without limitation, its initial Extension of Credit) is subject to the satisfaction of the following conditions precedent:
(a)    Representations and Warranties. At the time of making any Extension of Credit (including issuing, extending or increasing any Letters of Credit) and after giving effect to the proposed Extensions of Credit (a) the representations and warranties of the Company and each other Borrower contained in in Section 3 or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall (i) with respect to representations and warranties that contain a materiality qualification or are qualified by Material Adverse Effect, be true and correct and (ii) with respect to representations and warranties that do not contain a materiality qualification and are not qualified by Material Adverse Effect, be true and correct in all material respects, in each case, on and as of the date of such Extension of Credit (or, in the case of a Borrowing the proceeds of which will be used to finance a Limited Condition Acquisition, (I) at the time of signing of the relevant acquisition or similar agreement and (II) except as set forth in the proviso below, at the time of the Borrowing in respect thereof), except to the extent that such representations and warranties specifically refer to an earlier date, in which case such representations and warranties shall (x) with respect to representations and warranties that contain a materiality qualification or are qualified by Material Adverse Effect, be true and correct and (y) with respect to representations and warranties that do not contain a materiality qualification and are not qualified by Material Adverse Effect, be true and correct in all material respects, in each case, as of such earlier date, and except that for purposes of this Section 4.2, after financial statements have been delivered pursuant to Section 5.1(a) and (b), the representations and warranties contained in Section 3.1 shall be deemed to refer to the most recent statements furnished pursuant to Section 5.1(a) and (b); provided that, in the case of any Borrowing the proceeds of which are used to finance a Limited Condition Acquisition that closes on or before the date that is thirty (30) days after the signing of the acquisition or similar agreement in respect thereof, the only representations and warranties the accuracy of which shall be a condition to Borrowings to finance such Limited Condition Acquisition within such 30-day period shall be limited to (A) the Specified Representations and (B) such of the representations made by the target on the closing date of such Limited Condition Acquisition in the acquisition or similar agreement in respect of such Limited Condition Acquisition as are material to the interests of the Lenders, but only to the extent that the applicable Borrower (or its Affiliates) has the right to terminate (or not perform) its obligations under such acquisition or similar agreement as a result of an inaccuracy of such representations in such acquisition or similar agreement,
(b)    No Default. No Default or Event of Default shall exist, or would result from such proposed Extension of Credit; provided, that in the case of a Borrowing the proceeds of which will be used to finance a Limited Condition Acquisition, such condition in this clause (b) shall be as follows: (i) no Default or Event of Default shall exist or would result from such proposed Extension of Credit at the time of the signing of the relevant acquisition or similar agreement or, except as provided in the following clause (ii), at the time of funding of the relevant Borrowing and (ii) in the case of any Borrowing the proceeds of which are used to finance a Limited Condition Acquisition that closes on or before the date that is thirty (30) days after the signing of the acquisition or similar agreement in respect thereof, no Default or Event of Default under Section 7.1(a)(i) or (f) shall exist or result therefrom at the time of such Borrowing.
(c)    No Contravention of Law. The making of the Loans or the issuance, extension or increase of the Letter of Credit shall not contravene any Law.
(d)    Loan Request; Application. The Borrowers shall have delivered to the Administrative Agent a duly executed and completed Loan Request or to the applicable Issuing Lender an Application.
(e)    Optional Currency Loans. In the case of any Revolver Loan or Letter of Credit denominated or to be denominated in an Optional Currency, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in the reasonable opinion of the Administrative Agent, the Required Lenders or the applicable Issuing Lender (in the case of any Letter of Credit denominated in an Optional Currency) would make it impracticable for such Loan or Letter of Credit to be or remain denominated in the relevant Optional Currency.
Each request by the Borrowers for an Extension of Credit hereunder shall constitute a representation and warranty by the Borrowers as of the date of such Extension of Credit that the conditions contained in this Section 4.2 have been satisfied.
SECTION 5. AFFIRMATIVE COVENANTS

Each of the Borrowers hereby agrees that until Payment in Full, such Borrower shall and (except in the case of Sections 5.1, 5.2, 5.7 and 5.10) shall cause its Subsidiaries to:
5.1    Financial Statements. Furnish to each Lender:
(a)    as soon as available, but in any event not later than 90 days after the close of each fiscal year of the Company (or such shorter period as required by clause (ii) below), a copy of the annual audit report for such year for the Company and its consolidated Subsidiaries, including therein a consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such fiscal year, and related consolidated statements of income and retained earnings and changes in cash flows of the Company and its consolidated Subsidiaries for such fiscal year, all in reasonable detail, prepared in accordance with GAAP applied on a basis consistently maintained throughout the period involved and with the prior year with such changes thereon as shall be approved by the Company’s independent certified public accountants, such financial statements to be certified by PriceWaterhouseCoopers LLP or other nationally recognized independent certified public accountants selected by the Company, without a “going concern” or like qualification or exception or qualification arising out of the scope of the audit (it being understood and agreed that (i) delivery of the Company’s report on Form 10-K as filed with the Securities and Exchange Commission shall satisfy the provisions of this subsection and (ii) in no event shall the Company deliver to the Lenders any such report later than five days after the date such report is required to be filed with the Securities and Exchange Commission under the then current rules of the Securities and Exchange Commission); and
(b)    as soon as available, but in any event not later than 45 days after the end of each of the first three fiscal quarters of the Company (or such shorter period as required by clause (ii) below), unaudited consolidated financial statements of the Company and its consolidated Subsidiaries, including therein (i) a consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such fiscal quarter, (ii) the related consolidated statements of income and retained earnings of the Company and its consolidated Subsidiaries, and (iii) the related consolidated statement of changes in cash flows of the Company and its consolidated Subsidiaries all for the period from the beginning of such fiscal quarter to the end of such fiscal quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the corresponding figures for the like period of the preceding fiscal year; all in reasonable detail, prepared in accordance with GAAP applied on a basis consistently maintained throughout the period involved and with prior periods and accompanied by a certificate of a Responsible Officer of the Company stating that the financial statements fairly present the financial condition of the Company and its consolidated Subsidiaries as of the date and for the periods covered thereby (subject to normal year‑end audit adjustments and the absence of footnotes) (it being understood and agreed that (i) delivery of the Company’s report on Form 10-Q as filed with the Securities and Exchange Commission shall satisfy the provisions of this subsection and (ii) in no event shall the Company deliver to the Lenders any such financial statements later than five days after the date such financial are required to be filed with the Securities and Exchange Commission under the then current rules of the Securities and Exchange Commission).

The Agent and each Lender is authorized to show or deliver a copy of any financial statement or any other information relating to the business, operations or financial condition of the Company and its Subsidiaries which may be furnished to any Lender or come to its attention pursuant to this Agreement or otherwise, to any regulatory body or agency having jurisdiction over such Lender.
5.2    Certificates; Other Information. Furnish to each Lender:
(a)    [Intentionally Omitted];
(b)    concurrently with the delivery of the financial statements referred to in subsections 5.1(a) and 5.1(b), a certificate of a Responsible Officer of the Company (each a “Compliance Certificate”) showing in detail the calculations demonstrating compliance with the financial covenants set forth in Section 6.1, together with a certificate of a Responsible Officer of the Company stating that, to the best of his or her knowledge, each of the Borrowers during such period has kept, observed, performed and fulfilled each and every covenant and condition contained in this Agreement and in the Notes and the other Loan Documents to which it is a party and that such officer has obtained no knowledge of any Default or Event of Default except as specifically indicated; if the Compliance Certificate shall indicate that such officer has obtained knowledge of a Default or Event of Default, such Compliance Certificate shall state what efforts the Borrowers are making to cure such Default or Event of Default;
(c)    concurrently with the delivery of the annual or quarterly financial statements referred to in subsections 5.1(a) and 5.1(b), sufficient financial information to permit the Lenders to calculate Adjusted EBITDA and Modified EBITDA;
(d)    upon the request of the Administrative Agent, which request shall be at the direction of the Required Lenders, promptly upon their becoming available to a Borrower, any reports, including management letters, submitted to a Borrower by its independent accountants in connection with any annual, interim or special audit; and
(e)    promptly following the execution thereof, a copy of any acquisition agreement executed by a Borrower or Subsidiary thereof in respect of a proposed acquisition for which the proposed aggregate consideration paid (including payments under any non-compete arrangements and assumption of debt) is $75,000,000 or more;
(f)    promptly, such additional financial and other information as the Administrative Agent or any Lender may from time to time reasonably request.
5.3    Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all material taxes, assessments and governmental charges and levies upon them or upon any of their respective income, profits or property prior to the date on which penalties attach thereto), except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Company or its Subsidiaries, as the case may be.

5.4    Maintenance of Existence. Except as otherwise permitted in Section 6.3, preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary in the normal conduct of its business; and comply with all Contractual Obligations and Laws, except to the extent that failure to comply therewith could not in the aggregate reasonably be expected to have a Material Adverse Effect.
5.5    Maintenance of Insurance; Property.
(a)    Insure its properties and assets against loss or damage by fire and such other insurable hazards as such assets are commonly insured (including fire, extended coverage, property damage, worker’s compensation, public liability and business interruption insurance) and against other risks in such amounts as similar properties and assets are insured by prudent companies in similar circumstances carrying on similar businesses, and with reputable and financially sound insurers, including self insurance to the extent customary.
(b)    Maintain in good repair, working order and condition (ordinary wear and tear and casualty excepted) in accordance with the general practice of other businesses of similar character and size, all of those properties useful or necessary to its business, and, from time to time, each of the Company and its Subsidiaries will make or cause to be made all appropriate repairs, renewals or replacements thereof, in each case, except as would not, individually or in the aggregate, have a Material Adverse Effect.
5.6    Inspection of Property; Books and Records; Discussions. Keep proper books of records and account in conformity with GAAP and all Laws; and upon reasonable notice permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records during normal business hours and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Company and its Subsidiaries with officers and employees of the Company and its Subsidiaries and with their independent certified public accountants.
5.7    Notices. Promptly give notice to the Administrative Agent and each Lender of:
(a)    the occurrence of any Default or Event of Default;
(b)    any (i) default or event of default under any Contractual Obligation of any Borrower or any Subsidiary thereof or (ii) litigation, investigation or proceeding which may exist at any time between any Borrower or any Subsidiary thereof and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;
(c)    any litigation or proceeding affecting any Borrower or any Subsidiary thereof which, if adversely determined, could have a Material Adverse Effect, as reasonably determined by the Company’s corporate counsel; and
(d)    an event which has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrowers and their Subsidiaries propose to take with respect thereto.
5.8    Environmental Laws.
(a)    Comply with, and require all tenants and all subtenants, if any, to comply with, applicable Environmental Laws and obtain, maintain and comply with, and require that all tenants and subtenants obtain, maintain and comply with all licenses, approvals, registrations or permits required by Environmental Laws (“Environmental Permits”), except in each case to the extent that failure to so comply with Environmental Laws or to obtain or maintain and comply with Environmental Permits could not reasonably be expected to have a Material Adverse Effect; and
(b)    Comply with all lawful and binding orders and directives of all Governmental Authorities in respect of Environmental Laws, except to the extent the failure to so comply could not reasonably be expected to have a Material Adverse Effect.
5.9    Notice and Joinder of New Subsidiaries. Notify the Administrative Agent as soon as practicable of its ownership of any Subsidiary that is not a Borrower (other than a Foreign Subsidiary or Foreign Subsidiary Holdco) in which the aggregate amount of loans and investments made by the Borrowers in such Subsidiary, or the assets of which, exceeds $20,000,000 (a “New Material Domestic Subsidiary”), and cause such New Material Domestic Subsidiary to execute and deliver to the Administrative Agent within sixty (60) days after the date such New Material Domestic Subsidiary is acquired or otherwise exceeds the $20,000,000 threshold set forth above, a Joinder and Assumption Agreement pursuant to which it shall, among other things, become a Borrower hereunder; provided that a Securitization Subsidiary shall not be required to execute and deliver a Joinder and Assumption Agreement. The Company may elect at any time, with the written consent of the Administrative Agent (such consent not to be unreasonably withheld and, in all events, to be subject to the procedures set forth below in this Section 5.9), to have any Foreign Subsidiary become a Borrower hereunder (subject to the provisions of Section 2.22(a) hereof) by executing and delivering to the Administrative Agent a Joinder and Assumption Agreement; provided that, notwithstanding anything herein to the contrary, (a) the Company has provided the Administrative Agent at least ten Business Days’ prior written notice (and the Administrative Agent shall promptly after receipt of such notice provide notice thereof to the Lenders) and (b) if any Lender notifies the Administrative Agent and the Borrowers’ Representative in writing within five Business Days after receipt of notice of such designation that (i) as a result of such new Foreign Subsidiary becoming a Borrower hereunder, such Lender is reasonably likely to suffer adverse consequences including without limitation withholding tax (except to the extent, in respect of economic consequences, such Lender is indemnified therefor pursuant to Sections 2.16 and 2.17) or (ii) it is reasonably likely to be contrary to any Law, direction, internal policy or its constitution for such Lender to make available any credit extensions hereunder to such Foreign Subsidiary, then, unless such Lender is replaced pursuant to Section 2.24, such Foreign Subsidiary shall be prevented from becoming a Borrower hereunder (and the designation of such Foreign Subsidiary as a Borrower shall be deemed withdrawn).

5.10    Use of Proceeds. Use the proceeds of the Loans (i) for working capital, capital expenditures and other general corporate purposes in the ordinary course of business including to pay all or a portion of the purchase price for Permitted Acquisitions and repurchases of Capital Stock of the Company and (ii) to repay, retire or otherwise satisfy Indebtedness, including without limitation Indebtedness under the Existing Credit Agreement.
5.11    Subsequent Credit Terms. Notify the Administrative Agent in writing prior to entering into any new credit arrangement or any amendment or modification of any existing credit arrangement, in each case providing debt financing of $20,000,000 or more, pursuant to which any of the Borrowers agrees to (a) financial covenants, (b) other than with respect to Capital Leases or purchase money financing, limitations on liens or (c) limitations on incurring debt, which in any such case are less favorable in any material respect to any of the Borrowers than those contained in this Agreement (any such less favorable provisions, the “New Provisions”). Effective upon any Borrower’s entry into any such agreement, amendment or modification, this Agreement, at the option of the Required Lenders in their sole discretion, shall be and shall be deemed to be immediately amended to add the New Provisions (until such agreement is terminated and all amounts owing thereunder are repaid, at which point the New Provisions shall no longer be effective); provided, however, that the foregoing shall not be applicable to or be deemed to affect any provision of this Agreement if any such agreement, amendment or modification is more favorable to such Borrower. Each of the Borrowers hereby agrees promptly to execute and deliver any and all such documents and instruments and to take all such further actions as the Administrative Agent may, in its sole discretion, deem necessary or appropriate to effectuate the provisions of this Section 5.11.
5.12    [Intentionally Omitted].
5.13    Anti-Terrorism Laws. (a) Not become a Sanctioned Person, (b) comply in all material respects with all applicable Anti-Terrorism Laws, (c) maintain in effect policies and procedures designed to promote compliance by the Company, its Subsidiaries, and their respective directors, officers, employees and agents with applicable Anti-Terrorism Laws and (d) promptly notify the Administrative Agent in writing upon the occurrence of a Reportable Compliance Event.
5.14    Books and Records. Maintain books and records of account in accordance with GAAP.
5.15    ERISA. Except to the extent that the following described events or conditions could not reasonably be expected to have a Material Adverse Effect, furnish to the Administrative Agent  promptly and in any event within 30 days after it has knowledge that any Borrower, any Subsidiary or any Commonly Controlled Entity has incurred Withdrawal Liability, or that any Multiemployer Plan is in Reorganization or that any Reportable Event or Foreign Benefit Event has occurred with respect to any Plan or Foreign Pension Plan or that PBGC has instituted or will institute proceedings under Title IV of ERISA to terminate any Plan or to appoint a trustee to administer any Plan, a statement setting forth the amount of such Withdrawal Liability, the details of the Reorganization, Reportable Event, Foreign Benefit Event or termination or appointment proceedings and the action which it (or the Multiemployer Plan sponsor or Plan sponsor if other than a Borrower) proposes to take with respect thereto, together with a copy of any notice of Withdrawal Liability or Reorganization given to any Borrower, any Subsidiary or Commonly Controlled Entity and a copy of the notice of such Reportable Event given to PBGC or a copy of the notice of such Foreign Benefit Event, in each case, if a copy of such notice is reasonably available to a Borrower, any of its Subsidiaries or Commonly Controlled Entity,  promptly after receipt thereof, a copy of any notice  any Borrower, any Subsidiary or any Commonly Controlled Entity or the sponsor of any Plan receives from PBGC, the Internal Revenue Service or the Department of Labor which sets forth or proposes any negative action or determination with respect to such Plan and  any Borrower, any Subsidiary or any Commonly Controlled Entity or the sponsor of any Foreign Pension Plan receives from any Government Authority regulating such Foreign Pension Plan which sets forth or proposes any action or determination with respect to such Foreign Pension Plan,  promptly, and in any event within fifteen (15) days after receipt thereof, a copy of any Adjusted Funding Target Attainment Percentage certification by a Plan actuary if such certification reflects an Adjusted Funding Target Attainment Percentage of less than 80%, and  promptly and in any event within fifteen (15) days of the date on which such certification should have been received, a notice of the failure to receive an actuarial certification of the Adjusted Funding Target Attainment Percentage. The Borrowers will promptly notify the Administrative Agent of any excise taxes in excess of $10,000,000 in the aggregate which have been assessed against any Borrower, any Subsidiary or any Commonly Controlled Entity by  the Internal Revenue Service with respect to any Plan or Multiemployer Plan or  the applicable Government Authority regulating any Foreign Pension Plan. Within the time required for notice to the PBGC under Section 303(k)(4) of ERISA or 430(k)(4)(A) of the Code, the Borrowers will notify the Administrative Agent of any Lien of which any Borrower has knowledge arising under Section 303(k) of ERISA or 430(k) of the Code in favor of any Plan. The Borrowers will promptly notify the Administrative Agent of the following events, and in any event within 30 days after any Borrower knows thereof: (i) a failure to make any required contribution in excess of $10,000,000 in the aggregate to any Plan or Foreign Pension Plan, any Lien in favor of PBGC, a Plan or a Foreign Pension Plan, or any withdrawal from, or the termination, Reorganization or Insolvency of any Multiemployer Plan or (ii) an assessment of liability in excess of $10,000,000 in the aggregate under the Coal Industry Retiree Health Benefit Act of 1992.
SECTION 6. NEGATIVE COVENANTS
Each of the Borrowers hereby agrees that until Payment in Full, such Borrower shall not and shall not permit any of its Subsidiaries to, directly or indirectly:
6.1    Financial Condition Covenants.
(a)    Total Leverage Ratio. As of the last day of any fiscal quarter of the Company, permit the Total Leverage Ratio to be greater than 3.50 to 1.0.
(b)    Interest Coverage Ratio. As of the last day of any fiscal quarter of the Company, permit the Interest Coverage Ratio for the period of four consecutive fiscal quarters ending on such date to be less than 2.50 to 1.

(c)    Priority Debt. Permit at any time Priority Debt to exceed 25% of Consolidated Capitalization.
6.2    Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for Permitted Liens.
6.3    Limitations on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, except that:
(a)    any Subsidiary of the Company may be merged, amalgamated or consolidated (i) with or into the Company (provided that the Company shall be the continuing or surviving corporation) or (ii) with or into any Borrower (provided that (x) such Borrower shall be the continuing or surviving corporation or such surviving or continuing corporation is or becomes a Borrower hereunder and (y) no Domestic Borrower may merge, amalgamate or consolidate into a Foreign Subsidiary or Foreign Subsidiary Holdco unless such Domestic Borrower shall be the continuing or surviving corporation);
(b)    any Subsidiary of the Company that is not a Borrower may be merged, amalgamated or consolidated with or into any Subsidiary of the Company (other than a Foreign Subsidiary or a Foreign Subsidiary Holdco) not required under Section 5.9 to become a Borrower hereunder both immediately before and after such transaction;
(c)    any Foreign Subsidiary of the Company or Foreign Subsidiary Holdco may be merged, amalgamated or consolidated with or into a Foreign Subsidiary or a Foreign Subsidiary Holdco; provided that, if any such Foreign Subsidiary or Foreign Subsidiary Holdco is a Borrower, such surviving or continuing company is or becomes a Borrower hereunder;
(d)    any Subsidiary of the Company may convey, sell, lease, assign, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) (i) to a Domestic Borrower, (ii) to any Subsidiary (other than a Foreign Subsidiary or Foreign Subsidiary Holdco) not required under Section 5.9 to be a Borrower hereunder both immediately before and after such transaction, or (iii) as permitted by Section 6.4 of this Agreement;
(e)    any Foreign Subsidiary or Foreign Subsidiary Holdco may convey, sell, lease, assign, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) (i) to any Foreign Subsidiary or (ii) to any Foreign Subsidiary Holdco;
(f)    any merger, consolidation or amalgamation, liquidation, winding up, dissolution, conveyance, sale, lease, transfer or other disposition as part of a Permitted Restructuring (provided that, after giving effect to all of the steps of any Permitted Restructuring, nothing herein shall effect the Borrowers’ obligations to comply with Section 5.9 in connection with any Permitted Restructuring, to the extent applicable); and

(g)    any Subsidiary of a Borrower (other than another Borrower) may dissolve or liquidate, provided that such Subsidiary has assets with a fair market value no greater than $500,000;
provided, that immediately after any such transaction referred to in paragraphs (a)-(e) above and after giving effect thereto, each of the Borrowers is in compliance with this Agreement and no Default or Event of Default shall have occurred and be continuing or result from such transaction.
6.4    Limitation on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests and Capital Stock or equity interests in any Subsidiary that is or is required to be a Borrower hereunder), whether now owned or hereafter acquired, except:
(a)    any sale, transfer or lease of assets in the ordinary course of business, which assets are no longer necessary or required in the conduct of the Borrowers’ or their Subsidiaries’ business;
(b)    transactions involving the sale or lease of inventory in the ordinary course of business;
(c)    the sale or discount without recourse of accounts receivable arising in the ordinary course of business in connection with the compromise or collection in the ordinary course of business of such accounts receivable;
(d)    as permitted by Section 6.3;
(e)    any conveyance, sale, lease assignment, transfer or other disposition as part of a Permitted Restructuring;
(f)    in connection with a Permitted Securitization Facility; and
(g)    in addition to the above subsections 6.4(a) through 6.4(f), conveyances, sales, leases, assignments, transfers or other dispositions of assets of the Borrowers or any Subsidiary thereof; provided, that the aggregate amount of such conveyances, sales, leases, assignments, transfers and other dispositions, determined in accordance with GAAP, in any fiscal year of the Company does not exceed ten percent (10%) of the Company’s consolidated total assets as of the beginning of such fiscal year (it being understood that such 10% limitation is exclusive of conveyances, sales or other dispositions pursuant to a Permitted Securitization Facility), and provided, further, that such conveyances, sales, leases, assignments, transfers or other dispositions (other than in connection with a Permitted Restructuring) are for consideration which the officers or Board of Directors of the applicable Borrower or Subsidiary deems to be fair and reasonable.
6.5    Limitation on Distributions. At any time make (or incur any liability to make) or pay any Distribution (whether in cash or property or obligations of a Borrower or any Subsidiary thereof) in respect of the Borrowers or any Subsidiary thereof (other than a Distribution payable to the Company or from a Subsidiary to another Subsidiary), unless as of the declaration date after giving effect to the declaring, paying or making of any such Distribution, (a) no Default or Event of Default shall have occurred and be continuing or would exist on a pro forma basis (i.e., after giving effect to such Distribution as if such Distribution and any Indebtedness borrowed in connection therewith had been made on the last day of the immediately preceding fiscal quarter for which financial statements have been delivered to the Lenders), and (b) the Total Leverage Ratio as of the end of the most recent fiscal quarter for which financial statements have been delivered to the Lenders shall not exceed 3.25 to 1.00 on a pro forma basis (i.e., using as (i) the numerator for such calculation Total Debt on the date of and after giving effect to such Distribution and any Indebtedness borrowed in connection therewith and (ii) the denominator Modified EBITDA for the four consecutive fiscal quarters ending on the last day of the immediately preceding fiscal quarter for which the Lenders have received financial statements under subsection 5.1(a) or (b)).
6.6    Transactions with Affiliates. Except as expressly permitted in this Agreement or between the Company and any Subsidiary or between Subsidiaries (including transactions permitted as part of a Permitted Restructuring), directly or indirectly enter into any transaction or arrangement whatsoever (including without limitation any purchase, sale, lease or exchange of property or the rendering of any service) or make any payment to or otherwise deal with any Affiliate, except, as to all of the foregoing in the ordinary course of and pursuant to the reasonable requirements of such Borrower’s and its Subsidiaries’ business and upon fair and reasonable terms no less favorable to such Borrower or such Subsidiary, as the case may be, than would be obtained in a comparable arm’s length transaction with a Person not an Affiliate.
6.7    Limitation on Acquisitions. Purchase, lease or otherwise acquire (in a single transaction or a series of related transactions) all or any substantial amount of the property or assets (including, without limitation, Capital Stock) of any Person or all or substantially all of the assets constituting a business unit, division, product line or line of business of any Person, except for (a) Permitted Acquisitions, (b) in connection with the formation or creation of a Subsidiary or (c) any Permitted Restructuring transactions.
6.8    Fiscal Year. Permit the fiscal year of any Borrower to end on a day other than December 31.
6.9    Limitation on Conduct of Business. Permit the general nature of the business of the Borrowers and their Subsidiaries, taken as a whole, to be substantially changed from the general nature of the businesses in which the Borrowers and their Subsidiaries are engaged on the date of this Agreement.
6.10    Prepayments, Redemptions and Repurchases of Subordinated Debt. Prepay, redeem, retire, repurchase or otherwise satisfy any Subordinated Debt, unless on the date of such prepayment, redemption or repurchase (a) the Total Leverage Ratio as of the last day of the immediately preceding fiscal quarter for which the Lenders have received financial statements under subsection 5.1(a) or (b) hereof is less than or equal to 3.50 to 1.00 and (b) no Default or Event of Default shall exist or would exist on a pro forma basis (i.e., using as the numerator for such calculation Total Debt on the date of and after giving effect to such prepayment, redemption or repurchase and any Indebtedness borrowed in connection therewith or to finance such prepayment, redemption or repurchase); provided that, if such prepayment, redemption or repurchase is financed with Indebtedness, such Indebtedness shall be unsecured.
6.11    Non-Operating Subsidiary. Permit (a) West Pharmaceutical Services Vega Alta, Inc. to engage in any business of any nature or (b) the fair market value of the assets of West Pharmaceutical Services Vega Alta, Inc. to exceed $50,000.
6.12    Note Purchase Agreement Guarantors. At any time, permit any Subsidiary which, at such time, is directly or indirectly liable (as a co-obligor, guarantor or otherwise) for any Indebtedness owed under a Note Purchase Agreement or whose assets are subject to a Lien to secure obligations owed under a Note Purchase Agreement to not be a Borrower hereunder, other than West Pharmaceutical Services Vega Alta, Inc.
6.13    Anti-Terrorism Laws. Use (a) any part of the proceeds of any Extension of Credit, directly or indirectly, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of the FCPA, to the extent applicable to such Borrower or Subsidiary, or any other applicable anti-corruption law or other applicable Anti-Terrorism Law, (ii) to fund or facilitate any operations in, finance or facilitate any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any applicable Anti-Terrorism Law or (iii) in any other manner that would result in a violation of applicable Anti-Terrorism Law or (b) funds derived from activities in violation of applicable Anti-Terrorism Laws to be used to repay the Obligations.
SECTION 7. EVENTS OF DEFAULT
7.1    Events of Default. If any of the following events shall occur and be continuing:
(a)    A Borrower (i) shall fail to pay when due any principal on any Note or any Reimbursement Obligation when due, or (ii) shall fail to pay any other amount payable hereunder or under any other Loan Document (including without limitation any fees) within five (5) Business Days after the date due in accordance with the terms thereof or hereof; or
(b)    Any representation or warranty made or deemed made by a Borrower herein or in any other Loan Document or which is contained in any certificate or financial statement furnished at any time under or in connection with this Agreement shall prove to have been incorrect or misleading in any material respect on or as of the date made or deemed made; or
(c)    A Borrower shall default in the observance or performance of any agreement contained in Section 5.13(a) or Section 6 of this Agreement; or
(d)    A Borrower shall default in the observance or performance of any other agreement contained in this Agreement (other than as provided in subsections (a) through (c) above) or any other Loan Document, and such default shall continue unremedied (if it is capable of being remedied in such period) for a period of thirty (30) days with respect to Sections 5.3, 5.4 or 5.8 of this Agreement and five (5) Business Days with respect to all other applicable provisions; or

(e)    A Borrower or any Subsidiary thereof shall (i) default in the payment of any principal of or interest on or any other amount payable on any Indebtedness (other than the Notes) or in the payment of any Guaranty Obligation, beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness or Guaranty Obligation was created and the aggregate amount of such Indebtedness and/or Guaranty Obligations in respect of which such default or defaults shall have occurred is at least $10,000,000; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guaranty Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guaranty Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due and payable prior to its stated maturity or such Guaranty Obligation to become payable; or
(f)    (i) A Borrower or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding‑up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or a Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against a Borrower or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against a Borrower or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, satisfied, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) a Borrower or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) a Borrower or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they generally become due; or (vi) a Borrower or any Subsidiary makes an assignment for the benefit of its creditors or a composition with its creditors; or
(g)    One or more judgments or decrees shall be entered against a Borrower or any of its Subsidiaries involving in the aggregate a liability (excluding any such judgments or orders which are fully covered by insurance, subject to any customary deductible, and under which the applicable insurance carrier has not denied coverage in writing) of $10,000,000 or more and all such judgments or decrees shall not have been vacated, discharged, settled, satisfied or paid, or stayed or bonded pending appeal, within 30 days from the entry thereof; or
(h)    Any Change of Control shall occur; or

(i)    Without limiting the covenants and representations made herein relating ERISA matters (i) any Person shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any Unpaid Minimum Required Contribution, whether or not waived, shall exist with respect to any Plan and the Borrowers or any of their Commonly Controlled Entities fail to correct such Unpaid Minimum Required Contribution prior to the end of the correction period or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Company or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or institution of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Company or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist in regard to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or
(j)    the Company shall cease to own, directly or indirectly, one hundred percent (100%) of the legal and beneficial ownership of each other Borrower except for directors qualifying shares or pursuant to a transaction permitted under Section 6.3 or Section 6.4; or
(k)    the Administrative Agent shall have sent (subject to the terms of this Agreement) or received a Notice of Election to Share, as defined in, and pursuant to, the Sharing Agreement;
(l)    Any Loan Document shall cease to be a legal, valid and binding agreement enforceable against any Borrower executing the same in accordance with the terms thereof or shall in any way be terminated (except in accordance with its terms) or become or be declared ineffective or inoperative or shall in any way be challenged and thereby deprive or deny the Lenders and/or the Administrative Agent of the intended benefits thereof or they shall thereby cease substantially to have the rights, titles, interests, remedies, powers or privileges intended to be created thereby.
(m)    A Foreign Benefit Event shall occur.
then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to a Borrower, automatically the Commitments (including the Swing Line Commitment) (including the obligations of an Issuing Lender to thereafter issue Letters of Credit and the Lenders to participate in any Letters of Credit thereafter issued) shall immediately terminate, and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement, the Notes and the other Loan Documents shall automatically and immediately become due and payable (including, without limitation, all Letter of Credit Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder), and (B) if such event is any other Event of Default, with the consent of the Required Lenders, the Administrative Agent may, or upon the written request of the Required Lenders, the Administrative Agent shall, (i) by notice to the Company declare the Commitments (including the Swing Line Commitment) to be terminated forthwith, whereupon the Commitments (including the Swing Line Commitment) and the obligations of the Lenders to make Loans, and the obligation of an Issuing Lender to issue Letters of Credit and the Lenders to participate in any Letters of Credit or Swing Line Loans thereafter issued shall immediately terminate; (ii) by notice of default to the Company, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement, the Notes and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable (including, without limitation, all Letter of Credit Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder); and/or (iii) by notice to the Company require the Borrowers to, and the Borrowers shall thereupon, deposit in a non-interest bearing account with the Administrative Agent, as cash collateral for their obligations under this Agreement, the Notes and the Applications, an amount equal to the Letter of Credit Coverage Requirement, and the Borrowers hereby pledge to the Administrative Agent and the Lenders, and grant to the Administrative Agent and the Lenders a security interest in, all such cash as security for such obligations. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrowers hereunder and under the Notes; provided, that, with the consent of the Issuing Lenders, the Administrative Agent may at any time apply any funds in such cash collateral account to any such obligations other than those in respect of Letters of Credit. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrowers hereunder and under the Notes and the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Company. The Borrowers shall execute and deliver to the Administrative Agent, for the account of the Issuing Lenders and the Letter of Credit Participants, such further documents and instruments as the Administrative Agent may request to evidence the creation and perfection of the within security interest in such cash collateral account. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived. In addition to all of the rights and remedies contained in this Agreement or in any of the other Loan Documents, the Administrative Agent shall have all of the rights and remedies under applicable Law, all of which rights and remedies shall be cumulative and non-exclusive, to the extent permitted by Law. The Administrative Agent may exercise all post-default rights granted to it and the Lenders under the Loan Documents and applicable Law (including, without limitation, under the Sharing Agreement).
Notwithstanding anything to the contrary in this Section 7, no Swap Obligation of any Non-Qualifying Party shall be paid with amounts received under any guaranty of the Obligations under any Loan Document by any other Borrower if such Swap Obligations would constitute Excluded Hedge Liabilities.

SECTION 8. THE ADMINISTRATIVE AGENT
8.1    Appointment. Each Lender hereby irrevocably designates and appoints PNC Bank, National Association as the Administrative Agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes PNC Bank, National Association, as the Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement and the other Loan Documents, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein or therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement and the other Loan Documents or otherwise exist against the Administrative Agent. PNC Bank, National Association agrees to act as the Administrative Agent on behalf of the Lenders to the extent provided in this Agreement and the other Loan Documents.
8.2    Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys‑in‑fact and shall be entitled to engage and pay for the advice and services of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible to the Lenders for the negligence or misconduct of any agents or attorneys in‑fact selected by it with reasonable care.
8.3    Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:
(a)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;
(b)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law; and
(c)    shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Borrower or any of their Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 9.1 and Section 7) or (ii) in the absence of its own gross negligence or willful misconduct.
The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 4 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
8.4    Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, facsimile, electronic transmission, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to one or more of the Borrowers), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or the other Loan Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action; provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement, the Notes or the other Loan Documents in accordance with a request of the Required Lenders (or such other percentage of Lenders as shall be required hereunder), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.
8.5    Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless it has received notice from a Lender or a Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such

Default or Event of Default as shall be reasonably directed by the Required Lenders (or such other percentage of Lenders as shall be required hereunder); provided, that unless and until the Administrative Agent shall have received such directions, it may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.
8.6    Non-Reliance on Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent, any Affiliate thereof nor any of its or their respective Related Parties has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Borrowers, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrowers and made its own decision to make its Loans hereunder and enter into this Agreement and each other Loan Document to which it is a party. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrowers. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrowers which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys‑in‑fact or Affiliates.
8.7    Indemnification. The Lenders agree to severally indemnify each of the Administrative Agent, each Issuing Lender and each Related Party of any of the foregoing (each an “Indemnified Person”) in its capacity as such (to the extent not reimbursed by the Borrowers and without limiting the obligation, if any, of the Borrowers to do so) in Dollars, ratably according to their respective Commitment Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against such Indemnified Person in any way relating to or arising out of this Agreement, the other Loan Documents, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Indemnified Person under or in connection with any of the foregoing; provided, that no Lender shall be liable to an Indemnified Party for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Indemnified Party’s gross negligence or willful misconduct as determined by a court of competent jurisdiction by a final and nonappealable judgment. The agreements in this Section 8.7 shall survive the payment of the Notes and all other amounts payable hereunder.
8.8    Agents in Their Individual Capacity. Each of the Agents and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrowers (or any of them) as though such Agent was not an Agent hereunder. With respect to its Loans made or renewed by it and any Note issued to it and with respect to any Letter of Credit issued or participated in by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms “Lender” and “Lenders” shall include the Administrative Agent in its individual capacity.
8.9    Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 30 days’ notice to the Lenders and the Borrowers. If the Administrative Agent shall resign as Administrative Agent under this Agreement, then the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders, which appointment shall be subject to the approval of the Borrowers (which approval shall not be unreasonably withheld and shall not be required if there shall then exist a Default or Event of Default). If no successor administrative agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within 60 days after the retiring Administrative Agent’s giving of notice of resignation then the retiring Administrative Agent may, on behalf of the Lenders, appoint an interim successor administrative agent. Any interim successor administrative agent appointed under the preceding sentence may be replaced at any time by a successor administrative agent designated by the Required Lenders and subject to the approval of the Borrowers (which approval shall not be unreasonably withheld and shall not be required if there shall then exist a Default or Event of Default). Any such successor administrative agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term “Administrative Agent” shall mean such successor administrative agent effective upon its appointment, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Notes. After any retiring Administrative Agent’s resignation as Administrative Agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.
8.10    No Reliance on Administrative Agent’s Customer Identification Program. Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on the Administrative Agent to carry out such Lender’s, Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the USA Patriot Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with the Company, any of its Subsidiaries, their Affiliates or their agents, the Loan Documents or the transactions hereunder or contemplated hereby: (1) any identity verification procedures, (2) any recordkeeping, (3) comparisons with government lists, (4) customer notices or (5) other procedures required under the CIP Regulations or such other Laws.
8.11    USA Patriot Act. Each Lender or assignee or participant of a Lender that is not incorporated under the Laws of the United States of America or a state thereof (and is not excepted from the certification requirement contained in Section 313 of the USA Patriot Act and the applicable regulations because it is both  an affiliate of a depository institution or foreign Lender that maintains a physical presence in the United States or foreign country, and  subject to supervision by a banking authority regulating such affiliated depository institution or foreign bank) shall deliver to the Administrative Agent the certification, or, if applicable, recertification, certifying that such Lender is not a “shell” and certifying to other matters as required by Section 313 of the USA Patriot Act and the applicable regulations: (1) within 10 days after the Closing Date, and (2) at such other times as are required under the USA Patriot Act.
8.12    Beneficiaries. Except as expressly provided herein, the provisions of this Section 8 are solely for the benefit of the Agents and the Lenders, and the Borrowers shall not have any rights to rely on or enforce any of the provisions hereof. In performing its functions and duties under this Agreement and the other Loan Documents, the Administrative Agent shall act solely as administrative agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for the Borrowers.
8.13    Other Agents. The Lead Arranger, the Documentation Agents and the Syndication Agents, in their respective capacities as Lead Arranger or Other Agents, shall have no duties, powers or responsibilities under this Agreement or any other Loan Document.
8.14    Authorization to Release Borrowers Other than the Company. The Lenders and Issuing Lenders authorize the Administrative Agent to release any Borrower (other than the Company) from its obligations under the Loan Documents if (a) all of the Capital Stock or other ownership interests in such Borrower are sold or otherwise disposed of or transferred to Persons other than the Borrowers or Subsidiaries of the Borrowers in a transaction permitted under Section 6.4(g) and (b) all Loans to such Borrower have been paid in full and no Letter of Credit remains outstanding solely for the account of such Borrower.
SECTION 9. MISCELLANEOUS
9.1    Amendments and Waivers. Except as provided in Section 2.14(d) or Section 2.26 relating to an Incremental Facility Amendment, an Extension Agreement or Section 2.26 Additional Agreement, respectively, neither this Agreement, any Note any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section. With the written consent of the Required Lenders, the Administrative Agent and the Borrowers may, from time to time, enter into written amendments (including letter amendments), supplements or modifications hereto and to the Notes and the other Loan Documents for the purpose of adding any provisions to this Agreement, the Notes or any other Loan Document or changing in any manner the rights of the Lenders or of the Borrowers hereunder or thereunder or waiving, on such terms and conditions as the Administrative Agent may specify in such instrument, any of the requirements of this Agreement, the Notes or any other Loan Document or any Default or Event of Default and its

consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall directly or indirectly (a) reduce the amount or extend the maturity of any Note, any Loan or any installment thereof, or reduce the rate of interest (other than to waive interest at the default rate under the second sentence of Section 2.10) or extend the time of payment of interest thereon, or reduce any fee payable to any Lender hereunder (other than fees to the Administrative Agent, which shall require the consent of the Administrative Agent and the Borrowers to change) or extend the period for payment thereof, or change the duration or the amount of any Lender’s Commitment, in each case without the written consent of each Lender directly affected thereby or (b) amend, modify or waive any provision of this Section, or reduce the percentage specified in the definition of Required Lenders, or consent to the assignment or transfer by the Borrowers of any of their rights and obligations under this Agreement, the Notes and the other Loan Documents, or (except as provided herein with respect to Defaulting Lenders) change a Lender’s right to receive its pro-rata distribution of payments and proceeds, or release all or substantially all of the collateral (if any) securing the Loans, in each case without the written consent of all the Lenders, (c) amend subsection 2.6(c) so as to require the consent of less than all of the Lenders to the addition of an Optional Currency that is not permitted as of the Closing Date without the consent of each Lender; or (d) amend, modify or waive any provision of Section 2.1(c), Section 2.25 or any other provision affecting Swing Line Loans without the written consent of the then Swing Line Lender, or (e) amend, modify or waive any provision of Section 2.8, Section 2.25 or any other provisions affecting Letters of Credit without the written consent of each Issuing Lender that has issued a Letter of Credit, (f) amend, modify or waive any provision of Section 8 without the written consent of the then Administrative Agent, (g) release the Company from its obligations under the Loan Documents without the written consent of each Lender or (h) except in connection with the sale of all of the Capital Stock of a Borrower other than the Company in accordance with Section 6.4(e) to a Person other than the Company or any Subsidiary or Affiliate thereof or pursuant to Section 2.22(b), release any Borrower (other than the Company) from its obligations under the Loan Documents without the written consent of each Lender. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrowers, the Lenders, the Administrative Agent and all future holders of the Notes. In the case of any waiver, the Borrowers, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the outstanding Notes, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.
Notwithstanding the foregoing, if in connection with any proposed waiver, amendment or modification under this Section 9.1 requiring the consent of all Lenders or all affected Lenders, the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained (each a “Non-Consenting Lender”), then the Borrowers shall have the right to replace any such Non-Consenting Lender with one or more replacement Lenders pursuant to Section 2.24.
9.2    Notices; Lending Offices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in clause (b) below), all notices, requests, demands and other communications to or upon the respective parties hereto to be effective shall be in writing, and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three days after being deposited in the mail, postage prepaid, or the next Business Day if sent by reputable overnight courier, postage prepaid, for delivery on the next Business Day, or, in the case of facsimile transmission notice, when sent (except that, if not given during normal business hours for the recipient, such notice, request, demand or other communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient), addressed as follows in the case of the Borrowers, the Administrative Agent, the Swing Line Lender and the Issuing Lender (if it is PNC Bank, National Association), and as set forth in Schedule I in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:
The Borrowers    c/o West Pharmaceutical Services, Inc.
or any of them:    530 Herman O. West Drive
Exton, PA 19341
Attention: Michael A. Anderson
Telephone: 610-594-3345
Facsimile: 610-594-3014

The Administrative Agent,    PNC Bank, National Association
the Swing Line    1600 Market Street
Lender or the    Philadelphia, PA 19103
Issuing Lender    Attention: Denise Di Simone
(if it is PNC Bank,
National Association):    Telephone: 215-585-5348
Facsimile: 215-585-6987

with a copy to:    Agency Services, PNC Bank, National Association
Mail Stop: P7-PFSC-04-I
Address: 500 First Avenue
Pittsburgh, PA 15219
Attention: Agency Services
Telephone: 412-762-6442
Facsimile: 412-762-8672

provided that (a) any notice, request or demand to or upon the Administrative Agent, an Issuing Lender or the Lenders pursuant to Sections 2.2, 2.4, 2.5, 2.8, 2.14 and 2.15 or to or upon the Swing Line Lender, shall not be effective until received and (b) any notice of a Default or Event of Default hereunder shall be sent by electronic transmission (including facsimile) or nationally recognized overnight courier. Schedule I lists the Lending Offices of each Lender. Each Lender may change its Lending Office by written notice to the Administrative Agent.
(b)    Notices and other communications to the Lenders and the Issuing Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent;

provided that the foregoing shall not apply to notices to any Lender or Issuing Lender if such Lender or Issuing Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under this Section by electronic communication. The Administrative Agent or any Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
9.3    No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
9.4    Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement, the Notes and the other Loan Documents.
9.5    Expenses; Indemnity; Damage Waiver.
(a)    The Borrowers shall pay (i) all reasonable, out of pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable and documented fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all out of pocket expenses incurred by the Issuing Lenders in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out of pocket expenses incurred by the Administrative Agent, any Lender or any Issuing Lender (including the reasonable fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the Issuing Lender), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit; provided that in the case of this clause (iii), legal fees and legal expenses shall be limited to the fees and expenses of one legal counsel for the Administrative Agent plus, if necessary, one special counsel for each relevant specialty and one local counsel per jurisdiction; provided, further, that in the event of any actual or potential conflict of interest, the Borrowers shall be liable for the fees and expenses of one additional counsel for each Person or group of Persons subject to such conflict. Notwithstanding anything in this Section 9.5(a), the foregoing costs and expenses shall exclude allocated costs of internal counsel to the Administrative Agent, the Issuing Lender or any Lender.
(b)    The Borrowers shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and each Issuing Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (excluding the allocated costs of in-house counsel and limited to not more than one counsel for all such Indemnitees, as a single group, and, if necessary, one special counsel for each specialty and a single local counsel in each appropriate jurisdiction for all such Indemnitees as a single group (and, in the case of an actual or perceived conflict of interest, of another firm of counsel for such affected Indemnitee or Indemnitees)), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Borrower arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance or nonperformance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by an Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) breach of representations, warranties or covenants of the Borrowers under the Loan Documents, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, including any such items or losses relating to or arising under Environmental Laws or pertaining to environmental matters, whether based on contract, tort or any other theory, whether brought by a third party or by a Borrower, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or any of its Related Parties, (y) arose from a material breach of such Indemnified Person’s obligations under the Loan Documents as determined by a court of competent jurisdiction by final and nonappealable judgment, or (z) resulted from a proceeding not arising from or involving any act or omission by any Borrower or any Affiliate thereof that is brought by an Indemnified Person against any other Indemnified Person (other than any claim or proceeding against the Administrative Agent, the Lead Arranger listed on the cover page hereof, an Issuing Lender or the Swing Loan Lender in its capacity as such, for which indemnification hereunder shall not be limited by this clause (z)). This Section 9.5(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)    To the fullest extent permitted by applicable Law, the Borrowers shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential, exemplary or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in Section 9.5(b) shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby except damages as are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. The agreement in this Section shall survive repayment of the Notes and all other amounts payable hereunder.
9.6    Successors and Assigns.
(a)    Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party; and all covenants, promises and agreements by or on behalf of a Borrower, the Administrative Agent or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns. The Borrowers may not assign or transfer any of their rights or obligations under this Agreement or the other Loan Documents without the prior written consent of each Lender.
(b)    Each Lender may, in accordance with applicable law, with the consent of the Company (except (i) when any Event of Default exists or (ii) such assignment is to a Lender or an Affiliate thereof) and the Administrative Agent and each Issuing Lender having outstanding Letters of Credit at the time of the assignment (which consents shall not be unreasonably withheld or delayed, and provided that the Company shall be deemed to have consented if it does not object in writing to the assignment within 10 Business Days after having received written notice thereof) assign to one or more Lenders or Affiliates other financial institutions (each, a “Purchasing Lender”) all or any part of its interests, rights and obligations under this Agreement, the Notes and the other Loan Documents (including all or a portion of its Commitment and the Loans at the time owing to it and the Notes held by it); provided, however, that (1) so long as the Commitments are in effect, such assignment shall be in an amount not less than $5,000,000 or, if less, the entire remaining amount of the assigning Lender’s Commitment (or such lesser amount as the Administrative Agent and, so long as no Event of Default exists, the Company shall agree in their sole discretion), (1) the parties to each such assignment shall execute and deliver to the Administrative Agent and the Company for its acceptance (to the extent required) an Assignment and Assumption, together with the Revolver Note subject to such assignment and a processing and recordation fee of $3,500; provided that no fee shall be payable with respect to any assignment by a Lender to an Affiliate thereof, (1) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned, (1) the Swing Line Commitment and all outstanding Swing Line Loans may only be assigned in their entirety to a

Lender then having a Commitment, (1) such Purchasing Lender executes and delivers a counterpart to the Sharing Agreement (referred to therein as a “Lender Joinder Agreement”), (1) no such assignment shall be made to a Borrower or any of the Borrower’s Affiliates or Subsidiaries, (1) no such assignment shall be made to a natural person and (1) no such assignment shall be made to a Competitor unless the Borrowers’ Representative has consented to such assignment to such entity, in which case such entity will not be considered a Competitor for the purpose of such assignment. Upon acceptance and recording pursuant to paragraph (e) of this Section 9.6, from and after the effective date specified in the applicable Assignment and Assumption, which effective date shall be at least five Business Days after the execution thereof (or such shorter period as the Administrative Agent and, so long as no Event of Default exists, the Company may agree in their sole discretion), (A) such Purchasing Lender shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.16, 2.17, 2.18, 2.19, 5.8(c) and 9.5 (to the extent that such Lender’s entitlement to such benefits arose out of such Lender’s position as a Lender prior to the applicable assignment). To the extent that an assignment of all or any portion of a Lender’s rights and obligations pursuant to this Section 9.6 would, at the time of such assignment, result in increased costs (including but not limited to Tax related costs) under Section 2.16 or 2.17 compared to those being charged by the assigning Lender prior to such assignment, then the Borrowers shall not be obligated to pay the Purchasing Lender such excess increased costs (although the Borrowers shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the assignment), unless such Purchasing Lender becomes a Lender pursuant to a request by the Borrowers under Section 2.24. Such Assignment and Assumption shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting amounts and percentages held by the Lenders arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such assigning Lender under this Agreement, the Notes and the other Loan Documents. Notwithstanding any provision of this Section 9.6, the consent of the Company shall not be required for any assignment which occurs at any time when an Event of Default shall have occurred and be continuing.
(c)    [Intentionally Omitted].
(d)    The Administrative Agent shall maintain at its offices a copy of each Assignment and Assumption and the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time. Such information maintained by the Administrative Agent shall be conclusive in the absence of manifest error and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement.

(e)    Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and a Purchasing Lender and consented by the Administrative Agent (and in the case of a Purchasing Lender that is not then a Lender or an Affiliate thereof, by the Company (to the extent required above)) together with the Note or Notes subject to such assignment and the processing and recordation fee referred to in paragraph (b) above, the Administrative Agent shall promptly record the information contained therein. Within five (5) Business Days after receipt of notice, the Borrowers, at their own expense, shall execute and deliver to the Administrative Agent, in exchange for the surrender of the original Note(s) (A) a new Note to the order of such Purchasing Lender in an amount equal to the amount of the Commitment assumed and (B) if the assigning Lender has retained a Revolving Credit Commitment, a new Note to the order of such assignor in the amount equal to the Revolving Credit Commitment retained by it. Such new Note(s) shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note(s); such new Notes shall be in substantially the form of Exhibit A-1 hereto, with respect to a Revolver Note and Exhibit A-2 hereto, with respect to the Swing Line Note. Canceled Notes shall be returned to the Company.
(f)    Each Lender may without the consent of the Company or the Administrative Agent sell participations to one or more banks or other entities (each a “Participant”) in all or any portion of any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents, provided, however, that (i) such Lender’s obligations under this Agreement to the other parties to this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes under this Agreement and the other Loan Documents, (iv) the Borrowers, the Lenders and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents, (v) in any proceeding under the Bankruptcy Code such Lender shall be, to the extent permitted by law, the sole representative with respect to the obligations held in the name of such Lender, whether for its own account or for the account of any Participant, (vi) such Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of this Agreement or the Note or Notes held by such Lender or any other Loan Document, other than any such amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest that forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Loan or Commitment, postpones any date fixed for any regularly scheduled payment of principal of, or interest or fees on, any such Loan or releases the Company from its obligations under the Loan Documents or, except in connection with the sale of all of the Capital Stock of a Borrower (other than the Company) in accordance with Section 6.4(e) to a Person other than the Company or any Subsidiary or Affiliate thereof, releases such Borrower from its obligations under the Loan Documents or releases all or substantially all of the collateral, if any, securing such Loan. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(g)    If amounts outstanding under this Agreement and the Notes are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set‑off in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any Note, provided that in purchasing such participation such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 9.8. The Borrowers also agree that each Participant shall be entitled to the benefits of Sections 2.16, 2.17, 2.18, 2.19, 9.5 and 9.8(b) with respect to its participation in the Commitments and the Loans outstanding from time to time; provided, that (i) no Participant shall be entitled to receive any greater amount pursuant to such Sections than the assigning Lender would have been entitled to receive in respect of the amount of the participation transferred by such assigning Lender to such Participant had no such transfer occurred and (ii) such Participant shall be subject to the provisions of Section 9.8(a) as though it were a Lender.
(h)    If any Participant of a Lender is not created or organized under the laws of the United States or any state thereof, the assigning Lender, concurrently with the sale of a participating interest to such Participant, shall cause such Participant (i) to represent to the assigning Lender (for the benefit of the assigning Lender, the other Lenders, the Administrative Agent and the Borrowers) that under applicable law and treaties no taxes will be required to be withheld by the Administrative Agent, the Borrowers or the assigning Lender with respect to any payments to be made to such Participant in respect of its participation in the Loans and (ii) to agree (for the benefit of the assigning Lender, the other Lenders, the Administrative Agent and the Borrowers) that it will deliver the tax forms and other documents required to be delivered pursuant to subsection 2.17(g) and comply from time to time with all applicable U.S. laws and regulations with respect to withholding tax exemptions.
(i)    Any Lender may at any time pledge or assign all or any portion of its rights under this Agreement and the Notes to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release a Lender from any of its obligations hereunder.
9.7    Disclosure of Information. Unless otherwise consented to by the Company in writing, each of the Lenders and the Administrative Agent agrees to use reasonable precautions to keep confidential, in accordance with its customary procedures for handling confidential information of the same nature and in accordance with safe and sound banking practices, any non‑public information supplied to it by the Borrowers pursuant to this Agreement; provided that nothing herein shall prevent any Lender from disclosing any such information to the Administrative Agent, any other Lender or any other party hereto, to any Participant, Purchasing Lender or Incremental Lender (or prospective Participant, Purchasing Lender or Incremental Lender) so long as such Participant, Purchasing Lender or Incremental Lender (or prospective Participant, Purchasing Lender or Incremental Lender) agrees to comply with the requirements of this Section 9.7, upon the request or demand of any regulatory authority or other Governmental Authority having or purporting to have jurisdiction over such Lender (including any self-regulatory authority, such as the National Association of Insurance Commissioners), in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Law, including subpoena or similar legal process, which has been publicly disclosed other than in breach of this Agreement, including through judicial process, in connection with the exercise of any remedy hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, to its Affiliates and to its and its Affiliates’ respective Related Parties (it being understood in the case of this clause (g) that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), with the consent of the Borrowers’ Representative or to the extent such Information (I) becomes publicly available other than as a result of a breach of this Section or (II) becomes available to the Administrative Agent, any Lender, any Issuing Lender or any of their respective Affiliates on a nonconfidential basis from a source other than a Borrower. Any Person required to maintain the confidentiality of confidential information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such confidential information as such Person would accord to its own confidential information.
9.8    Adjustments; Set-off.
(a)    If any Lender shall, by exercising any right of setoff, counterclaim or banker’s lien, by receipt of voluntary payment, by realization upon security, or by any other non-pro rata source, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than the pro-rata share of the amount such Lender is entitled thereto, then the Lender receiving such greater proportion shall (1) notify the Administrative Agent of such fact, and (1) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:
(I)    if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by Law (including court order) to be paid by the Lender or the holder making such purchase; and
(II)    the provisions of this Section 9.8(a) shall not be construed to apply to (i) any payment made by the Borrowers pursuant to and in accordance with the express terms of the Loan Documents or (ii) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans, Reimbursement Obligations or Commitment to any assignee or participant, other than to a Borrower or any Subsidiary thereof (as to which the provisions of this Section 9.8(a) shall apply).
Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Participant acquiring a participation pursuant to the foregoing arrangements may exercise against each Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Participant were a direct creditor of each Borrower in the amount of such participation (subject, in the case of a Foreign Borrower, to the provisions of Section 2.22(a)).
(b)    In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of an Event of Default, each Lender and its Affiliates shall have the right, without prior notice to the Borrowers (or any of them), any such notice being expressly waived by the Borrowers to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrowers hereunder or under the Notes (whether at the stated maturity, by acceleration or otherwise) to set‑off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender to or for the credit or the account of one or more Borrowers. Each Lender agrees promptly to notify the Company and the Administrative Agent after any such set‑off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set‑off and application.
9.9    Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Company, on behalf of the Borrowers, and each of the Lenders. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, e-mail or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.
9.10    Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

9.11    Integration. This Agreement and the other Loan Documents represent the agreement of the parties hereto with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.
9.12    GOVERNING LAW. THIS AGREEMENT AND THE NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE COMMONWEALTH OF PENNSYLVANIA WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.
9.13    Submission To Jurisdiction; Waivers. Each of the Borrowers hereby irrevocably and unconditionally:
(a)    submits for itself and its property in any legal action or proceeding relating to this Agreement or the Notes, or for recognition and enforcement of any judgment in respect thereof, to the non‑exclusive general jurisdiction of the Courts of the Commonwealth of Pennsylvania, the courts of the United States of America for the Eastern District of Pennsylvania, and appellate courts from any thereof;
(b)    consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
(c)    agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Company at its address set forth in Section 9.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;
(d)    agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction and
(e)    without limiting the provisions of Section 9.5 hereof, waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.
9.14    Acknowledgments. Each of Borrowers hereby acknowledges that:
(a)    it has been advised by counsel in the negotiation, execution and delivery of this Agreement, the Notes and the other Loan Documents;
(b)    neither the Administrative Agent nor any Lender has any fiduciary relationship to the Borrowers (or any of them) and the relationship hereunder between the Administrative Agent and Lenders, on the one hand, and the Borrowers, on the other hand, is solely that of debtor and creditor; and

(c)    no joint venture exists among the Lenders or the Agents or among the Borrowers (or any of them) and the Lenders or the Agents.
9.15    No Right of Contribution. On and after the occurrence of an Event of Default hereunder, no Borrower shall seek or be entitled to any reimbursement from any other Borrower, or be subrogated to any rights of the Lenders against the Borrowers, in respect of any payments made pursuant to the Loan Documents, until all amounts owing to the Lenders hereunder and under the Notes are paid in full.
9.16    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, ADMINISTRATIVE AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
9.17    USA Patriot Act Notice. Each Lender that is subject to the USA Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow such Lender or Administrative Agent, as applicable, to identify the Borrowers in accordance with the USA Patriot Act.
9.18    ADDITIONAL WAIVERS. EACH BORROWER HEREBY ACKNOWLEDGES AND AGREES THAT SUCH BORROWER’S REASONABLE EXPECTATION WITH RESPECT TO THE AUTHORIZATION GRANTED PURSUANT TO ANY POWER OF ATTORNEY HEREUNDER OR UNDER ANY OTHER LOAN DOCUMENT, IS THAT THE ADMINISTRATIVE AGENT, THE LENDERS OR THEIR ATTORNEYS MAY SEEK TO TAKE ANY ACTIONS WITH RESPECT TO THE EXERCISE OF THE ADMINISTRATIVE AGENT’S, THE ISSUING LENDERS’ AND THE LENDERS’ RIGHTS AND REMEDIES HEREUNDER AND UNDER THE OTHER LOAN DOCUMENTS. EACH BORROWER HEREBY WAIVES ALL OTHER DUTIES OF THE ADMINISTRATIVE AGENT, THE ISSUING LENDERS AND THE LENDERS THAT MAY ARISE UNDER 20 PA. C.S.A. §5601.3(B); PROVIDED THAT NOTHING HEREIN SHALL EXCULPATE ANY PARTY FOR ITS GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

9.19    Joint and Several Liability of Borrowers. Notwithstanding anything to the contrary in this Agreement (other than Section 2.22), all obligations of the Borrowers hereunder and under the Loan Documents shall be joint and several, subject to the limitations set forth in Section 2.22.

IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.

WEST PHARMACEUTICAL SERVICES, INC.
By: /s/ Michael Anderson
Name:     Michael Anderson
Title:     Vice President

WEST PHARMACEUTICAL SERVICES OF FLORIDA, INC.
By: /s/ Michael Anderson
Name:     Michael Anderson
Title:     Vice President

WEST PHARMACEUTICAL SERVICES LAKEWOOD, INC.

By: /s/ Michael Anderson
Name:     Michael Anderson
Title:     President

WEST PHARMACEUTICAL SERVICES GROUP LIMITED

By: /s/ Heino Lennartz
Name:     Heino Lennartz
Title:     Director

WEST ANALYTICAL SERVICES, LLC

By: /s/ DeeDee Taylor
Name:     DeeDee Taylor
Title:     Vice President

WEST PHARMACEUTICAL SERVICES OF DELAWARE, INC.

By: /s/ Michael Anderson
Name:     Michael Anderson
Title:     Treasurer

TECH GROUP NORTH AMERICA, INC.
TECH GROUP GRAND RAPIDS, INC.

By: /s/ Michael Anderson
Name:     Michael Anderson
Title:     Treasurer

(MFG) TECH GROUP PUERTO RICO, LLC

By: /s/ Joseph Fratinardo
Name:     Joseph Fratinardo
Title:     Vice President

WEST PHARMACEUTICAL SERVICES
DANMARK A/S

By: /s/ Heino Lennartz
Name: Heino Lennartz
Title:     Director

By: /s/ Stephan Selke
Name: Stephan Selke
Title:     Director

WEST PHARMACEUTICAL SERVICES
HOLDING GMBH

By: /s/ Heino Lennartz
Name:     Heino Lennartz
Title:     Managing Director

PNC BANK, NATIONAL ASSOCIATION,
as a Lender and as Administrative Agent

By: /s/ Denise DiSimone
Name: Denise DiSimone
Title: Senior Vice President

BANK OF AMERICA, N.A., as a Lender

By: /s/ Mary K. Giermek
Name: Mary K. Giermek
Title: Senior Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By: /s/ Joe Ellerbroek
Name: Joe Ellerbroek
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By: /s/ Jennifer Hwang
Name: Jennifer Hwang
Title: Senior Vice President

CITIZENS BANK OF PENNSYLVANIA, as a Lender

By: /s/ Christopher Matje
Name: Christopher Matje
Title: Vice President

TD BANK, N.A., as a Lender

By: /s/ Shreya Shah
Name: Shreya Shah
Title: Senior Vice President

JPMORGAN CHASE BANK, N.A., as a Lender

By: /s/ Joon Hur
Name: Joon Hur
Title: Vice President

HSBC BANK USA, NATIONAL ASSOCIATION, as a Lender

By: /s/ Nicholas Lotz
Name: Nicholas Lotz
Title: Senior Vice President

NORTHERN TRUST COMPANY, as a Lender

By: /s/ Karen Dahl
Name: Karen Dahl
Title: Senior Vice President

BORROWER ACKNOWLEDGMENT
STATE OF Pennsylvania    )
)    ss:
COUNTY OF Chester    )

On this, the 13th day of October 2015, before me, a Notary Public, the undersigned officer, personally appeared Michael Anderson, who acknowledged himself/herself to be the Vice President of WEST PHARMACEUTICAL SERVICES, INC. and that he/she, in such capacity, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing on behalf of said WEST PHARMACEUTICAL SERVICES, INC.
IN WITNESS WHEREOF, I hereunto set my hand and official seal.
/s/ Linda S. Kinnik
Notary Public

My commission expires: 9/8/18

BORROWER ACKNOWLEDGMENT
STATE OF Pennsylvania    )
)    ss:
COUNTY OF Chester    )

On this, the 13th day of October 2015, before me, a Notary Public, the undersigned officer, personally appeared Michael Anderson, who acknowledged himself/herself to be the Vice President of WEST PHARMACEUTICAL SERVICES OF FLORIDA, INC. and that he/she, in such capacity, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing on behalf of said WEST PHARMACEUTICAL SERVICES OF FLORIDA, INC.
IN WITNESS WHEREOF, I hereunto set my hand and official seal.
/s/ Linda S. Kinnik
Notary Public

My commission expires: 9/8/18

BORROWER ACKNOWLEDGMENT
STATE OF Pennsylvania    )
)    ss:
COUNTY OF Chester    )

On this, the 13th day of October 2015, before me, a Notary Public, the undersigned officer, personally appeared Michael Anderson, who acknowledged himself/herself to be the President of WEST PHARMACEUTICAL SERVICES LAKEWOOD, INC. and that he/she, in such capacity, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing on behalf of said WEST PHARMACEUTICAL SERVICES LAKEWOOD, INC.
IN WITNESS WHEREOF, I hereunto set my hand and official seal.
/s/ Linda S. Kinnik
Notary Public

My commission expires: 9/8/18

BORROWER ACKNOWLEDGMENT
STATE OF Pennsylvania    )
)    ss:
COUNTY OF Chester    )

On this, the 13th day of October 2015, before me, a Notary Public, the undersigned officer, personally appeared DeeDee Taylor, who acknowledged himself/herself to be the Vice President of WEST ANALYTICAL SERVICES, LLC and that he/she, in such capacity, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing on behalf of said WEST ANALYTICAL SERVICES, LLC.
IN WITNESS WHEREOF, I hereunto set my hand and official seal.
/s/ Linda S. Kinnik
Notary Public

My commission expires: 9/8/18

BORROWER ACKNOWLEDGMENT
STATE OF Pennsylvania    )
)    ss:
COUNTY OF Chester    )

On this, the 13th day of October 2015, before me, a Notary Public, the undersigned officer, personally appeared Michael Anderson, who acknowledged himself/herself to be the Treasurer of WEST PHARMACEUTICAL SERVICES OF DELAWARE, INC. and that he/she, in such capacity, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing on behalf of said WEST PHARMACEUTICAL SERVICES OF DELAWARE, INC..
IN WITNESS WHEREOF, I hereunto set my hand and official seal.
/s/ Linda S. Kinnik
Notary Public

My commission expires: 9/8/18

BORROWER ACKNOWLEDGMENT
STATE OF Pennsylvania    )
)    ss:
COUNTY OF Chester    )

On this, the 13th day of October 2015, before me, a Notary Public, the undersigned officer, personally appeared Michael Anderson, who acknowledged himself/herself to be the Treasurer of TECH GROUP NORTH AMERICA, INC. and TECH GROUP GRAND RAPIDS, INC. and that he/she, in such capacity, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing on behalf of said TECH GROUP NORTH AMERICA, INC. and TECH GROUP GRAND RAPIDS, INC.
IN WITNESS WHEREOF, I hereunto set my hand and official seal.
/s/ Linda S. Kinnik
Notary Public

My commission expires: 9/8/18

BORROWER ACKNOWLEDGMENT
STATE OF Pennsylvania    )
)    ss:
COUNTY OF Chester    )

On this, the 13th day of October 2015, before me, a Notary Public, the undersigned officer, personally appeared Joseph Fratinardo, who acknowledged himself/herself to be the Vice President of (MFG) TECH GROUP PUERTO RICO, LLC and that he/she, in such capacity, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing on behalf of said (MFG) TECH GROUP PUERTO RICO, LLC.
IN WITNESS WHEREOF, I hereunto set my hand and official seal.
/s/ Linda S. Kinnik
Notary Public

My commission expires: 9/8/18

SCHEDULE I
LENDERS AND COMMITMENT INFORMATION

Lender and Lending Office(s)	Revolver Commitment	Swing Line Commitment	Commitment Percentage
PNC Bank, National Association	$55,000,000	$30,000,000	18.33333333%
1600 Market Street, 21st Floor
Philadelphia, PA 19103
Attention: Denise Di Simone
Facsimile: 215-585-5348

Bank of America, N.A.	40,000,000		13.33333333%
1101 Wootton Parkway, Suite 300
Rockville, MD 20852
Attention: Eric Williams
Facsimile: 301-517-3120

Wells Fargo Bank, National Association	40,000,000		13.33333333%
301 South College Street, 15th Floor, MAC D1053-150
Charlotte, NC 28202
Attention: Kirk Tesch
Facsimile: 704-715-1438

U.S. Bank National Association	40,000,000		13.33333333%
461 Fifth Avenue, 7th Floor
New York, NY 10017
Attention: Jennifer Hwang
Facsimile: 917-256-2863

Citizens Bank of Pennsylvania	34,000,000		11.33333333%
3025 Chemical Road, Suite 300
Plymouth Meeting, PA 19462
Attention: Daniel Astolfi
Facsimile: 610-941-4136

TD Bank, N.A.
444 Madison Avenue	34,000,000		11.33333333%
New York, NY 10022
Attention: Shivani Agarwal
Facsimile: 212-308-0486

JPMorgan Chase Bank, N.A.	25,000,000		8.333333333%
270 Park Avenue, 43rd Floor
New York, NY 10017
Attention: Joon Hur
Facsimile: 646-534-3079

HSBC Bank USA, National Association	17,000,000		5.666666667%
150 North Radnor Chester Road, Suite A250
Radnor, PA 19087
Attention: Christoper Querns
Facsimile: 610-230-0975

Northern Trust Company	15,000,000		5.000000000%
50 S. LaSalle, M-27
Chicago, IL 60675
Attention: Andrew Holtz
Facsimile: 312-557-1425

Total Commitments	$300,000,000	$30,000,000

DMEAST #22925447 v7    Sch. I – Pg. 1

SCHEDULE II
EXISTING LIENS

See Attached.

Sch. II – Pg. 1

SCHEDULE III
OTHER LETTERS OF CREDIT

Beneficiary	Issuer	Amount	LC Number	Expiration Date	Purpose
National Union Fire Insurance Co	PNC	$616,017	18100867-00-000	11/30/15	Casualty Insurance
Zurich Insurance Co	PNC	$250,000	233539-00	10/1/16	Casualty Insurance
The Travelers Indemnity Company	PNC	$1,950,000	1811412500000	11/23/16	Insurance/Credit Risk Management

Sch. III – Pg. 1

SCHEDULE 3.17
SUBSIDIARIES OF THE COMPANY

	State/County of Incorporation	Stock Ownership

West Pharmaceutical Services, Inc.	Pennsylvania	Parent Co.
Citation Plastics Co.	New Jersey	100.0%
Medimop Medical Projects Ltd.	Israel	100.0
Tech Group Europe Limited	Ireland	100.0
Tech Group Grand Rapids, Inc.	Delaware	100.0
Tech Group North America, Inc.	Arizona	100.0
(mfg) Tech Group Puerto Rico, LLC	Delaware	100.0
TGPR Holdings Limited	Ireland	100.0
W.P.S. F. Limited	England	100.0
West Analytical Services, LLC	Delaware	100.0
West Pharmaceutical Packaging (China) Company Ltd.	China	100.0
West Pharmaceutical Packaging India Private Limited	India	100.0
West Pharmaceutical Services Argentina S.A.	Argentina	100.0
West Pharmaceutical Services Australia Pty. Ltd.	Australia	100.0
West Pharmaceutical Services Beograd d.o.o	Serbia	100.0
West Pharmaceutical Services Brasil Ltda.	Brasil	100.0
West Pharmaceutical Services Colombia S.A.S	Colombia	98.2	(a)
West Pharmaceutical Services Cornwall Limited	England	100.0
West Pharmaceutical Services Danmark A/S	Denmark	100.0
West Pharmaceutical Services Delaware Acquisition, Inc.	Delaware	100.0
West Pharmaceutical Services Deutschland GmbH Co KG	Germany	100.0
West Pharmaceutical Services France S.A.	France	99.9	(b)
West Pharmaceutical Services Group Limited	England	100.0
West Pharmaceutical Services Hispania S.A.	Spain	100.0
West Pharmaceutical Services Holding Danmark ApS	Denmark	100.0
West Pharmaceutical Services Holding France SAS	France	100.0
West Pharmaceutical Services Holding GmbH	Germany	100.0
West Pharmaceutical Services Holdings Ltd.	Israel	100.0
West Pharmaceutical Services Italia S.r.L.	Italy	100.0
West Pharmaceutical Products Ireland, Ltd.	Ireland	100.0
West Pharmaceutical Services Lakewood, Inc.	Delaware	100.0
West Pharmaceutical Services Normandie SAS	France	100.0
West Pharmaceutical Services of Delaware, Inc.	Delaware	100.0
West Pharmaceutical Services of Florida, Inc.	Florida	100.0
West Pharmaceutical Services Shanghai Medical Rubber Products Co., Ltd.	China	100.0
West Pharmaceutical Services Singapore (Holding) Pte. Limited	Singapore	100.0
West Pharmaceutical Services Singapore Pte. Ltd.	Singapore	100.0
West Pharmaceutical Services Vega Alta, Inc.	Delaware	100.0
West Pharmaceutical Services Venezuela C.A.	Venezuela	100.0
West Pharmaceutical Services Verwaltungs GmbH	Germany	100.0

(a) 1.55% is held in treasury by West Pharmaceutical Services Colombia S.A.
(b) In addition, .01% is owned directly by 8 individual shareholders who are officers of the Company

EXHIBIT A-1
FORM OF REVOLVER NOTE

October [__], 2015
Philadelphia, Pennsylvania

FOR VALUE RECEIVED, WEST PHARMACEUTICAL SERVICES, INC., a Pennsylvania corporation, and its direct and indirect subsidiaries party hereto listed on the signature page(s) hereof (collectively, the "Borrowers"), hereby unconditionally, jointly and severally, promise to pay to ____________________________ or its registered assigns (the "Lender") at the office of PNC BANK, NATIONAL ASSOCIATION (the "Administrative Agent") located at 500 First Avenue, Fourth Floor, Pittsburgh, PA 15219 (or, with respect to any Loan in an Optional Currency, at the location indicated pursuant to the Credit Agreement), on the Termination Date (as defined in the Credit Agreement) in immediately available funds, (i) in Dollars, the aggregate unpaid principal amount of all Revolver Loans made in Dollars, and (ii) in the applicable Optional Currency, the aggregate unpaid principal amount of all Revolver Loans made in any Optional Currency, in each case, made by the Lender to the Borrowers pursuant to the Credit Agreement. In addition, the Borrowers shall make principal payments on this Note, to the extent required under the Credit Agreement (as defined below), on the dates specified in the Credit Agreement and in the amounts determined in accordance with the provisions thereof. The Borrowers further agree to pay interest accrued on the unpaid principal amount outstanding hereunder from time to time from the date hereof at such office(s) at the rates and on the dates specified in the Credit Agreement, together with all other costs, fees and expenses as provided in the Credit Agreement.

The holder of this Note is authorized to endorse or record on Schedule 1 annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof or in its internal records, the respective date, Type, Optional Currency (if applicable) and amount of each Revolver Loan made by the Lender to the Borrowers, each continuation thereof, each conversion of all or a portion thereof to another Type, the date, amount and currency of each payment or prepayment of principal thereof and, in the case of LIBOR Loans, the length of each Interest Period with respect thereto, and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof, which endorsement or recordation shall constitute prima facie evidence of the accuracy of the information endorsed or recorded; provided, however, that the failure to make any such endorsement or recordation (or any error in such endorsement or recordation) shall not affect the obligations of the Borrowers to make payments of principal, interest and other amounts outstanding in accordance with the terms of this Note and the Credit Agreement.

This Note is one of the Revolver Notes referred to in, evidences indebtedness incurred under, and is entitled to the benefits of, the Credit Agreement, dated as of October 15, 2015 (said Agreement, as it may be amended, supplemented or otherwise modified from time to time, being referred to as the "Credit Agreement"), among the Borrowers, the Lender, the other banks and financial institutions parties thereto, and PNC Bank, National Association, as Administrative Agent. The Credit Agreement, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional or mandatory prepayments of the principal hereof prior to the maturity thereof, for a higher rate of interest hereunder on amounts past due and, in certain circumstances, in the case of an Event of Default, and for the amendment or waiver of certain provisions of the Credit Agreement.

Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided therein.

All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

Capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement. This Note shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania.

WEST PHARMACEUTICAL SERVICES, INC.

By:
Name:
Title:

WEST PHARMACEUTICAL SERVICES OF FLORIDA, INC.

By:
Name:
Title:

WEST PHARMACEUTICAL SERVICES LAKEWOOD, INC.

By:
Name:
Title:

WEST PHARMACEUTICAL SERVICES GROUP LIMITED

By:
Name:
Title:

WEST ANALYTICAL SERVICES, LLC

By:
Name:
Title:

WEST PHARMACEUTICALS SERVICES OF DELAWARE, INC.

By:
Name:
Title:

TECH GROUP NORTH AMERICA, INC. TECH GROUP GRAND RAPIDS, INC.
By:
Name:
Title:

(MFG) TECH GROUP PUERTO RICO, INC.
By:
Name:
Title:

WEST PHARMACEUTICAL SERVICES DANMARK A/S

By:
Name:
Title:

By:
Name:
Title:

WEST PHARMACEUTICAL SERVICES HOLDING GMBH
By:
Name:
Title:

Schedule 1

Loans, Conversions and Payments

Date	Type of Loan (LIBOR or Base Rate)	Amount of Loan	Dollars or Optional Currency	Amount of Principal Repaid	Amount of Base Rate Loans Converted to LIBOR Loans	Amount of LIBOR Loans Converted To Base Rate Loans	Unpaid Principal Balance of Loans	Notation Made By

EXHIBIT A-2
FORM OF SWING LINE NOTE
U.S. $30,000,000
October [__], 2015
Philadelphia, Pennsylvania

FOR VALUE RECEIVED, WEST PHARMACEUTICAL SERVICES, INC., a Pennsylvania corporation, and its direct and indirect subsidiaries party hereto listed on the signature page(s) hereof (collectively, the "Borrowers"), hereby unconditionally, jointly and severally, promise to pay to PNC BANK, NATIONAL ASSOCIATION or its registered assigns (the "Swing Line Lender") at the office of PNC BANK, NATIONAL ASSOCIATION (the "Administrative Agent") located at 500 First Avenue, Fourth Floor Pittsburgh, PA 15219, in Dollars, the aggregate unpaid principal amount of all Swing Line Loans made by the Swing Line Lender to the Borrowers in accordance with the terms of the Credit Agreement, in immediately available funds, and to pay interest from the date hereof on such principal amount from time to time outstanding, in like funds, at said office, at the rate or rates per annum and payable on the dates specified in the Credit Agreement.

The holder of this Note is authorized to endorse or record on the schedule attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof or in its internal records all borrowings evidenced by this Note, the length of each interest period with respect thereto and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof, which endorsement or recordation shall constitute prima facie evidence of the accuracy of the information endorsed or recorded; provided, however, that the failure to make any such endorsement or recordation (or any error in such endorsement or recordation) shall not affect the obligations of the Borrowers to make payments of principal, interest and other amounts outstanding in accordance with the terms of this Note and the Credit Agreement.

This Note is the Swing Line Note referred to in, evidences indebtedness incurred under, and is entitled to the benefits of, the Credit Agreement, dated as of October 15, 2015 (said Agreement, as it may be amended, supplemented or otherwise modified from time to time, being referred to as the "Credit Agreement"), among the Borrowers, the Swing Line Lender, the other banks and financial institutions parties thereto, and PNC Bank, National Association, as Administrative Agent. The Credit Agreement, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional or mandatory prepayments of the principal hereof prior to the maturity thereof, and for a higher rate of interest hereunder on amounts past due and in certain cases upon an Event of Default.

Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided therein.

All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

Capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement. This Note shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania.

WEST PHARMACEUTICAL SERVICES, INC.

By:
Name:
Title:

WEST PHARMACEUTICAL SERVICES OF FLORIDA, INC.

By:
Name:
Title:

WEST PHARMACEUTICAL SERVICES LAKEWOOD, INC.

By:
Name:
Title:

WEST PHARMACEUTICAL SERVICES GROUP LIMITED

By:
Name:
Title:

WEST ANALYTICAL SERVICES, LLC

By:
Name:
Title:

WEST PHARMACEUTICALS SERVICES OF DELAWARE, INC.

By:
Name:
Title:

TECH GROUP NORTH AMERICA, INC. TECH GROUP GRAND RAPIDS, INC.

By:
Name:
Title:

(MFG) TECH GROUP PUERTO RICO, INC.

By:
Name:
Title:

WEST PHARMACEUTICAL SERVICES DANMARK A/S

By:
Name:
Title:

By:
Name:
Title:

WEST PHARMACEUTICAL SERVICES HOLDING GMBH
By:
Name:
Title:

Loans and Payments

				Payments			Name of Person Making Notation
Date	Amount of Loan	Interest Rate	Interest Period	Principal	Interest	Unpaid Balance of Note

EXHIBIT B
FORM OF
ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor identified in item 1 below (the “Assignor”) and Assignee identified in item 2 below (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including without limitation any letters of credit, guarantees and Swing Line Loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other Loan Document, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned by the Assignor to the Assignee pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor: ______________________________

2.	Assignee: ______________________________
[Assignee is an Affiliate/Approved Fund (as defined below)
of [identify Lender]1]

3.	Borrowers: West Pharmaceutical Services, Inc. and its Subsidiaries party to the
Credit Agreement

4.	Administrative Agent: PNC Bank, National Association, as the
administrative agent under the Credit Agreement
______________________________
1 Select as applicable.

5.	Credit Agreement: The Credit Agreement dated as of October [__], 2015 among West
Pharmaceutical Services, Inc., its Subsidiaries party thereto, the
Lenders parties thereto and PNC Bank, National Association, as
Administrative Agent.

6.	Assigned Interest:

Aggregate Amount of Commitment/Loans for all Lenders*	Amount of Commitment/Loans Assigned*	Percentage Assigned of Commitment/ Loans[2]	CUSIP Number
$	$	%
$	$	%
$	$	%
$	$	%

7.	Approved Fund: As used herein, the term “Approved Fund” shall mean any Person
(other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered or managed by (a) a
Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

[8.     Trade Date:        ______________]3
Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.] Assignor shall pay a fee of $3,500 to the Administrative Agent, except as otherwise provided in the Credit Agreement.

[Signatures to Follow]

___________________________________
* Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

2 Set forth, to at least 9 decimals, as a percentage of the Total Commitments/Loans of all Lenders thereunder.
3 To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.
4 Assignor shall pay a fee of $3,500 to the Administrative Agent, except as otherwise provided in the Credit Agreement.

The terms set forth in this Assignment and Assumpton are hereby agreed to:

ASSIGNOR:

[_____________________]

By:______________________________
Name:
Title:

ASSIGNEE:

[______________________]

By:______________________________
Name:
Title:

[Consented to and]5 Accepted:

PNC BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By:____________________________________
Name:
Title:

[Consented to:]6

WEST PHARMACEUTICAL SERVICES, INC.,
Borrowers’ Representative:

By:_____________________________________
Name:
Title:

PNC BANK, NATIONAL ASSOCIATION,
as Issuing Lender

By:_________________________________
Name:
Title:

5 To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
6 To be added where the consent of the Borrowers’ Representative and/or other parties (e.g. Issuing Lender) is required by the terms of the Credit Agreement.

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.    Representations and Warranties.
1.1.    Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby, and (iv) it is not a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrowers, any of their Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrowers, any of their Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
1.2.    Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be a an assignee under Section 9.6 of the Credit Agreement (subject to such consents, if any, as may be required thereunder), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 3.7 or 5.1 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (vi) it has independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest and (vii) if Assignee is not incorporated or organized under the laws of the United States of America or any State thereof, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.    Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.
3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the Commonwealth of Pennsylvania.

EXHIBIT C
FORM OF NOTICE OF BORROWING

TO:	PNC BANK, NATIONAL ASSOCIATION, AS ADMINISTRATIVE AGENT
Telephone No.:    (215) 585-5348
Facsimile No.:        (215) 585-6987
Attention:        Denise Di Simone

-and-

Agency Services, PNC BANK, NATIONAL ASSOCIATION
Telephone No.:    (412) 762-6442
Facsimile No.:        (412) 762-8672
Attention:        Agency Services

FROM: WEST PHARMACEUTICAL SERVICES, INC.

RE:
Credit Agreement (the "Agreement"), dated as of October [__], 2015 by and among West Pharmaceutical Services, Inc. and its direct and indirect subsidiaries from time to time party thereto (the "Borrowers"), the several lenders from time to time parties thereto (the "Lenders"), and PNC Bank, National Association, as Administrative Agent (in such capacity, the "Administrative Agent")

Pursuant to Section 2.4 of the Agreement, the undersigned hereby makes the following request:

1.    This request is for (choose one):

____    Revolver Loans

____    Swing Line Loans

____    Conversion of outstanding LIBOR Loans in Dollars to Base Rate

____    Conversion of outstanding Base Rate Loans in Dollars to LIBOR Rate

____	Renewal of LIBOR Rate election with respect to outstanding LIBOR Loans

2.    Aggregate principal amount of Loans
comprising the new Tranche:            ____________________

3.	Proposed Borrowing, Conversion
or Renewal Date:                ____________________

4.    Interest Rate applicable to the new Tranche (choose one):

____    a.    Base Rate

Amount of borrowing subject to Base Rate: $__________

____    b.    LIBOR Rate Option for an Interest period of (choose one; Optional Currency Loans may only have an Interest Period of one month):

Amount of borrowing subject to LIBOR Rate: $____________

____    i.    1 month

____    ii.    2 months

____    iii.    3 months

____    iv.    6 months

____    c.    Other (for Swing Line Loans not at Base Rate)

5.    Currency applicable to the new Tranche (Choose One):

____    a.    U.S. Dollars

____    b.    Optional Currency ________________________

6.	If applicable, name of Foreign Borrower who is a co-borrower: _______________________

[Repeat 1-6 for additional Loans/Tranches]

As of the date of each request for a Loan and the date of making of such Loan, the Borrowers hereby represent and warrant that each of the conditions precedent in Section 4.2 of the Agreement have been satisfied. As of the date of each request to convert or continue a Loan, the Borrowers hereby represent and warrant that no Default or Event of Default has occurred and is continuing. [Modify accordingly for a Limited Condition Acquisition]

Capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

The undersigned certifies to the accuracy of the foregoing.

Date:__________________	WEST PHARMACEUTICAL SERVICES, INC.,
as Borrowers’ Representative

By: ___________________________
Name:
Title:

EXHIBIT D
FORM OF
JOINDER AND ASSUMPTION AGREEMENT

Joinder and Assumption Agreement, dated as of ________________, made by [__________________] (the “Additional Borrower”), in favor of the Lenders and the Administrative Agent (as each such term is defined in the Credit Agreement referred to below).

W I T N E S S E T H:

WHEREAS, West Pharmaceutical Services, Inc. (the “Company”) and its subsidiaries from time to time party thereto, the banks and other financial institutions from time to time parties thereto and PNC Bank, National Association, as Administrative Agent, are parties to a Credit Agreement, dated as of October [__], 2015 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”); and
WHEREAS, the Additional Borrower, in consideration for, among other things, the ability to borrow under the Credit Agreement, is executing and delivering this Agreement.
NOW THEREFORE, in consideration of the foregoing and for other consideration, the receipt and sufficiency of which is hereby acknowledged, the Additional Borrower, intending to be legally bound, hereby agrees as follows:
1.    Defined Terms.    Unless otherwise defined herein, capitalized terms defined in the Credit Agreement are used herein as therein defined.

2.    Joinder    The Additional Borrower hereby agrees that effective as of the date hereof, the Additional Borrower is, and shall be, a Borrower under the Credit Agreement with all of the rights and obligations of a Borrower thereunder, and the term Borrower when used in the Credit Agreement or in any other Loan Document shall include the Additional Borrower. As a result (i) the Additional Borrower shall be entitled to borrow or have Letters of Credit issued for its account under the Credit Agreement on the terms of, and subject to the conditions of, the Credit Agreement to the same extent as if it were an original signatory to that Agreement as a Borrower and (ii) the Additional Borrower shall be liable to the Administrative Agent and the Lenders for, and hereby assumes and agrees to be liable for, all of the obligations and liabilities of a Borrower under the Credit Agreement, the Notes and the other Loan Documents as applicable to the same extent as if it were an original signatory to those documents as a Borrower. The Additional Borrower hereby agrees with the Administrative Agent and the Lenders that it shall perform, comply with and be subject to and be bound by, each of the terms, provisions and conditions of the Credit Agreement, including, without limitation, the monetary payment provisions, and each other Loan Document to which it is a party by virtue of this Agreement. Without limiting the generality of the foregoing, the Additional Borrower hereby represents and warrants that (i) each of the representations and warranties set forth in Section 3 of the Credit Agreement is true and correct as to the Additional Borrower on and as of the date hereof as if made on and as of the date hereof by the Additional Borrower and (ii) the Additional Borrower has heretofore received a true and correct copy of the Credit Agreement and each of the other Loan Documents (including any amendments, supplements or waivers thereto) as in effect on the date hereof.

The Additional Borrower hereby makes, affirms, and ratifies in favor of the Lenders and the Administrative Agent the Credit Agreement, the Notes and each of the other Loan Documents given by one or more of the Borrowers to the Administrative Agent and/or the Lenders.
The Additional Borrower also agrees to execute and deliver (or to cause to be executed and delivered) at any time and from time to time such further instruments and documents and do or cause to be done such further acts as may be reasonably requested by the Administrative Agent to effectuate the provisions and purposes of this Agreement, it being acknowledged, however, that no such documents are needed in order for the Additional Borrower to become a Borrower under the Credit Agreement and to be liable for all of the obligations and liabilities of a Borrower thereunder as if it were an original signatory thereto.
3.    Additional Representations and Warranties. The Additional Borrower hereby represents and warrants to the Lenders and the Administrative Agent that:

(a)    There exists no Default or Event of Default under the Credit Agreement; and

(b)    The execution and delivery of this Agreement has been duly authorized by all requisite action on behalf of the Additional Borrower, and this Agreement and any other Loan Document to which it is a party by virtue of this Agreement constitutes the legal, valid and binding obligation of the Additional Borrower, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

4.    Effectiveness. This Agreement shall become effective upon receipt by the Administrative Agent of counterparts hereof duly executed by the Additional Borrower and acknowledged by the Administrative Agent and the Company on behalf of the Borrowers.

5.    Deliveries. On the date hereof, the Additional Borrower shall deliver to the Administrative Agent a certificate of the Secretary or Assistant Secretary of the Additional Borrower certifying the resolutions of the board of directors of the Additional Borrower and true and correct copies of the certificate of formation (as certified by the applicable Governmental Authority) and by-laws of the Additional Borrower, a good standing certificate and the signatures and incumbency of the officers of the Additional Borrower authorized to sign the Agreement and any other agreements or documents executed in connection herewith and such certificates and attachments thereto shall be in form and substance satisfactory to the Administrative Agent. [Modify as applicable for a Foreign Borrower]

6.    Limited Effect. Except as expressly amended by this Agreement, the Credit Agreement and the other Loan Documents shall continue to be, and shall remain, unaltered and in full force and effect in accordance with their terms.

7.    Miscellaneous.

(a)    Expenses. The Additional Borrower and each of the Domestic Borrowers jointly and severally agree to pay all of the Administrative Agent’s reasonable out-of-pocket expenses incurred in connection with the preparation, negotiation and execution of this Agreement, including, without limitation, the reasonable fees and expenses of counsel to the Administrative Agent.

(b)    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

(c)    Successor and Assigns. The terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the Additional Borrower, the other Borrowers, the Administrative Agent and the Lenders and their respective successors and assigns.

(d)    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or e-mail shall be effective as of delivery of a manually executed counterpart of this Agreement.

(e)    Headings. The headings of any paragraph of this Agreement are for convenience only and shall not be used to interpret any provision hereof.

(f)    Modifications. No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.

IN WITNESS WHEREOF, the Additional Borrower has caused this Agreement to be duly executed and delivered by its proper and duly authorized officer as of the date and year first above written and the Company has caused this Agreement to be acknowledged, executed and delivered by its proper and duly authorized officer as of the day and year first above written.

[Insert Name of Additional Borrower]

By: ______________________________
Name: ____________________________
Title: _____________________________

ACKNOWLEDGED, ACCEPTED AND AGREED:

WEST PHARMACEUTICAL SERVICES, INC., as
Borrowers’ Representative

By: _______________________________
Name: _____________________________
Title: ______________________________

PNC BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By: _______________________________
Name: _____________________________
Title: ______________________________

BORROWER ACKNOWLEDGMENT
STATE OF ___________________________    )
)    ss:
COUNTY OF _________________________    )

On this, the ______ day of ___________, 2015, before me, a Notary Public, the undersigned officer, personally appeared ________________________________, who acknowledged himself/herself to be the ____________________________________ of [Additional Borrower] and that he/she, in such capacity, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing on behalf of said [Additional Borrower].
IN WITNESS WHEREOF, I hereunto set my hand and official seal.
_____________________________
Notary Public

My commission expires:

EXHIBIT E
FORM OF US CLOSING LEGAL OPINION

DLA Piper LLP (US)
The Marbury Building
6225 Smith Avenue
Baltimore, Maryland 21209-3600
T 410.580.3000
F 410.580.3001
W www.dlapiper.com

October 15, 2015

PNC Bank, National Association, as Administrative Agent
1600 Market Street, 21st Floor
Philadelphia, PA 19103

And the Lenders party to the Credit Agreement

Re:	Opinion Letter
Ladies and Gentlemen:
We have acted as counsel to (i) West Pharmaceutical Services, Inc., a Pennsylvania corporation ("Company") and (ii) the entities set forth on Schedule 1 attached hereto (together with the Company, each an "Opinion Party" and collectively, the "Opinion Parties") and as special counsel to the entities set forth on Schedule 2 attached hereto (each a "Foreign Party" and collectively, the "Foreign Parties", together with the Opinion Parties, each a "Loan Party" and collectively, the "Loan Parties") in connection with the Credit Agreement, dated as of the date hereof (the "Credit Agreement"), among the Loan Parties, the lenders party thereto (the "Lenders") and PNC Bank, National Association, as administrative agent (in such capacity the "Administrative Agent") and the other documents listed on Schedule 3 to this letter. The Credit Agreement and the other documents listed on Schedule 3 to this letter are referred to herein as the "Credit Documents."
Capitalized terms used in this letter, which are not otherwise defined in this letter, shall have the respective meanings assigned to them in the Credit Agreement.
I.    DOCUMENTS REVIEWED.
In the foregoing capacity, for purposes of this opinion, we have also reviewed the following documents:
(i)    the Organizational Documents listed on Schedule 4 attached hereto;
(ii)    the records of the proceedings and actions of the Board of Directors, Sole Director, Sole Manager, Board of Managers or Shareholders, as applicable, of each Opinion Party with respect to the transactions contemplated by the Credit Documents, certified to us as true, accurate and complete, and in full force and effect, by the Secretary or Assistant Secretary of such Opinion Party;

PNC Bank, National Association, as Administrative Agent
October 15, 2015

(iii)    a certificate of the Pennsylvania Secretary of the Commonwealth dated October 5, 2015 to the effect that the Company was subsisting as a Pennsylvania corporation on the date of the certificate (the "Pennsylvania Certificate");
(iv)    a certificate of the Delaware Secretary of State dated October 5, 2015 to the effect that WPS Lakewood (as defined on Schedule 1) was in good standing in Delaware on the date of the certificate (the "WPS Lakewood Certificate");
(v)    a certificate of the Delaware Secretary of State dated October 5, 2015 to the effect that WAS LLC (as defined on Schedule 1) was in good standing in Delaware on the date of the certificate (the "WAS LLC Certificate");
(vi)    a certificate of the Delaware Secretary of State dated October 5, 2015 to the effect that WPS Delaware (as defined on Schedule 1) was in good standing in Delaware on the date of the certificate (the "WPS Delaware Certificate");
(vii)    a certificate of the Delaware Secretary of State dated October 5, 2015 to the effect that TGPR (as defined on Schedule 1) was in good standing in Delaware on the date of the certificate (the "TGPR Certificate");
(viii)    a certificate of the Delaware Secretary of State dated October 5, 2015 to the effect that TGGR (as defined on Schedule 1) was in good standing in Delaware on the date of the certificate (the "TGGR Certificate" together with the WPS Lakewood Certificate, the WAS LLC Certificate, the WPS Delaware Certificate and the TGPR Certificate, the "Delaware Certificates");
(ix)    a certificate of the Florida Secretary of State dated October 5, 2015 to the effect that WPS Florida (as defined on Schedule 1) was in good standing in Florida on the date of the certificate (the "Florida Certificate");
(x)    a certificate of the Corporation Commission of the State of Arizona dated October 5, 2015 to the effect that TGNA (as defined on Schedule 1) was in good standing in Arizona on the date of the certificate (the "Arizona Certificate", together with the Pennsylvania Certificate, the Delaware Certificates and the Florida Certificate, the "Good Standing Certificates");
(xi)    a certificate of the Secretary or Assistant Secretary of each Opinion Party (collectively, the "Secretary Certificates") each dated as of the date hereof as to the matters set forth therein;
(xii)    a certificate made by an officer of each of the Loan Parties (the "Officer Certificate") dated as of the date hereof, as to the matters set forth therein, including

PNC Bank, National Association, as Administrative Agent
October 15, 2015

(a)	certifying as to true accurate and complete copies of the contracts listed on Schedule 5 (the "Identified Contracts");

(b)	a listing of each judgment, injunction, order, writ and decree applicable to any Loan Party or their assets (the "Identified Governmental Orders"); and

(c)
a listing of each judicial, administrative, governmental or other action, litigation, suit, proceeding, arbitration or mediation, pending, or to the knowledge of the Loan Parties, threatened, against any of the Loan Parties, or any of the Loan Parties' properties, before any court, administrative body, governmental agency, arbitrator or mediator, which if determined adversely against the Loan Parties could have a material adverse effect on the business, operations, properties, or assets of the Loan Parties, taken as a whole, or on the condition, financial or otherwise, of the Loan Parties, taken as a whole (the "Identified Disputes"); and

(xiii)    such other documents and matters as we have deemed necessary and appropriate to render the opinions set forth in this letter.
II.    CERTAIN DEFINED TERMS.
In basing the opinions and other matters set forth herein on "our knowledge," the words "our knowledge" signify that, in the course of our recent representation of the Loan Parties with respect to the current financing transaction contemplated in the Credit Documents, no information has come to our attention that would give us actual knowledge or actual notice that any such opinions or other matters are not accurate or that any of the documents, certificates, reports, and information on which we have relied are not accurate and complete. Except as otherwise stated herein, we have undertaken no independent investigation or verification of such matters. The words "our knowledge" and similar language used herein are intended to be limited to the knowledge of the lawyers currently within our firm who have delivered substantive legal services to the Loan Parties on such matter.
III.    ASSUMPTIONS.
In examining the Credit Documents, and in rendering the opinions set forth below, we have also assumed the following:
(a)    each of the parties to the Credit Documents (other than the Opinion Parties) has duly and validly executed and delivered each of the Credit Documents and each instrument, agreement, and other document executed in connection with the Credit Documents to which such party (other than the Opinion Parties) is a signatory and each such party's (other than the Loan Parties') obligations set forth in the Credit Documents, are its valid and legally binding obligations, enforceable in accordance with their respective terms;

PNC Bank, National Association, as Administrative Agent
October 15, 2015

(b)    each person executing any such instrument, agreement, or other document on behalf of any such party (other than the Opinion Parties) is duly authorized to do so;
(c)    each natural person executing any such instrument, agreement, or other document, whether on behalf of such individual or another person, is legally competent to do so;
(d)    the Credit Documents accurately describe and contain the mutual understandings of the parties thereto, there are no oral or written modifications of or amendments or supplements to the Credit Documents, and there has been no waiver of any of the provisions of any Credit Document by actions or conduct of the parties or otherwise;
(e)    all documents submitted to us as originals are authentic, all documents submitted to us as certified or photostatic copies or telecopies or portable document file ("pdf") copies conform to the original documents (and the authenticity of the originals of such copies), all signatures on all documents submitted to us for examination (and including signatures on photocopies, telecopies and pdf copies) are genuine, and all public records reviewed by us are accurate and complete;
(f)    each individual executing a certificate is authorized to do so and has knowledge about all matters stated therein and, as to factual matters, the contents of each such certificate are accurate and complete;
(g)    each of the parties to the Credit Documents has received all agreed upon consideration for each Credit Document;
(h)    there has been no mutual mistake of fact, or misunderstanding or fraud, duress or undue influence in connection with the negotiation, delivery and execution of the Credit Documents;
(i)     there are and have been no agreements or understandings among the parties, written or oral, and there is and has been no usage of trade or course of prior dealing among the parties that would, in either case, vary, supplement, or qualify the terms of the Credit Documents;
(j)    each of the Foreign Parties is validly existing and in good standing under the law of the jurisdiction in which it is organized (to the extent applicable) and has duly authorized, executed and delivered the Credit Documents to which it is a party in accordance with its organizational documents and the law of the jurisdiction in which it is organized;
(k)    the execution and delivery by each Foreign Party of each of the Credit Documents to which such Foreign Party is a party, and the performance of such Foreign Party of its obligations thereunder, are within such Foreign Party’s powers;

PNC Bank, National Association, as Administrative Agent
October 15, 2015

(l)    the execution, delivery and performance by each Foreign Party of the Credit Documents to which it is a party do not violate the law of the jurisdiction in which it is organized or any other applicable laws (excepting the laws of the Commonwealth of Pennsylvania, the General Corporation Law of the State of Delaware, the Delaware Limited Liability Company Act, the Florida Business Corporation Act, the Arizona Business Corporation Act and the federal laws of the United States);
(m)    the execution, delivery and performance by each Foreign Party of the Credit Documents to which it is a party do not constitute a breach or violation of any agreement or instrument which is binding upon any Foreign Party, including, without limitation, the Foreign Parties’ organizational documents, except that we do not make the assumption in this clause (m) with respect to the Identified Contracts that are the subject of paragraph IV.7 of this letter; and
(n)    no consent, filing or approval is required in the jurisdictions where the Loan Parties are organized or any other jurisdiction (excepting the laws of the Commonwealth of Pennsylvania, the General Corporation Law of the State of Delaware, the Delaware Limited Liability Company Act, the Florida Business Corporation Act, the Arizona Business Corporation Act and the federal laws of the United States).
As to certain factual matters, we have relied on the Secretary Certificates, which facts we assume to be accurate and complete. We have also relied upon the Officer Certificate as to the factual matters set forth therein, which facts we assume to be accurate and complete.
IV.    OPINIONS.
Based on our review of the foregoing, and subject to the limitations, assumptions, and qualifications set forth herein, it is our opinion that, as of the date of this letter:

1.	(a) Based solely upon the Pennsylvania Certificate, the Company is a corporation validly existing and subsisting under the laws of the Commonwealth of Pennsylvania.
(b)    Based solely upon the Delaware Certificates, each Delaware Opinion Party is a corporation or a limited liability company validly existing and in good standing under the laws of the State of Delaware.
(c)    Based solely upon the Florida Certificate, WPS Florida is a corporation validly existing and in good standing under the laws of the State of Florida.
(d)    Based solely upon the Arizona Certificate, TGNA is a corporation validly existing and in good standing under the laws of the State of Arizona.

PNC Bank, National Association, as Administrative Agent
October 15, 2015

2.
The execution and delivery by each Opinion Party of each Credit Document to which such Opinion Party is a party, and the performance by each Opinion Party of its obligations thereunder, are within such Opinion Party's corporate or limited liability company powers, as applicable.

3.
All necessary corporate or limited liability company action, as applicable, has been taken to authorize the execution and delivery of the Credit Documents to which each Opinion Party is a party, and the performance by such Opinion Party of its obligations under the Credit Documents to which it is a party.

4.	The Credit Documents to which each Opinion Party is a party have been duly executed and delivered by such Opinion Party.

5.
The Credit Documents to which each Loan Party is a party constitute the valid and legally binding obligations of each Loan Party, enforceable against such Loan Party in accordance with their terms, subject to the following:

(a)
applicable laws relating to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyances or fraudulent transfers (or any successor law or law of similar import), and other similar laws relating to or affecting the rights of creditors generally; and

(b)	the exercise of judicial discretion in accordance with general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity.

6.
The execution and delivery by each Opinion Party of each Credit Document to which such Opinion Party is a party, and the performance by such Opinion Party of its obligations thereunder, are not in contravention of the terms of such Opinion Party's Amended and Restated Articles of Incorporation, Articles of Incorporation, Amended and Restated Certificate of Incorporation, Certificate of Incorporation, Certificate of Formation or Articles of Amendment and Merger, as applicable, and Amended and Restated Bylaws, Bylaws, Limited Liability Company Agreement or Single Member Limited Liability Company Operating Agreement, as applicable.

7.
Based on our review of the Identified Contracts, the execution and delivery by the Loan Parties of the Credit Documents to which the Loan Parties are a party, and the performance by the Loan Parties of their obligations thereunder, will not violate or result in a default under any provision of any Identified Contract or result in the creation or imposition of any security interest in or lien or encumbrance upon, any of the assets of the Loan Parties pursuant to the provisions of any Identified Contract.

PNC Bank, National Association, as Administrative Agent
October 15, 2015

8.
Based solely on the Loan Parties’ disclosure of Identified Governmental Orders, if any, in the Officer Certificate, and our review of such Identified Governmental Orders, the execution and delivery by the Loan Parties of the Credit Documents to which the Loan Parties are a party and the performance by the Loan Parties of their obligations thereunder do not violate any provision of any Identified Governmental Orders.

9.
Based solely on the Loan Parties’ disclosure of Identified Disputes, if any, in the Officer Certificate, our review of such Identified Disputes, if any, and our knowledge, no judicial, administrative, governmental or other action, litigation, suit, proceeding, arbitration or mediation, is pending against any of the Loan Parties that seeks to restrain, enjoin, prevent the consummation of or otherwise challenge, any of the Credit Documents or any of the transactions contemplated thereby.

10.
The execution and delivery by the Loan Parties of each Credit Document to which the Loan Parties are a party and the performance by the Loan Parties of their obligations thereunder are not in contravention of any existing statute or regulation of the United States of America (assuming that the proceeds of the Loans are used solely for the purposes set forth in the Credit Agreement) or the Commonwealth of Pennsylvania or the General Corporation Law of the State of Delaware, the Delaware Limited Liability Company Act, the Florida Business Corporation Act or the Arizona Business Corporation Act.

11.
No consent or approval of, or filing with, any governmental authority of the Commonwealth of Pennsylvania or under United States federal law, or of the States of Delaware, Florida or Arizona under the General Corporation Law of the State of Delaware, the Delaware Limited Liability Act, the Florida Business Corporation Act or the Arizona Business Corporation Act, respectively, is required for the execution, delivery and performance by the Loan Parties of the Credit Documents to which the Loan Parties are a party, or if required, the requisite consent or approval has been obtained, the requisite filing has been accomplished, or the requisite action has been taken.

12.
Assuming the accuracy of the representations and warranties in the Credit Agreement with respect to the intended use of the proceeds of the Loans, no portion of the Loans made pursuant to the Credit Agreement will constitute a loan for the purpose of purchasing or carrying "margin security" or "margin stock" as such terms are used in Regulations T, U and X of the Board of Governors of the Federal Reserve System.

13.	The Company is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

PNC Bank, National Association, as Administrative Agent
October 15, 2015

VI.    QUALIFICATIONS AND ADDITIONAL ASSUMPTIONS.
The opinions set forth above are subject to the following further assumptions, qualifications, and limitations:
A.    We express no opinion as to the effect of non-compliance by the Administrative Agent, the Noteholders (as defined in the Sharing Agreement (as defined on Schedule 3 hereto)), the Parity Debtholders (as defined in the Sharing Agreement) or any Lender with any state or federal laws or regulations applicable to the transactions contemplated by the Credit Documents.
B.    We express no opinion regarding (i) any federal, state or other securities laws or regulations and any “Blue Sky” laws, except as expressly set forth in Paragraph IV.13, (ii) any federal, state or other anti-trust or unfair competition laws or regulations, (iii) any federal, state or other laws or regulations with respect to any tax, (iv) any federal, state or other environmental or hazardous materials laws or regulations, (v) any federal, state or other criminal or civil forfeiture laws (including, without limitation, the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970, as amended), (vi) any federal, state or other privacy laws or regulations, (vii) any federal, state or other land use, zoning or subdivision laws or regulations, (viii) the Employee Retirement Income Security Act, as amended, or related laws or regulations and any other federal, state or other pension laws or regulations, (ix) any federal, state or other laws related to copyrights, patents, trademarks, service marks or other intellectual property, (x) any federal, state or other health, safety and welfare laws or regulations, (xi) any federal or state banking laws or regulations, (xii) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act) Act of 2001, the Uniting and Strengthening America by Fulfilling Rights and Ending Eavesdropping, Dragnet-collection and Online Monitoring Act (USA Freedom Act), or any other federal, state or other anti-terrorism laws, (xiii) any federal, state or other laws or regulations that may apply to a party to any Credit Document due to the nature of any Person’s business or activities or the industry in which such Person does business, (xiv) any federal, state or other insurance laws or regulations, (xv) any federal, state or other gaming laws or regulations, (xvi) any federal, state or other criminal laws or regulations, (xvii) any federal, state or other tribal laws or regulations, (xviii) any fiduciary obligations or duties, (xix) Hart-Scott-Rodino, Exon-Florio and other laws relating to filing requirements, (xx) except as provided in Paragraph IV.12, any Federal Reserve Board regulations, (xxi) the Dodd-Frank Wall Street Transparency and Accountability Act of 2010 and any rules or regulations promulgated thereunder or (xxii) any treaties.
C.    We express no opinion concerning any federal, state or other statutes, laws or regulations relating to licenses, permits or, except as expressly set forth in Paragraph IV.11, other governmental approvals. We express no opinion concerning any statutes, ordinances, administrative decisions, rules or regulations of counties, towns, municipalities or special political subdivisions, or any judicial decisions to the extent that they deal with any of the foregoing.

PNC Bank, National Association, as Administrative Agent
October 15, 2015

D.    Our opinions in Paragraph IV.1 as to the valid existence and good standing or subsistence, as applicable of the Opinion Parties are based solely on our review of the Good Standing Certificates, copies of which have been made available to you and your counsel, and our opinions with respect to such matters are rendered as of the date of such certificates and limited accordingly.
E.    Our opinions in Paragraph IV.5 are subject to the following additional assumptions and qualifications:
(i)    public policy considerations, statutes or court decisions that may limit the rights of a party to obtain indemnification or contribution;
(ii)    the unenforceability under certain circumstances of provisions imposing penalties, forfeitures, late payment charges or an increase in interest rate upon delinquency in payment or the occurrence of a default;
(iii)    the unenforceability of unspecified fees or charges imposed in the discretion of the Administrative Agent or any Lender;
(iv)    enforceability may be limited to the extent that remedies are sought by a party with respect to a breach that a court concludes is not material or does not adversely affect such party, and enforceability may be limited by any unconscionable, inequitable, or unreasonable conduct on the part of such party seeking enforcement, defenses arising from such party's failure to comply with the terms and conditions of the Credit Documents, defenses arising as a consequence of the passage of time, or defenses arising as a result of such party's failure to act reasonably or in good faith;
(v)    we express no opinion on the enforceability of any self-help, non-judicial remedies provided in the Credit Documents;
(vi)    we express no opinion on the enforceability of any provisions of the Credit Documents requiring any party to waive any procedural, judicial, or substantive rights or defenses, such as rights to notice, right to a jury trial, statutes of limitation, appraisal or valuation rights, and marshaling of assets, or any provisions purporting to waive any right to consequential or other damages, or any provisions purporting to require any Loan Party to give notice to the Administrative Agent, the Noteholders, the Parity Debtholders or any Lender of any acts or omissions of the Administrative Agent, the Noteholders, the Parity Debtholders or any Lender or any of the Administrative Agent's the Noteholders', the Parity Debtholders' or any Lender's agents or employees;
(vii)    we express no opinion on the enforceability of any provisions permitting modifications of the Credit Documents only if in writing, or stating that the provisions of the Credit Documents are severable;

PNC Bank, National Association, as Administrative Agent
October 15, 2015

(viii)    the provisions of the Credit Documents which provide for jurisdiction of the courts of any particular jurisdiction may not be binding on the courts in the forums selected or excluded;
(ix)    we express no opinion with respect to the availability of specific performance, injunctive relief, or other equitable remedies with respect to any of the provisions of the Credit Documents; and
(x)    the provisions regarding the remedies available to the Administrative Agent, the Noteholders, the Parity Debtholders or any Lender on default as set forth in the Credit Documents are subject to certain procedural requirements which affect and may restrict rights and remedies stated to be available to the Administrative Agent, the Noteholders, the Parity Debtholders or any Lender.
F.    We express no opinion as to any provisions of the Credit Documents purporting to grant a power of attorney.
G.    We express no opinion with respect to the existence, creation, perfection, priority, or enforcement of any security interest, or the existence or quality of title in any property.
H.    We express no opinion as to any agreement, document, certificate, or instrument, other than the Credit Documents, that may be an exhibit to, or referred to in or contemplated by any of the Credit Documents (other than a Credit Document itself).
I.    To the extent that any Credit Document refers to, or incorporates, any term or terms from any other agreement or document, we assume that (i) such agreement or document exists and contains the intended term or terms and (ii) an original or copy of such agreement or document has been provided to the parties to such Credit Document.
J.    We express no opinion on the enforceability of any provisions of the Credit Documents that entitle the Administrative Agent, the Noteholders, the Parity Debtholders or any Lender as a matter of right, to the appointment of a receiver after the occurrence of a default.
K.    We express no opinion on the enforceability of any provisions of the Credit Documents requiring any party to indemnify the Administrative Agent, the Noteholders, the Parity Debtholders or any Lender or any other person or its or their directors, officers, agents, employees, or successors or assigns, or any provisions exculpating the Administrative Agent, the Noteholders, the Parity Debtholders or any Lender from liability for its actions or inaction, in each case, to the extent such indemnification or exculpation is contrary to public policy or law.

PNC Bank, National Association, as Administrative Agent
October 15, 2015

L.    Our opinions in Paragraph IV.11 are limited to only (i) those statutes or regulations of the Commonwealth of Pennsylvania or the United States of America in effect on the date hereof that a lawyer in Pennsylvania exercising customary professional diligence would reasonably recognize as being directly applicable to the Credit Documents, (ii) those provisions of the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act in effect on the date hereof that a lawyer in Delaware exercising customary professional diligence would reasonably recognize as being directly applicable to the Credit Documents, (iii) those provisions of the Florida Business Corporation Act in effect on the date hereof that a lawyer in Florida exercising customary professional diligence would reasonably recognize as being directly applicable to the Credit Documents and (iv) those provisions of the Arizona Business Corporation Act in effect on the date hereof that a lawyer in Arizona exercising customary professional diligence would reasonably recognize as being directly applicable to the Credit Documents.
M.    With respect to our opinion in Paragraph IV.7, the Loan Parties are party to that certain Credit Agreement dated as of April 27, 2012 and such other agreements and instruments with certain lenders ("Existing Lenders") (the "Existing Credit Documents") and our opinion in Paragraph IV.7 is qualified in that we assume, with your permission, that all loans and other obligations of the Loan Parties under the Existing Credit Documents have been paid in full and that Existing Lenders have terminated and released the instruments, agreements and other documents evidencing or otherwise relating to the indebtedness and other obligations evidenced by the Existing Credit Documents.
N.    Our opinions in Paragraphs IV.6 are qualified in that we express no opinion as to whether an entity ("Guarantor Entity") may guarantee indebtedness incurred by another entity (an "Other Entity") except to the extent such Guarantor Entity may be determined to have benefited from the incurrence of such indebtedness by the Other Entity or as to whether such benefit may be measured other than by the extent to which the proceeds of the indebtedness incurred by the Other Entity are directly or indirectly made available to such Guarantor Entity for its corporate or company purposes.
O.    Our opinions in Paragraph IV.5 are subject to the effects of the possible judicial application of foreign laws or foreign governmental or judicial action affecting creditor’s rights.
P.    With respect to interest rates, Pennsylvania’s statutory usury provisions do not apply to loans in excess of $50,000, to business loans in excess of $10,000, or to loans secured by real estate (other than residential real property) regardless of amount. See 41 Pa. Cons. Stat. Ann. §301(f). Notwithstanding the apparent inapplicability of usury in the commercial loan context, two criminal statutes, at least arguably, may be applicable. Section 911(h)(1)(iv) of the Pennsylvania "Crime Code," defines the term "racketeering activity" to include:

PNC Bank, National Association, as Administrative Agent
October 15, 2015

. . . the collection of any money or other property in full or partial satisfaction of a debt which arose as a result of the lending of money or other property at a rate of interest exceeding 25% per annum or the equivalent rate for a longer or shorter period, where not otherwise authorized by law.
18 Pa. C.S.A. §911 (Purdon’s Supp. 1993).
The Act of December 29, 1972, P.L. 1671, Act. No. 358 (the "Criminal Usury Statute") made it a criminal offense to engage in "charging, taking or receiving any money . . . at a rate exceeding thirty-six percent per annum or the equivalent rate for a longer or shorter period, when not otherwise authorized by law." 18 P.S. §4806.1 (Purdon’s Supp. 1973-74) (superseded). The Criminal Usury Statute may have been repealed, but the manner in which the repeal was enacted leaves the matter subject to uncertainty.
We note that because the transactions contemplated by the Credit Documents constitute a commercial transaction involving a sophisticated borrower capable of protecting its own business interests, courts applying the laws of the Commonwealth of Pennsylvania might be less inclined to apply these criminal statutes in the event that the interest rates in the Credit Documents exceed the established limits. Moreover, since both criminal usury statutes are subject to the exception “where when not otherwise authorized by law”, courts applying the laws of the Commonwealth of Pennsylvania might consider the provisions of the usury statute, 41 Pa. Stat. Ann. §101 et seq., (which provides no usury limits on loans of the amounts and the types set forth above) to constitute such an exception. Also, it is arguable, that §4806.1 has been repealed, but the manner in which it was repealed leaves the repeal subject to uncertainty. The absence of any court decision applying either of the two criminal usury statutes to commercial loans, however, leaves these matters open to question.
In addition to the qualifications set forth above, the opinions expressed in this letter are subject to the qualification that we express no opinion as to the laws of any jurisdiction other than the substantive laws (excluding principles of conflict of laws) of the Commonwealth of Pennsylvania, the General Corporation Law of the State of Delaware, the Delaware Limited Liability Company Act, the Florida Business Corporation Act, the Arizona Business Corporation Act and the substantive federal laws of the United States of America. Without limiting the foregoing we express no opinion concerning the laws of any foreign jurisdiction.

We have examined the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act as in effect on the date hereof. With your permission our opinions in this letter that relate to Delaware law are based solely on such limited review.
The opinions expressed in this letter are rendered as of the date hereof and with respect to such laws in effect as of the date hereof. We assume no obligation to supplement this opinion letter in the event of any change in applicable law or in the facts upon which any of the opinions herein are based.

PNC Bank, National Association, as Administrative Agent
October 15, 2015

VI.    OTHER.
This letter is furnished pursuant to Section 4.1 of the Credit Agreement. The opinions expressed in this opinion letter are solely for the use of the Administrative Agent, the Lenders, the assignees of any Lender’s interest under the Credit Agreement and the other Loan Documents pursuant to the terms thereof and any new Lender pursuant to the terms of Section 2.14 of the Credit Agreement, and these opinions may not be relied on by any other persons, or in connection with any other transaction, without our prior written approval. The opinions expressed in this letter are limited to the matters set forth in this letter, and no other opinions should be inferred beyond the matters expressly stated.
This letter may not be quoted, filed with any governmental authority or any other person or utilized for any other purpose without our prior written approval unless required by applicable law, and if any such applicable law requires that this letter be quoted, filed with any governmental authority or any other person or utilized for any other purpose, then without our prior written approval this letter may be so quoted, filed or utilized only to the extent (and only for the specific purpose) required by such applicable law.
Very truly yours,
/s/ DLA PIPER LLP (US)

LKK

SCHEDULE 1
(Opinion Parties other than the Company)

1.    West Pharmaceutical Services Lakewood, Inc., a Delaware corporation ("WPS Lakewood");

2.    West Analytical Services, LLC, a Delaware limited liability company ("WAS LLC");

3.	West Pharmaceutical Services of Delaware, Inc., a Delaware corporation ("WPS Delaware");

4.    (mfg) Tech Group Puerto Rico, LLC, a Delaware limited liability company ("TGPR")

5.	Tech Group Grand Rapids, Inc., a Delaware corporation ("TGGR" together with WPS Lakewood, WAS LLC, WPS Delaware and TGPR, the "Delaware Opinion Parties");

6.    West Pharmaceutical Services of Florida, Inc., a Florida corporation ("WPS Florida"); and

7.    Tech Group North America, Inc., an Arizona corporation ("TGNA").

SCHEDULE 2
(Foreign Parties)

1.    West Pharmaceutical Services Group Limited ("WPS Limited");

2.    West Pharmaceutical Services Danmark A/S ("WPS Danmark"); and

3.    West Pharmaceutical Services Holding GmbH ("WPS GmbH").

SCHEDULE 3
(Credit Documents)

1.    Credit Agreement;

2.	Swing Line Note dated as of the date hereof in the original principal amount of $30,000,000 by the Loan Parties to PNC Bank National Association;

3.	Revolver Note dated as of the date hereof in the original principal amount of $55,000,000 by the Loan Parties to PNC Bank, National Association;

4.	Revolver Note dated as of the date hereof in the original principal amount of $40,000,000 by the Loan Parties to Bank of America, N.A.;

5.	Revolver Note dated as of the date hereof in the original principal amount of $40,000,000 by the Loan Parties to Wells Fargo Bank, National Association;

6.	Revolver Note dated as of the date hereof in the original principal amount of $34,000,000 by the Loan Parties to Citizens Bank of Pennsylvania;

7.	Revolver Note dated as of the date hereof in the original principal amount of $40,000,000 by the Loan Parties to U.S. Bank National Association

8.	Revolver Note dated as of the date hereof in the original principal amount of $25,000,000 by the Loan Parties to JPMorgan Chase Bank, N.A.;

9.	Revolver Note dated as of the date hereof in the original principal amount of $17,000,000 by the Loan Parties to HSBC Bank USA;

10.	Revolver Note dated as of the date hereof in the original principal amount of $15,000,000 by the Loan Parties to Northern Trust Company;

11.	Revolver Note dated as of the date hereof in the original principal amount of $34,000,000 by the Loan Parties to TD Bank, N.A.; and

12.
The Sharing Agreement dated as of the date hereof among the Banks (as defined therein) party thereto, the Administrative Agent, the 2012 Noteholders (as defined therein) party thereto, the 2006 Noteholders (as defined therein) party thereto, the Parity Debtholders (as defined therein) party thereto, the Company, WPS Florida, WPS Lakewood, WPS Delaware, WAS LLC, TGGR, TGPR and TGNA (the "Sharing Agreement").

SCHEDULE 4
(Organizational Documents)

1.	the Amended and Restated Articles of Incorporation of the Company, as certified by the Secretary of the Commonwealth of the Commonwealth of Pennsylvania on October 7, 2015;

2.	the Amended and Restated Certificate of Incorporation of WPS Lakewood (as defined in Schedule I hereto), as certified by the Secretary of State of the State of Delaware on October 5, 2015;

3.	the Certificate of Formation of WAS LLC (as defined in Schedule I hereto), as certified by the Secretary of State of the State of Delaware on October 5, 2015;

4.	the Certificate of Incorporation of WPS Delaware (as defined in Schedule I hereto), as certified by the Secretary of State of the State of Delaware on October 9, 2015;

5.	the Certificate of Formation of TGPR (as defined in Schedule I hereto), as certified by the Secretary of State of the State of Delaware on October 5, 2015;

6.	the Certificate of Incorporation of TGGR (as defined in Schedule I hereto), as certified by the Secretary of State of the State of Delaware on October 10, 2015;

7.	the Articles of Incorporation of WPS Florida (as defined in Schedule I hereto), as certified by the Secretary of State of the State of Florida on October 7, 2015;

8.	the Articles of Amendment and Merger of TGNA (as defined in Schedule I hereto), as certified by the Secretary of State of the State of Arizona on October 6, 2015;

9.	the Bylaws of the Company, certified to us as true, correct and complete by the Secretary or Assistant Secretary of the Company;

10.	the Amended and Restated Bylaws of WPS Lakewood, certified to us as true, correct and complete by the Secretary or Assistant Secretary of WPS Lakewood;

11.	the Single Member Limited Liability Company Operating Agreement of WAS LLC, certified to us as true, correct and complete by the Secretary or Assistant Secretary of WAS LLC;

12.	the Bylaws of WPS Delaware, certified to us as true, correct and complete by the Secretary or Assistant Secretary of WPS Delaware;

13.	the Limited Liability Company Agreement of TGPR, certified to us as true, correct and complete by the Secretary or Assistant Secretary of TGPR;

14.	the Amended and Restated Bylaws of TGGR, certified to us as true, correct and complete by the Secretary or Assistant Secretary of TGGR;

15.	the Bylaws of WPS Florida, certified to us as true, correct and complete by the Secretary or Assistant Secretary of WPS Florida; and

16.	the Bylaws of TGNA, certified to us as true, correct and complete by the Secretary or Assistant Secretary of TGNA.

The documents listed above in items 1 though 16 shall be referred to herein as the "Organizational Documents".

SCHEDULE 5
(Identified Contracts)

1.   Note Purchase Agreement, dated as of July 5, 2012, by and among West Pharmaceutical Services, Inc., and the Purchasers party thereto.

2.    Multi-Currency Note Purchase and Private Shelf Agreement, dated as of February 27, 2006, by and among West Pharmaceutical Services, Inc., The Prudential Insurance Company of America, Prudential Retirement Insurance and Annuity Company, Pruco Life Insurance Company, Pruco Life Insurance Company of New Jersey, American Skandia Life Assurance Corporation and each Prudential Affiliate (as defined therein).

EAST\105212365.7

EXHIBIT F
FORM OF SHARING AGREEMENT

THIS SHARING AGREEMENT, dated as of October 15, 2015, is among (i) the lenders under the Credit Agreement (as defined below) listed on the signature pages hereof (collectively, the “Original Banks”) and each “Lender” (as defined in the Credit Agreement) that becomes party to the Credit Agreement after the date hereof and becomes a party hereto from time to time by executing and delivering a Joinder Agreement (collectively, with the Original Banks, and together with their respective successors and assigns, the “Banks”), (ii) PNC Bank, National Association, as administrative agent for the Banks under the Credit Agreement referred to below, (iii) the holders of the Senior Notes issued pursuant to the 2006 Note Purchase Agreement (as defined below) listed on the signature pages hereof (together with their respective successors and assigns, the “2006 Noteholders”), (iv) the holders of the Senior Notes issued pursuant to the 2012 Note Purchase Agreement (as defined below) listed on the signature pages hereof (together with their respective successors and assigns, the “2012 Noteholders”) and (v) the holders from time to time that are qualified institutional buyers (as defined in Rule 144A as promulgated under the Securities Act of 1933, as amended) (together with their respective successors and assigns, the “Parity Debtholders”) of the Company’s Indebtedness for Money Borrowed (as defined below) that is not Excluded Debt (as defined below) under one or more credit, loan or note agreements, indentures or other financing instruments with the Company and such Parity Debtholders (or a trustee or agent or similar Person acting for such Parity Debtholders) (as such agreements, indentures or instruments shall from time to time be amended and in effect being herein called the “Parity Debt Agreements”), which Parity Debtholders shall have become parties hereto in the manner provided in Section 5.4 hereof.

1.	PRELIMINARY STATEMENT

1.1.The 2006 Noteholders have each entered into a Multi-Currency Note Purchase and Private Shelf Agreement, dated as of February 27, 2006 (as it may be amended, modified, supplemented or restated from time to time, the “2006 Note Purchase Agreement”), with West Pharmaceutical Services, Inc. (the “Company”) pursuant to which the 2006 Noteholders have purchased from the Company its 4.38% Series B Senior Notes due February 27, 2016, in the aggregate principal amount of €61,124,694.38.

1.2.West Pharmaceutical Services of Florida, Inc., West Pharmaceutical Services Lakewood, Inc., West Pharmaceutical Services of Delaware, Inc., West Analytical Services, LLC (successor to WPS Laboratories, Inc.), Tech Group North America, Inc., Tech Group Grand Rapids, Inc. and (mfg) Tech Group Puerto Rico, Inc. (collectively, the “Noteholder Subsidiary Guarantors”) are parties to a Guaranty Agreement dated as of February 27, 2006 pursuant to which they have guaranteed the Noteholder Obligations under the 2006 Note Purchase Agreement.

1.3.The 2012 Noteholders have each entered into a Note Purchase Agreement, dated as of July 5, 2012 (as it may be amended, modified, supplemented or restated from time to time, the “2012 Note Purchase Agreement”), with the Company pursuant to which the 2012 Noteholders have purchased from the Company (a) its 3.67% Series A Senior Notes due July 5, 2022, in the

aggregate principal amount of $42,000,000, (b) its 3.82% Series B Senior Notes due July 5, 2024, in the aggregate principal amount of $53,000,000, and (c) its 4.02% Series C Senior Notes due July 5, 2027, in the aggregate principal amount of $73,000,000.

1.4.The Noteholder Subsidiary Guarantors are parties to a Guaranty Agreement dated as of July 5, 2012 pursuant to which they have guaranteed the Noteholder Obligations under the 2012 Note Purchase Agreement.

1.5.The Company, the Noteholder Subsidiary Guarantors (together with the Company, the “Obligors”), West Pharmaceutical Services Group Limited, West Pharmaceutical Services Danmark A/S, West Pharmaceutical Services Holding GmbH, the Banks and the Agent are simultaneously herewith entering into a Credit Agreement, dated as of October 15, 2015 (as it may be amended, restated, modified or otherwise supplemented from time to time, the “Credit Agreement”), pursuant to which the Banks may make and provide loans and other financial accommodations to the Company and the other Borrowers party thereto.

1.6.The parties hereto wish to define their rights and obligations with respect to each other such that, after a Notice of Election to Share has been sent and so long as such Notice remains in effect, any payments by a Subsidiary of the Company received by any Lender on account of the Noteholder Obligations, the Bank Obligations or, if applicable, the Parity Debt Agreement Obligations shall be shared among all Lenders equally and ratably in accordance with their respective Sharing Percentages, all as set forth in this Agreement.

2.INTERPRETATION OF THIS AGREEMENT

2.1.Defined Terms.

As used in this Agreement, capitalized terms have the respective meanings specified below or set forth in the section of this Agreement referred to immediately following such term (such definitions, unless otherwise expressly provided, to be equally applicable to both the singular and plural forms of the terms defined):
Additional Subsidiary Obligor - means each Subsidiary of the Company (including a Foreign Subsidiary) that may hereafter become (a) a guarantor of or obligor on the Noteholder Obligations, (b) either a borrower under the Credit Agreement or a guarantor of the Bank Obligations or (c) a borrower under a Parity Debt Agreement or a guarantor of Parity Debt Agreement Obligations, it being understood that any Foreign Subsidiary that is a borrower under the Credit Agreement shall not be an “Additional Subsidiary Obligor”.
Additional Subsidiary Obligor Joinder Agreement - has the meaning set forth in Section 3.6 of this Agreement.
Agent - has the meaning given to the term “Administrative Agent” in the Credit Agreement.

Agreement, this - means this Sharing Agreement, as it may be amended, modified, supplemented or restated from time to time.
Bank Joinder and Assumption Agreement - means a Joinder and Assumption Agreement, as defined in the Credit Agreement.
Bank Loan Documents - means the “Loan Documents”, as defined in the Credit Agreement.
Bank Obligations - means, collectively, without duplication (a) all amounts owing by the Company and its Subsidiaries to the Banks (including the Issuing Banks) and the Agent, pursuant to the terms of the Credit Agreement and the other Bank Loan Documents in respect of principal, interest, reimbursement obligations, fees (including facility and agent fees) and expenses (including breakage costs and loans under the Swing Line Commitment) plus (b) the aggregate undrawn amount of all unexpired Letters of Credit.
Banks - has the meaning set forth in the first paragraph of this Agreement.
Commitments - has the meaning set forth in the Credit Agreement.
Company - has the meaning set forth in Section 1.1 of this Agreement.
Credit Agreement - has the meaning set forth in Section 1.5 of this Agreement.
Distribution Agent - has the meaning set forth in Section 3.3(a) of this Agreement.
Dollar Equivalent - has the meaning set forth in the Credit Agreement.
Event of Default - means an “Event of Default,” as defined in either the 2006 Note Purchase Agreement, the 2012 Note Purchase Agreement, the Credit Agreement or any Parity Debt Agreement, as the case may be.
Excluded Debt - means indebtedness owed to a trade creditor, intercompany indebtedness, indebtedness which by its terms is subordinated to all or a portion of the Obligations or other senior debt and indebtedness the creation of which violates the Credit Agreement, the 2006 Note Purchase Agreement, the 2012 Note Purchase Agreement or any Parity Debt Agreement.
Foreign Subsidiaries - means any Subsidiary organized under the laws of a jurisdiction other than the United States of America or one its states or the District of Columbia.
Indebtedness for Money Borrowed - means, with respect to any Person, without duplication, all money borrowed by such Person and indebtedness represented by notes payable by such Person and drafts accepted representing extensions of credit to such Person, all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments or guaranties of similar obligations of others, all indebtedness of such Person upon which interest charges are customarily paid, and all indebtedness of such Person issued or assumed as full or partial payment for property or services, whether or not any such notes, drafts, obligations, or indebtedness represent indebtedness for money borrowed.
Issuing Bank - has the meaning given to the term “Issuing Lender” in the Credit Agreement.
Lender Joinder Agreement - has the meaning set forth in Section 5.4(a) of this Agreement.
Lenders - means, collectively, the Banks, the Noteholders and the Parity Debtholders.
Letter of Credit - has the meaning set forth in the Credit Agreement.
Letter of Credit Obligations - has the meaning set forth in the Credit Agreement.
Non-Defaulting Banks - Banks other than Defaulting Lenders (as such term is defined in the Credit Agreement).
Noteholder Guaranty Agreement - means a Guaranty Agreement by a Subsidiary Obligor or an Additional Subsidiary Obligor in favor of the Noteholders, substantially in the form of (a) with respect to the 2006 Noteholders, the Guaranty Agreement, dated as of February 27, 2006, in favor of the 2006 Noteholders, and (b) with respect to the 2012 Noteholders, the Guaranty Agreement, dated as of July 5, 2012, in favor of the 2012 Noteholders.
Noteholder Obligations - means, collectively, without duplication, all amounts owing by the Company and its Subsidiaries to (a) the 2006 Noteholders, pursuant to the terms of the 2006 Note Purchase Agreement and the other documents, agreements and instruments executed in connection therewith (including any related notes), in respect of principal, interest, Make-Whole Amount (as such term is defined in the 2006 Note Purchase Agreement), fees and expenses, and (b) the 2012 Noteholders, pursuant to the terms of the 2012 Note Purchase Agreement and the other documents, agreements and instruments executed in connection therewith (including any related notes), in respect of principal, interest, Make-Whole Amount (as such term is defined in the 2012 Note Purchase Agreement), fees and expenses.
Noteholder Subsidiary Guarantor - has the meaning set forth in Section 1.2 of this Agreement.
Noteholders - means, collectively, the 2006 Noteholders and the 2012 Noteholders.
Notice of Election to Share - a Notice in substantially the form of Exhibit A attached hereto, executed and delivered by the Requisite 2006 Noteholders, the Requisite 2012 Noteholders, the Requisite Banks or the Requisite Parity Debtholders, as the case may be, pursuant to Section 3.1 hereof, which Notice shall invoke the sharing provisions provided for herein.

Notice of Shared Payment - means a written notification given by or on behalf of any Lender stating that such Lender has received a Shared Payment.
Obligations - means, collectively, the Bank Obligations, the Noteholder Obligations and the Parity Debt Agreement Obligations.
Obligors - has the meaning set forth in Section 1.5 of this Agreement.
Original Banks - has the meaning set forth in the first paragraph of this Agreement.
Parity Debt Agreements - has the meaning set forth in the first paragraph of this Agreement.
Parity Debtholders - has the meaning set forth in the first paragraph of this Agreement.
Parity Debt Agreement Obligations - means as to any particular Parity Debt Agreement, all payment obligations of the Company and all its Subsidiaries to the Parity Debtholders under such Parity Debt Agreement and the documents, agreements and/or instruments executed in connection therewith in respect of principal, interest, reimbursement obligations, premiums, breakage, make-whole payments, fees and expenses with respect to such Parity Debt Agreement Obligations.
Person - means an individual, partnership, corporation (including a business trust), limited liability company or partnership, joint stock company, trust, unincorporated association, joint venture, governmental agency or other authority.
Receiving Lender - has the meaning set forth in Section 3.2 of this Agreement.
Requisite Banks - means, at any time, Non-Defaulting Banks holding (a) more than 50% of the Commitments (other than the Swing Line Commitment) of all Non-Defaulting Banks or (b) in the event the Commitments shall have expired or been terminated, more than 50% of the Total Exposure of all Non-Defaulting Banks; provided that at any time that there are only two Non-Defaulting Banks, Requisite Banks shall mean both such Banks.
Requisite Lenders - means the Requisite Banks, the Requisite 2006 Noteholders, the Requisite 2012 Noteholders and the Requisite Parity Debtholders under each Parity Debt Agreement.
Requisite Parity Debtholders - means the holder or holders of at least the minimum percentage of the aggregate principal amount of the Parity Debt Agreement Obligations outstanding under any Parity Debt Agreement necessary to permit such holders to cause such principal to become due and payable prior to its scheduled maturity date, exclusive of any such Parity Debtholder Agreement Obligations then owned by any one or more of the Obligors, any Subsidiary of any Obligor (including, without limitation, any Additional Subsidiary Obligor) or any affiliate of any Obligor (including, without limitation, all Subsidiaries that are not Obligors).

Requisite 2006 Noteholders - means the holder or holders of at least a majority of the aggregate principal amount of the Noteholder Obligations owing to the 2006 Noteholders from time to time outstanding, exclusive of Noteholder Obligations owing to the 2006 Noteholders then owned by any one or more of the Obligors, any Subsidiary of any Obligor (including, without limitation, any Additional Subsidiary Obligor) or any affiliate of any Obligor (including, without limitation, all Subsidiaries that are not Obligors).
Requisite 2012 Noteholders - means the holder or holders of at least a majority of the aggregate principal amount of the Noteholder Obligations owing to the 2012 Noteholders from time to time outstanding, exclusive of Noteholder Obligations owing to the 2012 Noteholders then owned by any one or more of the Obligors, any Subsidiary of any Obligor (including, without limitation, any Additional Subsidiary Obligor) or any affiliate of any Obligor (including, without limitation, all Subsidiaries that are not Obligors).
Reserve Account - has the meaning set forth in Section 3.2(a) of this Agreement.
Shared Payment - has the meaning set forth in Section 3.2(a) of this Agreement.
Sharing Percentage - means, with respect to any Lender, the percentage equal to (a) the sum of (i) the Dollar Equivalent principal amount of the Obligations owed to such Lender (including under the Swing Line Commitment) plus (ii) with respect to any Bank, its pro rata share of the Letter of Credit Obligations determined in accordance with the Credit Agreement divided by (b) the sum of (i) the Dollar Equivalent principal amount of the Obligations owed to all Lenders plus (ii) the aggregate amount of the Letter of Credit Obligations.
Subsidiary - means, as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.
Subsidiary Obligor - means an Obligor other than the Company.
Swing Line Commitment - has the meaning set forth in the Credit Agreement.
Total Exposure - has the meaning set forth in the Credit Agreement.
2006 Noteholders - has the meaning set forth in the first paragraph of this Agreement.
2006 Note Purchase Agreement - has the meaning set forth in Section 1.1 of this Agreement.
2012 Noteholders - has the meaning set forth in the first paragraph of this Agreement.

2012 Note Purchase Agreement - has the meaning set forth in Section 1.3 of this Agreement.
2.2.Certain Other Terms.

The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Section references are to this Agreement unless otherwise specified. All terms defined in this Agreement in the singular shall have comparable meanings when used in the plural, and vice versa, unless otherwise specified.

3.	PAYMENTS, ETC.; CONSENTS AND JOINDERS

3.1.Notice of Election to Share; Receipt of Shared Payment.

(a)Upon and during the continuance of an Event of Default under the Credit Agreement, the Requisite Banks may invoke the sharing provisions hereof by having the Agent send to the Lenders (other than the Banks) a Notice of Election to Share signed by the Agent on behalf of the Requisite Banks.

(b)Upon and during the continuance of an Event of Default under the 2006 Note Purchase Agreement, the Requisite 2006 Noteholders may invoke the sharing provisions hereof by sending to the Agent and the other Lenders (other than the Banks) a Notice of Election to Share signed by the Requisite 2006 Noteholders. The Agent shall promptly upon receipt send any such notice to the Banks.

(c)Upon and during the continuance of an Event of Default under the 2012 Note Purchase Agreement, the Requisite 2012 Noteholders may invoke the sharing provisions hereof by sending to the Agent and the other Lenders (other than the Banks) a Notice of Election to Share signed by the Requisite 2012 Noteholders. The Agent shall promptly upon receipt send any such notice to the Banks.

(d)Upon and during the continuance of an Event of Default under any Parity Debt Agreement, the Requisite Parity Debtholders may invoke the sharing provisions hereof by sending to the Agent and the other Lenders (other than the Banks) a Notice of Election to Share signed by the Requisite Parity Debtholders. The Agent shall promptly upon receipt send any such notice to the Banks.

(e)A Notice of Election to Share shall be sent by a Lender or the Agent, as the case may be, by overnight courier for receipt the next business day.

(f)Once a Notice of Election to Share has been sent pursuant to paragraph (a), (b), (c) or (d) above, as the case may be, such Notice shall remain in effect until the Requisite Lenders shall agree otherwise in writing, notwithstanding that the Event of Default triggering the sending of such Notice may be waived or that the Person(s) sending such Notice shall seek to revoke such Notice.

(g)On and after the date that a Lender (other than a Bank) shall send or receive a Notice of Election to Share in accordance with the provisions hereof, such Lender shall give a Notice of Shared Payment to each other Lender (other than a Bank) and the Agent promptly upon obtaining actual knowledge of the receipt by such Lender of a Shared Payment. The Agent shall promptly upon receipt send any such notice to the Banks. On and after the date that the Agent shall receive or send a Notice of Election to Share in accordance with the provisions hereof, the Agent shall give a Notice of Shared Payment to each Lender promptly upon obtaining actual knowledge of the receipt by the Agent or any Bank of a Shared Payment.

3.2.Sharing of Payments.

(a)Each Lender (a “Receiving Lender”) agrees that on and after the delivery by such Lender (or in the case of the Banks, by the Agent) of a Notice of Election to Share or its (or, in the case of the Banks, the Agent’s) receipt of a Notice of Election to Share, in each case in accordance with the provisions hereof, and so long as such Notice has not been terminated pursuant to Section 3.1(f) hereof, any payment of any kind (including, without limitation, any payment resulting from a set-off of a deposit account, any offset or any payment or distribution made in the context of any insolvency or reorganization proceeding) thereafter received by it on account of the Obligations (such payment, a “Shared Payment”) from or on behalf of any Subsidiary of the Company is to be distributed to each Lender equally and ratably in accordance with the respective Sharing Percentage of each Lender without discrimination or preference. Notwithstanding the foregoing, to the extent that any amounts available for distribution pursuant to this Section 3.2 are attributable to the Bank Obligations that relate to undrawn amounts under Letters of Credit, such amounts shall be held in a reserve or other account unavailable to the Company or any Subsidiary thereof (the “Reserve Account”) to be established by the Agent. Amounts in the Reserve Account shall be used from time to time to pay the applicable Bank Obligations in respect of the Letters of Credit as they become due. Any amounts remaining in the Reserve Account following the expiration or satisfaction in full of the Bank Obligations in respect of the Letters of Credit for which such sums were held in reserve shall be applied against any Obligations remaining unpaid in accordance with this Section 3.2. Prior to the appointment of the Distribution Agent, as set forth in Section 3.3(a) hereof, each Receiving Lender shall hold all Shared Payments received by it in trust for the benefit of all Lenders.

For the avoidance of doubt, the parties hereto agree that any payments made by the Company in respect of the Obligations shall not be subject to sharing pursuant to this Agreement.
(b)Each Obligor and Additional Subsidiary Obligor hereby grants to the Agent a lien on and security interest in the Reserve Account and all funds or other assets contained therein or credited thereto to secure first, the Letter of Credit Obligations and then all other Obligations.

3.3.Distribution Agent.

(a)Appointment. Each Lender agrees that upon the sending of a Notice of Election to Share in accordance with and pursuant to Section 3.1 hereof, the Requisite Lenders shall in good faith promptly seek to appoint an agent (the “Distribution Agent”) to distribute Shared Payments to the Lenders. If no Distribution Agent shall have been appointed by the Requisite Lenders and accepted appointment in the manner hereinafter provided within 30 days after the sending of such Notice of Election to Share, any Lender may petition any court of competent jurisdiction in New York City for the appointment of the Distribution Agent.

(b)Acceptance of Appointment. The Distribution Agent appointed hereunder shall execute, acknowledge and deliver to each Lender an instrument accepting such appointment and agreeing to be bound by the terms of this Agreement.

(c)Remittance and Distribution. Upon the appointment of the Distribution Agent, each Receiving Lender shall remit any Shared Payment received by it to the Distribution Agent for distribution in accordance with Section 3.2 hereof. Upon receipt of any Shared Payment, the Distribution Agent shall calculate the amount of such Shared Payment distributable to each Lender pursuant to Section 3.2 hereof as of the date the Receiving Lender received such Shared Payment and remit such amount to each Lender, accompanied by computations in reasonable detail showing the manner of calculation of the amounts distributable to each Lender pursuant to Section 3.2 hereof.

3.4.Invalidated Payments.

If any amount distributed by the Distribution Agent to the Lenders in accordance with the provisions of this Agreement is subsequently required to be returned or repaid to any Subsidiary of the Company or their representatives or successors in interest, whether by court order, settlement or otherwise, each Lender shall, promptly upon its receipt of notice thereof (together with information explaining why such amount is required to be returned or repaid) from the Distribution Agent, pay to the Distribution Agent the pro rata portion received by it of such amount (without interest, except for its pro rata portion of any interest actually paid to any Subsidiary of the Company or their representatives or successors in interest by the applicable Lender) for payment to the applicable Lender or Subsidiary of the Company or its representatives or successors in interest, as the case may be. If any such amounts are subsequently recovered by any Lender from any Subsidiary of the Company or its representatives or successors in interest, such Lender shall remit such amounts to the Distribution Agent and the Distribution Agent shall redistribute such amounts to the Lenders on the same basis as such amounts were originally distributed. The obligations of the Lenders and the Distribution Agent under this Section 3.4 shall survive the repayment of the Obligations and termination of the Bank Loan Documents, the 2006 Note Purchase Agreement, the 2012 Note Purchase Agreement and any Parity Debt Agreement and related documents.

3.5.Receiving Lender to be Subrogated to Rights of Other Lenders.

Any Receiving Lender that has remitted any portion of a Shared Payment received by it to the Distribution Agent as provided in Section 3.3(c) shall, to the extent of such remittance distributable to the other Lenders, be subrogated to the rights of each of such other Lenders to receive payments applicable to the Obligations owed to such other Lenders, until all Obligations owed to such Receiving Lender shall be paid in full, and for purposes of such subrogation, no such payment received by such other Lenders shall, as between the Company and the Subsidiaries of the Company or any of them, and their respective creditors other than the holders of any Obligations, be deemed to be a payment to such other Lenders or on account of their Obligations, it being understood that the provisions of this Section 3.5 are, and are intended, solely for the purpose of defining the relative rights of the holders of the Obligations.
3.6.Consents

Each of the Lenders hereby consents to (a) any Subsidiary of the Company (including a Foreign Subsidiary) becoming a borrower under the Credit Agreement or (b) any Subsidiary of the Company (including a Foreign Subsidiary) becoming a guarantor of any of the Obligations, provided that each such Subsidiary (except for a Foreign Subsidiary that has become a borrower under the Credit Agreement) shall already be a party to this Agreement or shall execute and deliver to the other Lenders simultaneously therewith (x) in the case of the Noteholder Obligations, a Noteholder Guaranty Agreement in favor of the 2006 Noteholders and a Noteholder Guaranty Agreement in favor of the 2012 Noteholders, (y) in the case of the Bank Obligations, a Bank Joinder and Assumption Agreement and (z) in the case of Parity Debt Agreement Obligations, a guaranty in form and substance similar to any guaranty executed in favor of such Parity Debtholders as part of the Parity Debt Agreements or otherwise reasonably satisfactory to the Requisite Parity Debtholders under each Parity Debt Agreement. Each of the Lenders agrees for the benefit of the Company and its Subsidiaries that, subject to the foregoing, such Subsidiaries becoming obligors on or guarantors of the Obligations will not create an Event of Default under the Credit Agreement, the 2006 Note Purchase Agreement, the 2012 Note Purchase Agreement or any Parity Debt Agreement and that any such Subsidiaries will be deemed to be “Obligors” under the 2006 Note Purchase Agreement and the 2012 Note Purchase Agreement for purposes of determining compliance with the covenants therein. Any such Subsidiary of the Company (except for a Foreign Subsidiary that has become a borrower under the Credit Agreement) shall, simultaneously with becoming obligated as set forth above, execute and deliver to the Agent and the Lenders an Additional Subsidiary Obligor Joinder Agreement in the form attached hereto as Exhibit B (as amended, supplemented, restated or otherwise modified, an “Additional Subsidiary Obligor Joinder Agreement”).

4.	DISTRIBUTION AGENT

4.1.Distributions and Consents.

In making the distributions to the Lenders provided for in Section 3 hereof, the Distribution Agent may rely upon information available to it or supplied by each Lender to it with respect to the amount and composition (i.e., as to principal and other amounts) of the Obligations owing to each Lender, and the Distribution Agent shall have no liability to any Lender for actions taken in reliance on such information in the absence of its gross negligence or willful misconduct. Each of the Lenders hereby agrees, on two business days’ telephonic, telegraphic, telexed, overnight courier, electronic transmission or similar notice from the Distribution Agent, to confirm to the Distribution Agent in writing, including by telecopy or other electronic transmission of a signed confirmation or by telex, the outstanding balance of the Obligations, if any (and, if requested by the Distribution Agent, itemized as to principal, reimbursement obligations, interest, fees, premiums and other amounts, if any), owing to such Lender as of the date or dates specified in such notice.
4.2.Appointment, Powers of Distribution Agent.

Each of the Lenders, by its entering into this Agreement, hereby appoints and authorizes the Distribution Agent to act as its agent hereunder with such powers as are specifically delegated to the Distribution Agent by the terms of this Agreement, together with such powers as are reasonably incidental thereto. The Distribution Agent shall not have a fiduciary relationship in respect of any Lender by reason of this Agreement.
4.3.Liability.

The Distribution Agent shall have no duties to the Lenders under this Agreement except those expressly set forth herein. Neither the Distribution Agent nor any of its officers, directors, employees or agents shall be liable to any Lender for any action taken or omitted by it or them hereunder or in connection herewith, unless caused by its or their gross negligence or willful misconduct.
4.4.Resignation or Removal of Distribution Agent.

The Distribution Agent may resign and be discharged of its duties hereunder by giving written notice thereof to all holders of the Obligations then outstanding. Such resignation shall take effect at such time as a successor distribution agent shall have been appointed or, if no successor is appointed before then, upon ninety (90) days prior written notice to each Lender. The Distribution Agent may be removed at any time with or without cause by the Requisite Lenders. Upon any such resignation or removal, the Requisite Lenders shall have the right to appoint a successor distribution agent. Upon the acceptance of any appointment as distribution agent hereunder by a successor distribution agent, such successor distribution agent shall thereupon succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Distribution Agent. After any retiring Distribution Agent’s resignation or removal hereunder as Distribution Agent, the provisions of this Section 4 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Distribution Agent.
4.5.Employment of Agents and Counsel.

The Distribution Agent may execute any of its duties as Distribution Agent hereunder by or through employees, agents and attorneys-in-fact and shall not be answerable to the Lenders,

except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Distribution Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder.
4.6.Reliance on Documents; Counsel.

The Distribution Agent shall be entitled to rely upon any notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and, with respect to legal matters, upon the opinion or advice of counsel selected by the Distribution Agent, which counsel may be employees of the Distribution Agent.
4.7.Distribution Agent’s Reimbursement and Indemnification.

(a)The Obligors and the Additional Subsidiary Obligors, jointly and severally, shall reimburse and indemnify the Distribution Agent for expenses incurred by the Distribution Agent on behalf of the Lenders, in connection with the execution, delivery, administration and enforcement of this Agreement and for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Distribution Agent in any way relating to or arising out of this Agreement or any other document delivered in connection herewith or the transactions contemplated hereby, or the enforcement of any of the terms hereof, provided that the Obligors and the Additional Subsidiary Obligors shall not be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Distribution Agent. The obligations of the Obligors and the Additional Subsidiary Obligors under this Section 4.7 shall survive payment of the Obligations and termination of this Agreement.

(b)Without limiting the obligations of the Obligors and the Additional Subsidiary Obligors, the Lenders severally agree to, in accordance with their respective Sharing Percentages (determined as of the date of delivery of the relevant request for reimbursement or indemnification), reimburse and indemnify the Distribution Agent for expenses incurred by the Distribution Agent on behalf of the Lenders, in connection with the execution, delivery, administration and enforcement of this Agreement and for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Distribution Agent in any way relating to or arising out of this Agreement or any other document delivered in connection herewith or the transactions contemplated hereby, or the enforcement of any of the terms hereof, provided that the Lenders shall not be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Distribution Agent. The obligations of the Lenders under this Section 4.7 shall survive payment of the Obligations and termination of this Agreement.

4.8.Rights as Lender.

In the event the Distribution Agent, in its individual capacity, is a Lender, the Distribution Agent shall have the same rights and powers hereunder in such capacity as any Lender and may exercise the same as though it were not the Distribution Agent, and the term “Lender” or “Lenders” shall, at any time when the Distribution Agent is a Lender, unless the context otherwise indicates, include the Distribution Agent in its individual capacity. The Distribution Agent in its individual capacity may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement, with the Company and its Subsidiaries. The Distribution Agent, in its individual capacity, is not obligated to be a Lender.

5.	MISCELLANEOUS

5.1.Governing Law.

THIS AGREEMENT SHALL BE CONSTRUED, INTERPRETED AND ENFORCED IN ACCORDANCE WITH, AND GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF NEW YORK.
5.2.Lender Credit Decision.

Each Lender acknowledges that it has, independently and without reliance upon any other Lender and based on the financial statements prepared by the Company and its Subsidiaries and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.
5.3.Counterparts; Facsimile or PDF Signatures.

This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one agreement, and shall constitute a binding agreement when executed by each of the parties hereto. Any signature delivered by a party by facsimile or e-mail transmission of a PDF shall be deemed to be an original signature hereto.
5.4.Successors and Assigns; Additional Lenders.

(a)This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto including any assignees of the Obligations. Each Lender agrees that it will not assign any of the Obligations unless the assignee agrees to become a party to and be bound by this Sharing Agreement by executing a Lender Joinder Agreement in the form attached hereto as Exhibit C (the “Lender Joinder Agreement”), provided that the failure of any Lender to obtain such acknowledgment shall not affect the effectiveness of the immediately preceding sentence.

(b)Contemporaneously with any Incremental Lender (as defined in the Credit Agreement as in effect on the date hereof) becoming a Bank under the Credit Agreement after the date hereof, the Agent shall seek to cause such Person to execute and deliver to each other Lender a Lender Joinder Agreement.

(c)Any Parity Debtholder may, with the prior written consent of the Agent, the Requisite 2006 Noteholders and the Requisite 2012 Noteholders (such consent not to be unreasonably withheld and shall be deemed to have been given unless the Agent, the Requisite 2006 Noteholders or the Requisite 2012 Noteholders, shall have notified the Lenders to the contrary within ten (10) business days of receipt of the request for such consent), become a party hereto and be subject to all the provisions hereof and entitled to the benefits hereof if such Parity Debtholder shall execute and deliver to each other Lender a Lender Joinder Agreement.

5.5.Amendments.

This Agreement may be amended only in writing executed by the Requisite Lenders.
5.6.Termination.

The parties acknowledge that the Sharing Agreement dated as of April 27, 2012 among some or all of the parties hereto and certain other parties is terminated. This Agreement (except for Section 3.4 and Section 4.7) shall terminate upon the payment in full of all Obligations. The parties acknowledge that this Agreement is the “Sharing Agreement” as defined in each of the 2006 Note Purchase Agreement, the 2012 Note Purchase Agreement and the Credit Agreement.
5.7.Cooperation.

Each party hereto agrees to cooperate fully with the other parties hereto, in the exercise of its reasonable judgment, to the end that the terms and provisions of this Agreement may be promptly and fully carried out. Each party hereto also agrees, from time to time, to execute and deliver any and all other agreements, documents or instruments and to take such other actions, all as may be reasonably necessary or desirable to effectuate the terms, provisions and the intent of this Agreement.
5.8.No Waiver.

No failure or delay on the part of any Lender in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder.
5.9.Notices.

All written communications provided for hereunder shall be sent by first class mail or nationwide overnight delivery service, with charges prepaid (provided that any Notice of Election to Share or Notice of Shared Payment or copy thereof to be sent by the Agent or a Lender, as the case may be, shall be sent by nationwide overnight delivery service) and (i) if to any Lender (other than a Bank), addressed to such Lender at the address specified in Annex 1 hereto or in a Lender Joinder Agreement, or at such other address as such Lender shall have specified to the other Lenders and the Agent in writing, (ii) if to any Bank or the Agent, addressed to the Agent (and the Agent shall, after receipt, forward each such communication to each Bank) at the address specified in Annex 1 hereto, or at such other address as the Agent shall have specified to the Lenders (other than the Banks) and (iii) if to the Distribution Agent, addressed to the Distribution Agent at such address as the Distribution Agent shall have specified to each Lender and the Agent in writing.
5.10.Third Party Beneficiaries.

Other than the Lenders, the Agent, the Distribution Agent and their respective successors and assigns, no Person, including, without limitation, the Additional Subsidiary Obligors and the Obligors (except to the extent explicitly set forth on the Obligors’ signature page hereto with respect to an amendment to Section 4.7 hereof), shall have any rights under this Agreement.

[Remainder of page intentionally blank. Next page is signature page.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first written above.
Banks:

PNC BANK, NATIONAL ASSOCIATION, as a Bank and as Agent

By:______________________________
Name:
Title:

BANK OF AMERICA, N.A., as a Bank

By:______________________________
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Bank

By: ________________________________
Name: ______________________________
Title:________________________________

CITIZENS BANK OF PENNSYLVANIA, as a Bank

By:________________________________
Name: _____________________________
Title:_______________________________

HSBC BANK USA, NATIONAL ASSOCIATION, as a Bank

By:________________________________
Name: _____________________________
Title:_______________________________

JPMORGAN CHASE BANK, N.A., as a Bank

By:________________________________
Name: _____________________________
Title:_______________________________

U.S. BANK NATIONAL ASSOCIATION, as a Bank

By:________________________________
Name:
Title:

NORTHERN TRUST COMPANY, as a Bank

By:________________________________
Name: _____________________________
Title:_______________________________

TD BANK, N.A., as a Bank

By:________________________________
Name: _____________________________
Title:_______________________________

2006 Noteholders1

THE PRUDENTIAL INSURANCE
COMPANY OF AMERICA, as a
Noteholder

By:_____________________________
Name:
Title: Vice President

____________________________________

1    [To be updated as applicable]

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY, as a Noteholder

By:	Prudential Investment Management, Inc., as investment manager

By:____________________________
Name:
Title: Vice President

PRUCO LIFE INSURANCE
COMPANY, as a Noteholder

By:_________________________
Name:
Title: Assistant Vice President

PRUCO LIFE INSURANCE
COMPANY OF NEW JERSEY, as a
Noteholder

By:_______________________________
Name:
Title: Assistant Vice President

PRUDENTIAL ANNUITIES LIFE ASSURANCE CORPORATION
(formerly known as American Skandia Life Assurance Corporation), as a
Noteholder

By:	Prudential Investment Management, Inc., as investment manager,

By:____________________________
Name:
Title: Vice President

[Add in Signature Pages for 2012 Noteholders]

 The Obligors and any Additional Subsidiary Obligor that executes an Additional Subsidiary Obligor Joinder Agreement agree to perform their obligations under Section 3.6 and Section 4.7 and acknowledge that no consent or other action by them is necessary for any action to be taken under, or for any amendment of, this Sharing Agreement, including, without limitation, the appointment of the Distribution Agent or a successor distribution agent, except that their consent shall be necessary for any amendment to Section 4.7. The Obligors and any Additional Subsidiary Obligor that executes a counterpart hereof hereby grant to the Agent a security interest in and lien upon the Reserve Account and all funds or other assets contained therein or credited thereto as security for (a) first, the Letter of Credit Obligations and (b) second, all other Obligations.

WEST PHARMACEUTICAL
SERVICES, INC.

By:____________________________
Name: Michael Anderson
Title:     Vice President

WEST PHARMACEUTICAL
SERVICES OF FLORIDA, INC.

By:_____________________________
Name: Michael Anderson
Title:     Vice President

WEST PHARMACEUTICAL
SERVICES LAKEWOOD, INC.

By:_____________________________
Name: Michael Anderson
Title:     President

WEST PHARMACEUTICAL SERVICES OF DELAWARE, INC.

By:_____________________________
Name: Michael Anderson
Title:     Treasurer

WEST ANALYTICAL SERVICES, LLC

By:_____________________________
Name: DeeDee Taylor
Title:     Vice President

TECH GROUP NORTH AMERICA, INC.
TECH GROUP GRAND RAPIDS, INC.

By:_____________________________
Name: Michael Anderson
Title:     Treasurer

(MFG) TECH GROUP PUERTO RICO, LLC

By:_____________________________
Name: Joseph Fratinardo
Title:     Vice President

Annex 1
Addresses of the Noteholders and the Agent

NOTEHOLDERS:
The Prudential Insurance Company of America
c/o Prudential Capital Group
1114 Avenue of the Americas - 30th Floor
New York, NY 10036
Attn: Managing Director
With a copy to:
The Prudential Insurance Company of America
c/o Investment Operations Group
Gateway Center Two, 10th Floor
100 Mulberry Street
Newark, NJ 07102-4077
Attn: Manager, Billings and Collections
Prudential Retirement Insurance and Annuity Company
c/o Prudential Capital Group
1114 Avenue of the Americas - 30th Floor
New York, NY 10036
Attn: Managing Director
With a copy to:
Prudential Retirement Insurance and Annuity Company
c/o Prudential Investment Management, Inc.
Private Placement Trade Management
PRIAC Administration
Gateway Center Four, 7th Floor
100 Mulberry Street
Newark, NJ 07102

Pruco Life Insurance Company
c/o Prudential Capital Group
1114 Avenue of the Americas - 30th Floor
New York, NY 10036
Attn: Managing Director
With a copy to:
Pruco Life Insurance Company
c/o The Prudential Insurance Company of America
c/o Investment Operations Group
Gateway Center Two, 10th Floor
100 Mulberry Street
Newark, NJ 07102-4077
Attn: Manager, Billings and Collections
Athene Annuity and Life Company
c/o Athene Asset Management L.P.
Attn: Private Fixed Income
7700 Mills Civic Parkway
West Des Moines, IA 50266
Tel: 515-342-4687
Email: privateplacements@athenelp.com
Athene Life Insurance Company of New York
c/o Athene Asset Management L.P.
Attn: Private Fixed Income
7700 Mills Civic Parkway
West Des Moines, IA 50266
Tel: 515-342-4687
Email: privateplacements@athenelp.com
Royal Neighbors of America
c/o Athene Asset Management L.P.
Attn: Private Fixed Income
7700 Mills Civic Parkway
West Des Moines, IA 50266
Tel: 515-342-4687
Email: privateplacements@athenelp.com
Voya Retirement Insurance and Annuity Company
c/o Voya Investment Management LLC
5780 Powers Ferry Road, N.W., Suite 300
Atlanta, Georgia 30327-4349
Tel: 770-690-4742
Fax: 770-690-4887
Email: private.placements@voya.com

Voya Insurance and Annuity Company
c/o Voya Investment Management LLC
5780 Powers Ferry Road, N.W., Suite 300
Atlanta, Georgia 30327-4349
Tel: 770-690-4742
Fax: 770-690-4887
Email: private.placements@voya.com
Reliastar Life Insurance Company
c/o Voya Investment Management LLC
5780 Powers Ferry Road, N.W., Suite 300
Atlanta, Georgia 30327-4349
Tel: 770-690-4742
Fax: 770-690-4887
Email: private.placements@voya.com
Reliastar Life Insurance Company of New York
c/o Voya Investment Management LLC
5780 Powers Ferry Road, N.W., Suite 300
Atlanta, Georgia 30327-4349
Tel: 770-690-4742
Fax: 770-690-4887
Email: private.placements@voya.com
ING Life Insurance Company Ltd.
c/o Voya Investment Management LLC
5780 Powers Ferry Road, N.W., Suite 300
Atlanta, Georgia 30327-4349
Tel: 770-690-4742
Fax: 770-690-4887
Email: private.placements@voya.com
Mutual of Omaha Insurance Company
4 - Investment Management
Mutual of Omaha Insurance Company
Mutual of Omaha Plaza
Omaha, NE 68175-1011
privateplacements@mutualofomaha.com
United of Omaha Life Insurance Company
4 - Investment Management
Mutual of Omaha Insurance Company
Mutual of Omaha Plaza
Omaha, NE 68175-1011
privateplacements@mutualofomaha.com

The Northwestern Mutual Life Insurance Company
720 East Wisconsin Avenue
Milwaukee, WI 53202
Attention: Securities Department
Facsimile: (414) 665-7124
Email: privateinvest@northwesternmutual.com
Jackson National Life Insurance Company
PPM America, Inc.
225 West Wacker Drive, Suite 1200
Chicago, IL 60606-1228
Attn: Private Placements - Elena Unger
Email: elena.unger@ppmamerica.com
Email: PPMAPrivateReporting@ppmamerica.com
Jackson National Life Insurance Company of New York
PPM America, Inc.
225 West Wacker Drive, Suite 1200
Chicago, IL 60606-1228
Attn: Private Placements - Elena Unger
Email: elena.unger@ppmamerica.com
Email: PPMAPrivateReporting@ppmamerica.com
Nationwide Life Insurance Company
c/o Nationwide Investments - Private Placement
One Nationwide Plaza
Mail Code 1-05-801
Columbus, OH 43215
Email: ooinwpp@nationwide.com
AXA Equitable Life Insurance Company
c/o ABGlobal
1345 Avenue of the Americas, 37th Floor
New York, NY 10105
Attn: Jeffrey Hughes
Telephone # 212-823-2744
Email: jeffrey.hughes@abglobal.com

AXA Equitable Life Insurance Company
c/o ABGlobal
1345 Avenue of the Americas, 37th Floor
New York, NY 10105
Attn: Cosmo Valente/Mike Maher/Mei Wong
Telephone: 212-969-6384/212-823-2873/212-969-2112
Email: cosmo.valente@abglobal.com
michael.maher@abglobal.com
mei.wong@abglobal.com

MetLife Alico Life Insurance K.K.
Alico Asset Management Corp. (Japan)
Administration Department
ARCA East 7F, 3-2-1 Kinshi
Sumida-ku, Tokyo 130-0013 Japan
Attention: Administration Dept. Manager
Email: saura@metlife.co.jp

With a copy to:

MetLife Insurance K.K.
c/o MetLife Investment Advisors, LLC
Investments, Private Placements
P.O. Box 1902
10 Park Avenue
Morristown, New Jersey 07962-1902
Email: PPUCompliance@metlife.com

With another copy OTHER than with respect to deliveries of financial statements to:

MetLife Insurance K.K.
c/o MetLife Investment Advisors, LLC
P.O. Box 1902
10 Park Avenue
Morristown, New Jersey 07962-1902
Attention: Chief Counsel-Investments Law (PRIV)
Email: sec_invest_law@metlife.com
New York Life Insurance Company
c/o NYL Investors LLC
51 Madison Avenue
2nd Floor, Room 208
New York, NY 10010

Attention: Private Capital Investors, 2nd Floor
Fax #: 908-840-3385

with a copy sent electronically to:

FIIGLibrary@nylim.com
TraditionalPVtOps@nylim.com

and with a copy of any notices regarding defaults or Events of Default under the operative documents to:

Attention: Office of General Counsel
Investment Section, Room 1016
Fax #: (212) 576-8340

New York Life Insurance and Annuity Corporation
c/o NYL Investors LLC
51 Madison Avenue
2nd Floor, Room 208
New York, NY 10010-1603

Attention: Private Capital Investors, 2nd Floor
Fax #: 908-840-3385

with a copy sent electronically to:

FIIGLibrary@nylim.com
TraditionalPVtOps@nylim.com

and with a copy of any notices regarding defaults or Events of Default under the operative documents to:

Attention: Office of General Counsel
Investment Section, Room 1016
Fax #: (212) 576-8340
Life Insurance Company of the Southwest
c/o National Life Insurance Company
One National Life Drive
Montpelier, VT 05604
Attention: Private Placements
Woodmen of the World Life Insurance Society
Attn: Kim Parrott
1700 Farnam Street
Omaha, NE 68102
kparrott@woodmen.org
Ameritas Life Insurance Corp.
Ameritas Investment Partners, Inc.
ATTN: Private Placements
390 North Cotner Blvd.
Lincoln, NE 68505

Tel: 402-467-7471
Fax: 402-467-6980
Email: Joe.Mick@Ameritas.com

Southern Farm Bureau Life Insurance Company
Attn: Securities Management
Southern Farm Bureau Life Insurance Company
P. O. Box 78
Jackson, MS 39205
PrivatePlacements@sfbli.com

or by overnight delivery to:

Attn: Securities Management
Southern Farm Bureau Life Insurance Company
1401 Livingston Lane
Jackson, MS 39213

AGENT:
PNC Bank, National Association
1600 Market Street, 21st Floor
Philadelphia, PA 19103
Attention: Denise Di Simone
Tel: (215) 585-5348
Fax: (215) 585-6987

With a copy to:
Richard Perelman, Esquire
Ballard Spahr LLP
1735 Market Street, 51st Floor
Philadelphia, PA 19103-7599
Tel: (215) 864-8118
Fax: (215) 864-8999

EXHIBIT A
Form of Notice of Election to Share

[DATE]

Re:	West Pharmaceutical Sharing Agreement/Notice of Election to Share
Dear Sir or Madam:
Reference is hereby made to the Sharing Agreement, dated as of October 15, 2015, among the holders of the Bank Obligations party thereto, the holders of Noteholder Obligations party thereto, the holders of Parity Debt Agreement Obligations, if any, party thereto, and PNC Bank, National Association, as Agent (as heretofore amended, modified, supplemented or restated from time to time, the “Sharing Agreement”). Unless otherwise defined herein, terms defined in the Sharing Agreement are used herein as therein defined.
An Event of Default has occurred under the [Credit Agreement] [2006 Note Purchase Agreement] [2012 Note Purchase Agreement] [[_____________], which is a Parity Debt Agreement], by reason of [explain cause of Event of Default and sections of the relevant agreement which have been violated]. In addition, other Events of Default may exist. In accordance with the Sharing Agreement, this Notice of Election to Share is hereby being sent to invoke the sharing provisions of the Sharing Agreement.

Very truly yours,

Distribution List
[Insert Names and Addresses of those receiving a copy of the Notice of Election to Share]

EXHIBIT B
[FORM OF ADDITIONAL SUBSIDIARY OBLIGOR JOINDER AGREEMENT]
ADDITIONAL SUBSIDIARY OBLIGOR JOINDER AGREEMENT TO SHARING AGREEMENT
Reference is hereby made to the Sharing Agreement dated as of October 15, 2015 (as it may have been amended, modified or otherwise supplemented, the “Sharing Agreement”) among the Banks, the 2006 Noteholders, the 2012 Noteholders, the Parity Debtholders, if any, and PNC Bank, National Association, as agent for the Banks under the Credit Agreement. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings specified in the Sharing Agreement.
WHEREAS, Section 3.6 of the Sharing Agreement requires that (a) any Subsidiary (other than a Foreign Subsidiary) simultaneously with becoming a borrower under the Credit Agreement or (b) any Subsidiary (including any Foreign Subsidiary) simultaneously with becoming a guarantor of any of the Obligations, become a party to the acknowledgement to the Sharing Agreement; and
WHEREAS, the undersigned has agreed to execute this Joinder Agreement simultaneously with becoming (a) a borrower under the Credit Agreement or (b) a guarantor of any of the Obligations.
NOW THEREFORE, in consideration thereof and for other good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned agrees as follows:
Section 1.     Agreement to be Bound. By executing and delivering this Joinder Agreement, the undersigned hereby agrees to become a party to and be bound by, and comply with, the provisions of the acknowledgement to the Sharing Agreement in the same manner as if the undersigned were an original Obligor. The undersigned agrees that it shall be an Additional Subsidiary Obligor, as such term is defined in the Sharing Agreement, and that the undersigned shall have all the obligations described therein. All references to the term “Additional Subsidiary Obligor” in the Sharing Agreement, or in any document or instrument executed and delivered or furnished, or to be executed and delivered or furnished, in connection therewith shall be deemed to be references to, and shall include, the undersigned.
Section 2.    Governing Law. This Joinder Agreement shall be governed by and construed in accordance with the substantive laws of the State of New York, without regard to any conflicts of law provisions thereof.

IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed by its duly authorized officer, all as of the date and year set forth below.

[_____________________________    ]
as Additional Subsidiary Obligor

By:_____________________________
Name:
Title:

Date:_____________________________

EXHIBIT C
[FORM OF LENDER JOINDER AGREEMENT]
LENDER JOINDER AGREEMENT TO SHARING AGREEMENT
Reference is hereby made to the Sharing Agreement dated as of October 15, 2015 (as it may have been amended, modified or otherwise supplemented, the “Sharing Agreement”) among the Banks, the 2006 Noteholders, the 2012 Noteholders, the Parity Debtholders, if any, and PNC Bank, National Association, as agent for the Banks under the Credit Agreement. Capitalized terms used herein and not otherwise defined herein shall have the meaning specified in the Sharing Agreement.
WHEREAS, Section 5.4 of the Sharing Agreement requires that any Lender that becomes a Bank under the Credit Agreement become a party to the Sharing Agreement; and
WHEREAS, the Sharing Agreement also requires that any assignee of any Noteholder Obligations become a party to the Sharing Agreement contemporaneously with acquiring such Noteholder Obligations; and
WHEREAS, the Sharing Agreement also provides that, subject to the terms thereof, any Parity Debtholder may become a party to the Sharing Agreement by executing this Joinder Agreement; and
WHEREAS, the undersigned has agreed to execute this Joinder Agreement in consideration of, and as a condition to, [becoming a Bank under the Credit Agreement /becoming a Noteholder/becoming a Parity Debtholder].
NOW THEREFORE, in consideration thereof and for other good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned agrees as follows:
Section 1.    Agreement to be Bound. By executing and delivering this Joinder Agreement, the undersigned hereby agrees to become a Lender under the Sharing Agreement and be bound by, and comply with, the provisions of the Sharing Agreement in the same manner as if the undersigned were an original signatory to the Sharing Agreement. The undersigned agrees that it shall be a Lender and [Bank/Noteholder/Parity Debtholder] under the Sharing Agreement, and that the undersigned shall have all the obligations and rights described therein with respect to the Obligations held by the undersigned. All references to the terms “Lender” or “[Bank/ Noteholder/Parity Debtholder]” in the Sharing Agreement, or in any document or instrument executed and delivered or furnished, or to be executed and delivered or furnished, in connection therewith shall be deemed to be references to, and shall include, the undersigned.
Section 2.    Notices. Notices and other communications provided for under Sharing Agreement to be provided to the undersigned shall be sent to the addresses set forth on Schedule I attached hereto.

Section 3.     Governing Law. This Joinder Agreement shall be governed by and construed in accordance with the substantive laws of the State of New York, without regard to any conflicts of law provisions thereof.
IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed by its duly authorized officer, all as of the date and year set forth below.

[_____________________________    ]
as additional Lender

By:_____________________________
Name:
Title:

Date:_____________________________

Schedule I
Address for Notices

EXHIBIT 2.17(g)(A)
[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Credit Agreement dated as of [ ] (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among [ ], and each lender from time to time party thereto.
Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By:
Name:
Title:
Date: ________ __, 20[ ]

EXHIBIT 2.17(g)(B)
[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Credit Agreement dated as of [ ] (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among [ ], and each lender from time to time party thereto.
Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code].
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By:
Name:
Title:
Date: ________ __, 20[ ]

EXHIBIT 2.17(g)(C)
[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Credit Agreement dated as of [ ] (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among [ ], and each lender from time to time party thereto.
Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By:
Name:
Title:
Date: ________ __, 20[ ]

EXHIBIT 2.17(g)(D)
[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Credit Agreement dated as of [ ] (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among [ ], and each lender from time to time party thereto.
Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By: Name: Title:
Date: ________ __, 20[ ]